As filed with the Securities and Exchange Commission on December 6, 2007

Registration No. 333-142990

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

———————

AMENDMENT NO. 7 TO

FORM SB-2

———————

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE QUANTUM GROUP, INC.

(Name of Small Business Issuer in Its Charter)

Nevada	8742	20-0774748
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

3420 Fairlane Farms Road, Suite C

Wellington, Florida 33414

(Address and Telephone Number of Principal Executive Offices)
(Address of Principal Place of Business)

Noel J. Guillama
Chief Executive Officer
The Quantum Group, Inc.
3420 Fairlane Farms Road, Suite C
Wellington, Florida 33414
(561) 798-9800

(Name, Address and Telephone Number of Agent for Service)

Copies to:

Ralph V. DeMartino, Esq.	Debra K. Weiner, Esq.
F. Alec Orudjev, Esq.	Wickersham & Murphy, P.C.
Cozen O’Connor	430 Cambridge Avenue, Suite 100
1627 I Street, NW, Suite 1100	Palo Alto, CA 94306
Washington, DC 20006	(650) 323-6400
(202) 912-4800

As soon as practicable after the effective date of this registration statement.

(Approximate Date of Proposed Sale to the Public)

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Units, each unit consisting of: (1)	1,610,000	$11.00	$17,710,000	$ 543.69
(i) three shares of common stock;	4,830,000	—	—	—
(ii) two non-callable Class A warrants, each to purchase one share of common stock; and (2)	3,220,000	—	—	—
(iii) two non-callable Class B warrants, each to purchase one share of common stock (2)	3,220,000	—	—	—
Representative’s warrants (2)(3)	140,000	—	—	—
Units issuable upon exercise of the representative’s warrants, each consisting of:	140,000	$13.20	$ 1,848,000	$ 56.73
(i) three shares of common stock;	420,000	—	—	—
(ii) two non-callable Class A warrants, each to purchase one share of common stock; and	280,000	—	—	—
(iii) two non-callable Class B warrants, each to purchase one share of common stock	280,000	—	—	—
Common stock issuable upon exercise of Class A warrants, including Class A warrants underlying the representative’s warrants (1)(2)(4)	3,500,000	$ 7.00	$24,500,000	$ 752.15
Common stock issuable upon exercise of Class B warrants, including Class B warrants underlying the representative’s warrants (1)(2)(5)	3,500,000	$11.00	$38,500,000	$1,181.95
Total			$82,558,000	$2,534.52	(6)

(1)

Includes 210,000 units, 630,000 shares of Common Stock and 420,000 non-callable Class A Warrants and 420,000 non-callable Class B Warrants underlying such units, which may be issued on exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(2)

Estimated at $11.00 per unit, for the purpose of calculating the registration fee in accordance with Rule 457(g) under the Securities Act.

(3)

Pursuant to Rule 416 of the Securities Act, there are also being registered thereby such additional indeterminate number of securities as may become issuable pursuant to the anti-dilution provisions of the warrant and the Representative’s Warrants.

(4)

Estimated at $7.00 per share, for the purpose of calculating the registration fee in accordance with Rule 457(g) under the Securities Act.

(5)

Estimated at $11.00 per share, for purposes of calculating the registration fee in accordance with Rule 457(g)(2) under the Securities Act.

(6)

Previously paid.

The information in this prospectus is not complete and may be changed. These securities may not be sold, except pursuant to a transaction exempt from the registration requirements of the Securities Act of 1933, as amended until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 6, 2007

PROSPECTUS

1,400,000 UNITS

Each unit consisting of three shares of common stock, two non-callable Class A warrants and two non-callable Class B warrants

healthcare solutions for a new generation SM

We are offering 1,400,000 units, each unit consisting of three shares of common stock, two non-callable Class A warrants and two non-callable Class B warrants. Each Class A warrant entitles its holder to purchase one share of common stock at an exercise price of $7.00. Each Class B warrant entitles its holder to purchase one share of common stock at an exercise price of $11.00. The warrants are exercisable at any time after they become separately tradable until their expiration date, which is seven years after the date of this prospectus.

Our common stock is currently traded on the Over-The-Counter Bulletin Board (OTCBB) under the symbol “QNTM.OB.” On November 13, 2007, the last reported sale price of our common stock was $6.00 per share. Prior to this offering, there has been no public market for the units or the warrants and a limited trading market for the common stock. The warrants will trade only as part of a unit for 30 calendar days following the date of this prospectus.

We have applied to list our units, common stock, Class A warrants and Class B warrants on the American Stock Exchange under the symbols “QGP.U,” “QGP,” “QGP.WS.A” and “QGP.WS.B,” respectively, which listing we expect to occur concurrently with the effectiveness of this offering.

Investing in these units involves significant risks. See “Risk Factors” beginning on page 7.

	Per Unit	Total
Public offering price	$_______	$_______
Underwriting discount	$_______	$_______
Proceeds to us, before expenses	$_______	$_______

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. IT IS ILLEGAL FOR ANY PERSON TO TELL YOU OTHERWISE.

We estimate the cash expenses of this offering will be approximately $1,854,900 and will include a non-accountable expense allowance payable to the representative equal to 3% of the gross offering proceeds from the sale of the units offered hereby. We have also agreed to issue a warrant to the representative, entitling it to purchase up to 140,000 units identical to the units offered to the public, exercisable at $           (120% of the public offering price of the units.) Other terms of the Representative’s Warrants are described under the heading “Underwriting.”

The underwriters may purchase up to an additional 210,000 units from us at the public offering price, less the underwriting discount, within 45 days from the date of this prospectus, to cover over-allotments.

Paulson Investment Company, Inc.
Newbridge Securities Corporation	Neidiger Tucker Bruner, Inc.

———————

The date of this Prospectus is                     , 2007.

TABLE OF CONTENTS

PROSPECTUS SUMMARY

1

SUMMARY FINANCIAL DATA

5

RISK FACTORS

7

USE OF PROCEEDS

18

DILUTION

20

PRICE RANGES OF COMMON STOCK

21

DIVIDEND POLICY

22

CAPITALIZATION

23

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

25

BUSINESS

36

MANAGEMENT

47

EXECUTIVE COMPENSATION

51

TRANSACTIONS WITH RELATED PERSONS

57

PRINCIPAL SHAREHOLDERS

59

DESCRIPTION OF SECURITIES

62

SHARES ELIGIBLE FOR FUTURE SALE

66

UNDERWRITING

68

WHERE YOU CAN FIND MORE INFORMATION

71

LEGAL MATTERS

71

EXPERTS

71

INDEX TO FINANCIAL STATEMENTS

F-1

References in this prospectus to “we,” “us,” “our,” “the Company” and “Quantum” refer to The Quantum Group, Inc. and it consolidated subsidiaries.

You should rely only on the information contained in this prospectus and in any prospectus supplement we may file after the date of this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. These securities will not be offered in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus or any supplement is accurate only as of the date on the front cover of this prospectus, any free writing prospectus or any supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider in making your investment decision. You should read this summary together with the more detailed information, including our consolidated financial statements and the related notes, elsewhere in this prospectus. You should carefully consider, among other things, the matters discussed in “Risk Factors” beginning on page 7. In addition, some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Cautionary Note Regarding the Forward Looking Statements.”

The Company

We offer business solutions for health maintenance organizations (HMOs) that market Medicare Advantage managed healthcare plans as well as to healthcare providers in the state of Florida. Medicare Advantage is Medicare’s managed care alternative to Medicare’s original fee-for-service model. The foundation of our business model is a network of medical service providers, including primary care physicians, specialists and ancillary service providers such as laboratories and pharmacies, among others, all of whom must satisfy the requirements of the Centers for Medicare & Medicaid Services (CMS), the U.S. federal agency that administers Medicare, Medicaid and the Medicare Advantage program. We also offer to healthcare providers various management support services that enable them to decrease their costs and increase their operating efficiency and productivity. These management support services are available to all healthcare providers, whether or not they are part of our network. In the future, we expect to leverage our relationships with our healthcare providers to cross-market our management support services and the benefits of participation in our network.

As required by CMS, we have separate networks of healthcare providers covering all mandated medical fields and ancillary services in every county where we currently operate, each of which serves as a community-based comprehensive delivery system of care, and which we call Community Health Systems (CHS). Once CMS-compliant, we then make our county-wide CHS network of healthcare providers available to HMOs with whom we contract on a non-exclusive basis. All of our network participants in a particular county-specific CHS, whether physicians or other healthcare providers, are eligible to treat member/patients of all of our contracted HMOs and can do so without going through separate admission processes with the various HMOs.

Our network places us in the position of being the primary interface between the HMOs and the contracted healthcare providers and affords us the opportunity of becoming the preferred management service provider of administrative, practice management and ancillary services to healthcare providers that participate in our network as well as to other healthcare providers, physician groups, testing facilities, nursing homes and hospitals. It is our philosophy to provide high quality service as the link between our HMOs and our network participants. By virtue of this relationship, we can relieve the healthcare providers and the HMOs of substantial administrative and repetitive burdens generally associated with the operations of a managed care enterprise and with the verification of medical credentials (credentialing) of healthcare providers that desire to participate in the HMO managed care plans, as required by CMS regulations. It also enables HMOs to establish the network of contracted healthcare providers necessary to enter any new geographic market without having to interact with numerous healthcare providers or multiple service organizations.

As of October 1, 2007, we have three contracts with HMOs under which we are earning revenues, and we expect that two additional executed HMO contracts will begin generating revenues in fiscal 2008 and 2009, respectively. Our revenues under these contracts are heavily dependent on the number of patients who select our network physicians as their primary care physicians.

As of December 4, 2007, our network includes over 1,600 healthcare providers and operates in 26 counties in central and southern Florida. Our goal is to increase the number of healthcare providers participating in our network to 2,000 by early 2008 and to continue a measured rollout of additional CHS to eventually encompass all 67 Florida counties. We believe that each new CHS represents an opportunity for HMOs that are not marketing their managed care plans in that county to expand their market by providing them ready-made or turnkey access to that county without substantial delay or start-up cost.

In fiscal 2006 and 2007, we began offering billing and collection services and insurance products tailored specifically to a physician’s needs, such as health, disability, life and malpractice insurance. We intend to build upon this support services foundation to develop a full suite of services for the healthcare community, including an integrated practice management platform that will provide a management information system based upon an Application Services Provider (ASP) web-based model to connect healthcare providers and physician groups with their patients, hospitals and payers. We intend to build that suite of services through a combination of acquisitions of existing providers of technology and partnerships with technology companies and other entities. When fully developed, the system will eliminate the need for substantial paper record creation and storage, reduce the administrative burdens and back office costs of the users and comply with the requirements of the Health Insurance Portability and Accountability Act of 1996 (HIPAA). We anticipate that this platform will be available for deployment by the summer of 2008.

Market Opportunity

We operate in the state of Florida, where spending in the healthcare industry amounts to more than $95 billion annually according to the February 2007 CMS report. Florida’s population, the fourth largest in the country, continues to increase. It contains the largest senior population, by percentage, of any state in the United States: Florida’s senior population accounts for 16.8% of the total statewide population as compared to the national average of 12.4%.

According to The Henry J. Kaiser Family Foundation report (April 2005), in 2005, nationwide healthcare spending of almost $2 trillion accounted for approximately 16% of our gross domestic product (GDP), or an average of over $6,697 per person. Given current demographic trends, by 2015, the February 2007 CMS report projected that nationwide healthcare spending would reach $4 trillion, representing approximately 20% of GDP.

The healthcare services industry is highly fragmented, with a variety of services and solutions being offered by numerous entities, some of which are associated with companies that have a specific interest in selling a particular product or service or in enhancing the revenues of an associated entity, such as a hospital. We believe that there are few integrated or comprehensive service arrangements available to the healthcare community.

Corporate Offices

Our principal executive offices are located at 3420 Fairlane Farms Road, Suite C, Wellington, Florida 33414 and our telephone number is (561) 798-9800. Our website address is www.QuantumMD.com. The website does not form a part of this prospectus.

The Offering

Securities offered

1,400,000 units, with each unit consisting of three shares of common stock, two Class A non-callable warrants and two non-callable Class B warrants, each warrant to purchase one share of common stock. The units will trade as a single security until separation, which will occur on the 30th calendar day following the date of this prospectus or the next trading day thereafter if the 30th day falls on a weekend or stock market holiday, at which time the units will cease to trade.

Warrants:

Class A warrants outstanding

after this offering

2,800,000

Class B warrants outstanding

after this offering

2,800,000

Exercise terms

Each Class A warrant entitles its holder to purchase one share of common stock at an exercise price of $7.00 per share. Each Class B warrant entitles its holder to purchase one share of common stock at an exercise price of $11.00 per share. Neither the Class A warrants nor Class B warrants are subject to redemption.

Term of the warrants

The Class A warrants and Class B warrants will become exercisable upon separation of the units on                           , 2007 (30 days from the date of this prospectus) and will expire on                           , 2014.

Common stock outstanding after

this Offering

10,193,361 shares

Use of proceeds

We intend to use the net proceeds from this offering for repayment of convertible bridge notes and other debts, further development of our medical service provider networks and management support services, payment of accrued compensation to our executive management and working capital purposes. See “Use of Proceeds.”

Anticipated AMEX symbols

QGP.U (Unit)

QGP (Common Stock)

QGP.WS.A (Class A Warrant)

QGP.WS.B (Class B Warrant)

The number of shares of common stock outstanding after this offering is based on the pro forma shares outstanding of 5,993,361 as of December 4, 2007. Pro forma shares outstanding include 2,037,596 shares of common stock outstanding on that date and, assuming an $11.00 unit price in this offering: (i) 176,121 shares of common stock issuable in conjunction with the executive compensation conversion agreements, (ii) 1,176,172 net shares of common stock which may be issued upon the exchange of all outstanding Bridge Shares, and (iii)  2,603,472 shares of common stock which may be issued upon conversion of the $6,050,000 in convertible Bridge Notes, including accrued interest as of November 30, 2007 of $631,391, into 867,824 units plus additional units issuable upon conversion of interest that accrues on the Bridge Notes from December 1, 2007 to the closing of this offering, assuming a public offering price of $11.00 per unit and a 30% discount off of that price, as provided in the Bridge Notes. In November 2007, we requested that the bridge investors amend their prior agreements with us and agree to convert their Bridge Notes at the closing of this offering into unregistered securities otherwise identical to the units offered in this offering (the “Conversion Securities”). We have given the bridge investors two conversion options. Under the first option, the Bridge Notes will convert into the Conversion Securities at 100% of the public offering price, which Conversion Securities and underlying securities will be subject to a one year lockup. Under the second option, the Bridge Notes will convert at the closing of this offering into the Conversion Securities at a 30% discount to the public offering price, which Conversion Securities and underlying securities will be subject to a two year lockup. Under either option, we have agreed to pay a fee of 3%

the aggregate amount of principal and accrued interest, payable quarterly for one year, unless the lockups are earlier released. We are currently unable to estimate how many of the bridge investors will agree to either of the above options. Unless the context indicates otherwise, all share, per share common stock and warrant information in this prospectus:

•

reflects a 1-for-25 reverse stock split of our common stock effected on March 29, 2007;

•

assumes no exercise of the 2,800,000 Class A warrants and 2,800,000 Class B warrants included in the units offered hereby;

•

assumes no exercise of the underwriters’ over-allotment option to purchase up to an additional 210,000 units;

•

assumes no exercise of warrants to purchase up to 140,000 units issuable to the representative in connection with this offering;

•

assumes no exercise of vested options, which as of December 4, 2007, aggregate 887,633 options to purchase shares of common stock at a weighted average exercise price of $5.09;

•

assumes no exercise of outstanding warrants, which as of December 4, 2007, aggregate 108,319 warrants to purchase shares of common stock at a weighted average exercise price of $8.47;

•

assumes no exercise of Class A warrants or Class B warrants included in the units resulting from the Bridge Shares exchange. In connection with our August 2006 Interim Bridge Financing and our series of private placements between August 2006 and May 2007, we issued a total of 937,907 bridge shares. Bridge Share holders have the right to exchange their bridge shares for unregistered units identical to the units offered in this offering equivalent to their initial investment in the bridge units. Based on an assumed public offering price of $11.00, the Bridge Shares may be exchanged for 704,693 units (See Description of Securities – Convertible Bridge Notes, Bridge Shares and Registration Rights); and

Significant Risks

Our business is subject to, without limitation or any specific order, substantial risks and challenges relating to the:

•

need for substantial additional financing after this offering;

•

history of operating losses and limited operating history;

•

going concern opinion of our independent auditors;

•

cumulative net loss from operations from inception to date is approximately $10.1 million;

•

dependence on revenues from a small number of HMOs accounts;

•

difficulties relating to estimating incurred but not reported (IBNR) claims;

•

cyclical nature of the Medicare Advantage enrollment;

•

uncertainty in the reimbursement rates for and service fee collectibility;

•

adverse effect on the price of common stock and dilution that may result from additional share issuances upon conversion of Bridge Notes, Bridge Shares and late registration shares and that the Company’s intent to file a registration statement for such shares immediately after this registration statement is effective;

•

disruption in healthcare provider networks;

•

ability to successfully integrate any future acquisitions or technologies; and

•

ability to satisfy HIPAA and other applicable healthcare laws and regulations.

For a detailed description of these and additional risk factors, please refer to “Risk Factors” beginning at page 7 of this prospectus.

SUMMARY FINANCIAL DATA

In the table below, we provide you with historical summary consolidated financial information for the two years ended October 31, 2005 and 2006, derived from our audited consolidated financial statements included elsewhere in this prospectus. We also provide below consolidated financial information for the nine months ended July 31, 2007, derived from our unaudited consolidated financial statements included elsewhere in this prospectus. Historical results are not necessarily indicative of the results that may be expected for any future period. When you read this historical summary consolidated financial information, you should also consider the historical financial statements and related notes, and the section entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Statements of Operations Data:

	Fiscal Year Ended October 31,		Nine Months Ended July 31, 2007
	2005	2006
		(restated)	(unaudited)
Revenues	$1,119	$95,253	$2,516,137
Direct costs	$1,119	$82,210	$2,110,526
Gross profit	$—	$13,043	$405,611
Total operating expenses	$1,820,226	$2,931,350	$4,233,969
Income/(Loss) from operations	$(1,820,226)	$(2,918,307)	$(3,828,358)
Total non-operating expenses	$33,394	$1,754,453	$4,884,023
Net Income/(Loss)	$(1,853,620)	$(4,672,760)	$(8,712,381)
Net Income/(Loss) per share – basic and fully diluted	$(2.29)	$(4.72)	$(5.36)
Weighted average shares outstanding	810,454	989,140	1,626,362

Balance Sheet Data:

	As of October 31,		As of July 31, 2007
	2005	2006
		(restated)	(unaudited)
Total assets	$733,444	$1,091,861	$1,961,375
Total liabilities	$1,334,214	$3,454,721	$9,256,593
Working capital (deficiency)	$(1,126,671)	$(2,651,549)	$(7,560,070)
Shareholders' (deficit)	$(600,770)	$(2,362,860)	$(7,295,218)

Pro Forma Balance Sheet Data:

	As of July 31, 2007

	Actual	Pro Forma (1) (2) (3) (4)		This Offering (5)	Pro Forma as Adjusted (1) (2) (3) (4) (5)

Total assets	$1,961,375		$2,067,954	$12,937,959	$15,005,913
Total liabilities	$9,256,593		$2,771,692	$(484,000)	$2,287,692
Working capital (deficiency)	$(7,560,070)	$	(528,414)	$13,421,959	$12,893,545
Shareholders’ equity (deficit)	$(7,295,218)	$	(703,738)	$13,421,959	$12,718,222

———————

(1)

Gives effect to the accrued compensation conversion agreements whereby Noel J. Guillama and Donald B. Cohen have agreed to convert 50% of their accrued but unpaid compensation and other amounts owed to them into unregistered units of shares and warrants otherwise identical to the units offered hereby. As a result of such conversions, those executives will receive a combined total of 58,707 units assuming an $11.00 per unit offering price.

(2)

Gives effect to two working capital financing arrangements entered into in October 2007, which, in the aggregate, resulted in $484,000 in net proceeds to us. Namely, we issued a two-year 10% promissory note, dated December 4, 2007, in the principal amount of $250,000 to Paulson Investment Company, Inc., representative of the underwriters in this public offering. We agreed to prepay the principal amount of the note, plus accrued interest, at the closing of any public or private financing for which we receive gross proceeds of at least $10,000,000. In addition, we executed a financing agreement with High Capital Funding LLC, a principal shareholder (HCF), and a third party lender that has no prior affiliation with us (TPL). The financing arrangement involved the issuance of two-year promissory notes to each of HCF and TPL in the aggregate principal amounts of $166,667 and $83,333, respectively. In satisfaction of the notes in full, we agreed to pay to HCF and TPL $238,094 and $119,047, respectively, with $71,427 and $35,714 representing the respective original issue discounts on the HCF and TPL notes. We also agreed to prepay the principal amount of the notes at the closing of any public or private financing for which we receive gross proceeds of at least $10,000,000. In the event of default on these notes, including the failure to make the prepayment required thereunder, the interest on the notes will become immediately due and payable at the rate of 3% per month on the principal amount outstanding. We paid a 5% cash commission in the amount $12,500 to Newbridge Securities Corporation, one of the underwriters in this offering, in connection with the HCF and TPL financings. Net proceeds to us from the HCF and TPL financing arrangements was in the amount of $234,000. All three promissory notes contain events of default and other terms and provisions customary for instruments of this nature.

(3)

Gives effect to the issuance of shares of common stock issuable upon exchange of the Bridge Shares into 2,114,079 shares of common stock issuable upon the exchange of 937,907 Bridge Shares, based on an assumed offering price of $11.00 per unit.

(4)

Gives effect to conversion of the $6,050,000 in convertible Bridge Notes, including accrued interest as of November 30, 2007 of $631,391, into 867,824 units plus additional units issuable upon conversion of interest that accrues on the Bridge Notes from December 1, 2007 to the closing of this offering, assuming a public offering price of $11.00 per unit and a 30% discount off of that price, as provided in the Bridge Notes.  See “Description of Securities – Convertible Bridge Notes, Bridge Shares and Registration Rights.”

(5)

Gives effect to the sale of an aggregate of 1,400,000 units in this offering at a proposed offering price of $11.00 per unit, resulting in net proceeds of $13,545,100, and the repayment from the proceeds of $607,141, plus accrued interest, in connection with the two working capital financing arrangements entered into in October 2007.

RISK FACTORS

Investing in our securities involves a high degree of risk. Prospective investors should carefully consider the risks described below, together with all of the other information included or referred to in this prospectus, before purchasing units. There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of these risks actually occurs, our business, financial condition or results of operations may be materially and/or adversely affected. In that case, the trading price of our securities could decline and investors in our securities could lose all or part of their investment.

We will need substantial additional financing after this offering.

We will need additional capital in the future. To date, we have relied almost exclusively on financing transactions to fund our operations. Our inability to obtain sufficient additional financing would have a material adverse effect on our ability to implement our business plan and, as a result, could require us to diminish or suspend activities. We believe our cash resources, including the net proceeds from this offering, will be sufficient to fund our planned operations for at least twelve months. However, our projections could be wrong. We could face unforeseen costs, or our revenues could fall short of our projections. We do not have any currently identified sources of additional capital on which we could rely if we find our revenues and the offering proceeds are insufficient to fund our operations. New sources of capital may not be available to us when we need it or may be available only on terms we would not find acceptable. If such capital is not available on satisfactory terms or is not available at all, we may be unable to continue to fully develop our business; our operations and financial condition may be materially and adversely affected. Currently, we are incurring losses from operations, have a significant capital deficit and do not have access to a line of credit or other debt facility. If we raise additional capital through the issuance of debt securities, the interests of our shareholders would be subordinated to the interests of our debt holders, and any interest payments would reduce the amount of cash available to operate and grow our business. If we raise additional capital through the sale of equity securities, the ownership of our shareholders would be diluted. Additionally, we do not know whether any financing, if obtained, will be adequate to meet our capital needs and to support our growth.

We have a history of losses and cannot assure you that we will be profitable in the foreseeable future, if ever.

Since inception in 2001, we have incurred net losses in every year, as well as the most recent interim period ended July 31, 2007, including net losses of $1,853,620 for the fiscal year ended October 31, 2005, $4,672,760 for the fiscal year ended October 31, 2006 and $8,712,381 for the nine months ended July 31, 2007. We had a working capital deficit of $7,560,070 at July 31, 2007 and have had significant negative cash flows from operations in every period. As a result of ongoing operating losses, we also had an accumulated deficit of $16,819,277 and a shareholders’ deficit of $7,295,218 at July 31, 2007. Historically, we have funded our operations through the sale of common stock and a series of debt financings. There is no assurance that we will be able to rely on obtaining similar loans and to sell additional equity in the future, and therefore, our ability to remain in business will depend upon being able to achieve positive cash flow from operations and net income. We expect to incur losses until at least fiscal 2009 and may never become profitable. We expect our expenses will increase substantially for the foreseeable future as we seek to expand our operations, implement internal systems and infrastructure and hire additional personnel. These ongoing financial losses may adversely affect our stock price.

Our limited operating history makes evaluation of our business difficult.

We have a limited operating history and have encountered and expect to continue to encounter many of the difficulties and uncertainties often faced by early stage companies. We were a development stage company through July 31, 2006 and only began to report minimal revenues in the fourth quarter of fiscal 2006. Our limited operating history makes it difficult to evaluate our future prospects, including our ability to develop a wide base of healthcare providers for our services, expand our operations to include additional services and control healthcare costs, all of which are critical to our success. An investor must consider our business and our prospects in light of the risks, uncertainties and difficulties frequently encountered by early stage companies, including limited capital, delays in service rollouts, marketing and sales obstacles and significant competition. We may encounter unanticipated problems, expenses and delays in developing and marketing our services and securing additional healthcare providers. We may not be able to successfully address these risks, and while these risks are common in early stage companies, they create uncertainties for investors evaluating our business. If we are unable to address these risks, our business may not grow, our stock price may suffer, and we may be unable to stay in business.

Our independent auditors have issued a going concern opinion that has raised substantial doubt about our ability to continue as a going concern.

Our independent auditor’s report on our consolidated financial statements for the fiscal year ended October 31, 2006 includes an explanatory paragraph stating that because we have had recurring losses from operations since inception and a working capital deficiency, there is a substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our net loss from operations from inception in 2001 to July 31, 2007 is approximately $10.1 million. Our continued existence will depend in large part on our ability to successfully secure additional financing to fund future operations. This offering is expected to raise net proceeds that we believe will be sufficient to fund our operations for the next twelve months. However, even after this offering, if we are not able to achieve positive cash flows from operations or to secure additional financing as needed, we may again experience the risk that we will not be able to continue as a going concern.

We derive our revenues from a small number of HMOs accounts.

In the past year, we negotiated five full risk contracts with HMOs, three of which agreements earn revenues and accept patients and the remaining two of which have been executed, but contain no patient coverage yet. Under a full risk contract, we are responsible for covering the direct costs of medical care for each covered patient, subject to a stop-loss ceiling we negotiate with each HMO. This limits our exposure to catastrophic claims from a single patient for the year of care once we incur a certain amount of cost. Once the limit is reached, we are no longer responsible for the expenses of medical care provided to that patient. The stop-loss ceilings vary by HMO. In general, we are charged a negotiated monthly rate that is deducted from the capitation we receive from the HMO. The stop loss thresholds are between $35,000 and $50,000 for a single patient for any one calendar year. Although we are attempting to expand our healthcare provider customer base, we expect that a limited number of HMO customers will continue to represent a substantial portion of our revenues for the foreseeable future. Moreover, under our current business model, we do not plan to have a large number of HMO contracts. The three HMOs for which we service patients account for approximately 50% of our revenues for the nine months ended July 31, 2007, and approximately 64% of the total number of patients covered under our existing HMO contracts is concentrated under a single HMO contract. If our contract with that HMO is terminated, our financial results would be adversely affected. We anticipate that the percentage of our revenues derived from the HMO contracts will represent the majority of our revenues for the foreseeable future. This lack of diversification makes us highly susceptible to conditions affecting HMO operations. Although we work closely with our HMOs to attempt to limit the risk of an adverse event, the loss of any one or more of such HMOs could have a material adverse effect on our revenues, results of operations and financial condition.

Failure to estimate incurred but not reported (IBNR) claims and risk-sharing arrangements accurately may affect our reported financial results.

Our medical care costs include estimates of our IBNR claims. These claims are for medical costs that are incurred in one month, but not submitted for payment until a subsequent month. We estimate our medical expense liabilities using actuarial methods based on historical data adjusted for payment patterns, cost trends, cyclicality, use of healthcare services and other relevant factors and in consultation with our HMO partners. Actual conditions, however, could differ from those we assume in our estimation process. Accurate estimates are important both from an accounting and an operations perspective. We continually review and update our estimation methods and the resulting accruals, if necessary, to make adjustments, if necessary, to medical expenses when the criteria used to determine the IBNR estimate changes and when actual claim costs are ultimately determined. As a result of the uncertainties associated with the factors used in these assumptions, the actual amount of medical expense that we incur may be materially more or less than the amount of IBNR originally estimated. If our estimates of IBNR are inadequate, in the future our reported results of operations will be negatively impacted. Further, our inability to estimate IBNR accurately may also affect our ability to take timely corrective actions or otherwise establish appropriate premium pricing, further exacerbating the extent of any adverse effect on our results. Out inability to accurately estimate IBNR could also make it difficult for the investors to estimate future results, which could lead to negative impact on our stock price.

The HMO agreements often contain shared-risk provisions under which additional revenues may be earned or economic penalties may be incurred based upon the use of hospital healthcare providers and ancillary services by HMO members. These estimates are based upon resource consumption, use and associated costs incurred by HMO members compared to budgeted costs. Differences between actual contract settlements and amounts estimated as receivable or payable relating to HMO risk-sharing arrangements are generally reconciled annually, which may cause fluctuations from amounts previously accrued.

Failure to attract and retain highly qualified personnel could have a material negative impact on our business.

Implementation of our business strategy is predominantly dependent on the efforts of two senior officers, Noel J. Guillama, our President and Chief Executive Officer, and Donald B. Cohen, Chief Financial Officer. If we were to lose the services of either individual, our business and operations would be severely affected. Competition for highly qualified personnel is intense, and we have very limited resources. The loss of any executive officer or key employee or the failure to attract and retain other skilled employees could have a material adverse impact upon our business, operations or financial condition.

Cyclical nature of the Medicare Advantage enrollment could have a material adverse effect on our operations.

Under current Medicare Advantage enrollment rules, Medicare beneficiaries have defined enrollment periods in which they can select a Medicare Advantage plan, a stand-alone Prescription Drug Program (PDP), or traditional fee-for-service Medicare coverage. Starting in November 2006 and on a going-forward basis, the annual enrollment period for a stand alone PDP is November 15 through December 31 of each year, and enrollment in Medicare Advantage plans occurs November 15 through March 31 of the subsequent year. Enrollment prior to December 31 is generally effective as of January 1 of the following year, and enrollment on or after January 1 and within the enrollment period is effective the first day of the month following enrollment. After the defined enrollment period ends, generally only seniors turning 65 years of age during the year, Medicare beneficiaries who permanently relocate to another service area, dual-eligible beneficiaries, others who qualify for special needs plans and employer group retirees are permitted to enroll in or change health plans until the next open enrollment period opens again on November 15. In certain circumstances, such as the bankruptcy of a health plan, CMS may offer a special election period during which the patients affected are allowed to change plans. There is no assurance that we will be able to successfully market our services during these enrollment periods.

If we do not meet ongoing technology challenges, our business will be negatively impacted.

We face challenges in technology development, deployment and use. Our future operations will depend on the use of electronic healthcare information to facilitate communication with our healthcare service providers and others in our networks and, more importantly, to monitor and control our patient medical costs by reducing unnecessary care, fraud, over-use in the treatment of our patients, paying such providers and reporting to the payers. If we are not able to make the appropriate and material investments in such technology, we may not be able to create and maintain gross margins between medical costs and medical payments, which may require that we redesign our model and/or experience substantial and unsustainable medical costs, jeopardizing our contracts and our business relationships.

We have secured convertible bridge notes, which are currently in default.

We have $6,050,000 in 8% Subordinated Secured Convertible Bridge Notes, which are secured by all our assets. None of those Bridge Notes have been paid as of the original or extended maturity dates and, therefore, may be deemed in default under their terms and provisions. The note holders and High Capital Funding, LLC, the lead investor in each private placement, have not declared the Bridge Notes in default, and we are in discussions with the lead investor to extend the maturity date of the Bridge Notes.

Because the Bridge Notes were not paid in accordance with their terms and provisions by the original maturity date, they are deemed in default. This caused the interest on the Bridge Notes to increase from 8% to 18% per annum. However, a default may only be called by holders of at least 50% of the aggregate principal amount of the Bridge Notes then outstanding, including High Capital Funding, LLC, which they have not done as of the date of this prospectus. If we are unable to repay these obligations, or obtain waivers of events of default or forbearance to seek remedies under the terms of the Bridge Notes, or the lenders do not convert the Bridge Notes into our common stock, we could be forced to forfeit all of our assets.

We are dependent on HMO contracts at capitated rates that are subject to yearly renewal, and there is no assurance that these contracts can be renewed on favorable terms.

Currently, a substantial part of our revenues is derived from agreements with HMOs that provide for the receipt of capitated fees. Capitated fees are a negotiated percentage of total premiums collected by an insurer or payer source to cover the partial or complete healthcare services delivered to a patient. The fees are determined on a per capita basis paid monthly by the HMOs. HMO members may come from the integration or acquisition of healthcare providing entities, additional affiliated healthcare providers and increased enrollment in each contract/region we service. We intend to continue to enter into HMO agreements generally for one-year terms and therefore will be subject to annual negotiation of rates, covered benefits and other terms and conditions. Such agreements are often negotiated and executed in arrears. There can be no assurance that we will be able to continue to enter into such agreements, or, if we do, that we will be able to renew them. Failure to renew these HMO contracts, unless replaced with relationships with other reputable HMOs, would cause us to cease or substantially restructure our operations. If we enter into and/or renew them, the agreements and renewals may not be on favorable terms to us and our contracted providers. There can be no assurance that we will be successful in identifying, acquiring and integrating HMOs into our company or increasing the number of HMO members. Once acquired, a decline in the number of members in our HMOs could also have a material adverse effect on our profitability.

We are subject to changes in the reimbursement rates for our provider services.

We are dependent on reimbursements from third parties, directly from HMOs and indirectly from state and federal agencies, for the services that we provide. Reduction in reimbursement rates or fees could force us to stop, change or reduce operations. Healthcare providers that render services on a fee-for-service basis (as opposed to a capitated plan) typically submit bills to various third-party payers, such as governmental programs (e.g., Medicare and Medicaid), private insurance plans and managed care plans, for the healthcare services provided to their patients. A substantial portion of our future revenues is likely to be derived from payments made by these third-party payers. These third-party payers increasingly negotiate the prices charged for healthcare services to lower reimbursement and use rates. Our success depends, in part, on the effective management of healthcare costs and our ability to negotiate reimbursements that are commensurate with the actual costs of the services, in effect, creating a spread (gross margin) between what we receive in payment and what we pay others, and in part by managing the system to reduce cost. There can be no assurance that payments under governmental programs, or from other third-party payers, will remain at present levels. Moreover, third-party payers can deny reimbursement if they determine that treatment was not performed in accordance with the cost-effective treatment methods established by such payers, was determined to be experimental or if for other reasons reimbursement is denied, our gross margins suffer.

Violation of the laws and regulations could expose us to liability, reduce our revenues and profitability or otherwise adversely affect our operations and operating results.

The federal and state agencies administering the laws and regulations applicable to our business and operations have broad discretion to enforce them. We expect to be and are subject on an ongoing basis to various governmental reviews, audits and investigations to verify our compliance with our contracts, licenses and applicable laws and regulations. The portion of the Health Insurance Portability and Accountability Act of 1996 (HIPAA) that deals with patient privacy became effective April 14, 2003. These federal health privacy laws and regulations set a national floor of privacy protections that reassure patients that their medical records are kept confidential. The rules, intended to ensure appropriate privacy safeguards, are in place as we use information technologies to improve the quality of patient care.

The new protections give patients greater access to their own medical records and more control over how their personal information is used by their health plans and healthcare providers. Patients are required to receive a notice explaining how their health plans, doctors, pharmacies and other healthcare providers use, disclose and protect their personal information. Patients now have the ability to see and copy their health records and to request corrections of any errors included in their records. Patients may file complaints about privacy issues with their health plans or providers or with the Office for Civil Rights.

Federal anti-kickback laws and regulations prohibit certain offers, payments or receipts of remuneration in return for referring Medicare, Medicaid or other government-sponsored healthcare program patients or patient care opportunities or purchasing, leasing, ordering, arranging for or recommending any service or item for which payment may be made by a government-sponsored healthcare program. Federal physician self-referral legislation, known as the Stark Law, prohibits Medicare or Medicaid payments for certain services furnished by a physician who has a financial relationship with various physician-owned or physician-interested entities. These laws are broadly worded and, in the case of the anti-kickback law, have been broadly interpreted by federal courts and potentially subject many business arrangements to government investigation and prosecution that can be costly and time consuming. Violations of these laws are punishable by monetary fines, civil and criminal penalties, exclusion from participation in government-sponsored healthcare programs and forfeiture of amounts collected in violation of such laws, which could have an adverse effect on our business and results of operations. Florida also has anti-kickback and self-referral laws, imposing substantial penalties for violations.

If we and/or our contracted providers are found in violation of HIPAA regulations, we could face substantial fines and restrictions including the loss of our HMO contracts. An adverse review, audit, or investigation could result in any of the following:

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cancellation of any or all of our HMO contracts;

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loss of our right to participate in the Medicare Advantage program;

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forfeiture or recoupment of amounts we have been paid pursuant to our contracts or performance bonds;

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imposition of significant civil or criminal penalties, fines or other sanctions on us and our key employees;

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damage to our reputation in existing and potential markets;

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increased restrictions on marketing our products and services; and

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inability to obtain approval for future products and services, geographic expansions or acquisitions.

Some of these sanctions would adversely impact our operations and financial results. However, others of these sanctions, if not waived or modified, would cause us to cease operations.

We depend on third parties to provide us with crucial information and data.

Our HMOs provide us a significant amount of information and services to our subsidiary, Renaissance Health Systems, Inc. (RHS), including claims processing, data collection and other information, including reports and calculations of costs of services provided and payments to be received by RHS. RHS does not own or control such systems and, accordingly, has limited ability to ensure that these systems are properly maintained, serviced and updated. In addition, information systems such as these may be vulnerable to failure, acts of sabotage and obsolescence. The business and results of operations of RHS could be materially and adversely affected by its inability, for any reason, to receive timely and accurate information from our HMOs. Because these services are outsourced as opposed to performed internally, we have less control over the manner in which these matters are handled and the accuracy and timeliness of the data provided to us than if we handled these functions internally. Additionally, any loss of information by our HMOs could have a material adverse effect on our business and the results of our operations.

Claims relating to medical malpractice and other litigation could cause us to incur significant expenses.

From time to time, we may be party to various litigation matters, some of which could expose us to monetary damages. HMOs and their affiliates may be sued directly for alleged negligence, including the process of credentialing of network providers or alleged improper denials or delay of care. In addition, Congress and several states have considered, or are considering, legislation that would expressly permit HMOs to be held liable for negligent treatment decisions or benefits coverage determinations. In addition, healthcare providers participating in our networks may be exposed to the risk of medical malpractice claims. As a result of increased costs or inability to secure malpractice insurance, the percentage of healthcare providers who do not have malpractice insurance may increase.

Our profitability is based on our ability to control healthcare costs.

Under our HMO agreements, through our contracted providers, we are generally responsible for the provision of all covered medical benefits. To the extent that members require more care than is anticipated, aggregate capitation rates may be insufficient to cover the costs associated with the treatment of members. If revenues are insufficient to cover costs, our operating results could be adversely affected. As a result, our success will depend in large part on the effective management of healthcare costs through various methods, including, without limitation, utilization management, competitive pricing for purchased services and favorable agreements with payers. Recently, many providers have experienced pricing pressures with respect to negotiations with HMOs. There can be no assurance that these pricing pressures will not have a material, adverse impact on our operating results. In connection with hospital covered benefits, we will seek to enter into a per diem arrangement with a hospital, or hospitals, whereby we will pay the hospital service provider a flat per diem fee for which the hospital will provide all hospital directed services. However, there is no assurance that we will be able to secure such an arrangement. In some cases, we would be required to pay a percentage of usual and customary hospital charges if a capitated patient is seen in or admitted to a hospital not under contract with us. We intend to seek additional hospital providers to provide covered services to HMO members assigned to our affiliated healthcare providers, but we may not be able to reach agreements with additional hospital providers. Changes in healthcare practices, inflation, new technologies, major epidemics (such as avian flu), natural disasters (such as hurricanes) and numerous other factors affecting the delivery and cost of healthcare are beyond our control and may adversely affect our operating results.

We have entered into management agreements where we are at full risk of the operations and therefore could expose us to material deficits if revenues generated are less than expenses.

We have entered into two management agreements with medical billing and collection organizations through our subsidiary, QMed Solutions, Inc., and have accepted a supervisory management role in their operations. To the extent that revenues do not cover the overhead of these companies, we are required to make up any shortfall and this may expose us to material deficits if revenues generated are less than expenses. Both of these agreements are set to expire on December 31, 2007. Although we believe we can renew or extend one or both of these agreements past the expiration date, there is no assurance that we will or that any such renewal will be on favorable terms.

We may incur additional penalties for late registration of securities sold in certain private placements in 2006 and 2007.

Under the terms of registration rights agreements entered into between investors and us in August 2006, December 2006 and March 2007 private placements of our securities, we are obligated to register the underlying equity securities. The registration rights carry penalties in the event we do not meet the registration obligations. We failed to have the securities registered by the dates set forth in the operative agreements (March 31, 2007, June 30, 2007 and July 31, 2007, respectively), therefore, for each 30-day period or part thereof that we are out of compliance, we are obligated to issue to the investors additional shares of our common stock equal in value to 2% of the original principal amount of the Bridge Notes until the date that the registration statement is declared effective by the SEC. We have issued 92,323 late registration shares through August 31, 2007, and, upon our underwriters’ request, we have requested from our investors a waiver on future late registration penalties after that date. The additional penalty shares must also be registered. In addition, we are obligated to keep the registration statement effective with a current prospectus available until the registered securities have been resold, or in the case of any warrants, until all warrants have expired, have been exercised or have been sold in the public market, allowing for a lapse of no more than 25 consecutive calendar days or 40 total calendar days in any 12 month period. If we fail to do so, we are obligated to extend the terms of the warrants issuable to these investors one day for each day on which the registration statement is not currently effective. We can offer no assurance that the volume of trading of our shares in the public markets will be sufficient to allow all sellers to sell at the times or prices sellers desire. Future sales of substantial amounts of our shares in the public market could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

We recently completed a placement of debt that included a beneficial conversion feature. That feature will have the effect of reducing our reported net income during the term of the debt.

We have issued 8% Bridge Notes in the amount of $6,050,000, plus accrued interest of $631,391, that can be converted by the note holders, until such time as the Bridge Notes are paid in full, into unregistered units otherwise similar to the units offered hereby at 70% of the public offering price of the units. At the assumed public offering price of $11.00 per unit, we would issue an additional 2,603,472 shares, 1,735,648 Class A warrants and 1,735,648 Class B warrants if all the Bridge Notes, plus accrued interest, are converted. Certain of those conversion features that allow for the reduction in conversion price upon the occurrence of stated events constitute a “beneficial conversion feature” for accounting purposes. The accounting treatment related to the beneficial conversion feature will have an adverse impact on our results of operations for the term of the Bridge Notes. This accounting will result in an increase in interest expense in all reporting periods during the term of the debt.

Our inability to retain the Medicare Advantage Members or our HMO partners or to increase membership could adversely affect our results of operations.

A reduction in the number of members in our affiliated Medicare Advantage plans, or the failure to increase our participation by attracting more HMOs, could adversely affect our results of operations. In addition to competition, factors that could contribute to the loss of, or failure to attract and retain, members include:

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negative accreditation results or loss of licenses or contracts by our affiliated HMOs or our network healthcare providers;

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negative publicity and news coverage relating to us, our affiliated HMOs or the managed healthcare industry in general; and

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litigation or threats of litigation against us or our contracted healthcare providers or our affiliated HMOs.

Because our contract with HMOs and healthcare providers we are largely dependent on third parties to provide the patients on which our provider systems revenues are based.

A disruption in healthcare provider networks could have an adverse effect on our operations and profitability.

Our operations and future profitability are dependent, in large part, upon our ability to contract with healthcare providers and provider networks on favorable terms. In any particular service area, healthcare providers or provider networks could refuse to contract with us, demand higher payments or take other actions that could result in higher healthcare costs, disruption of benefits to our HMO members or create difficulties in meeting our regulatory or accreditation requirements. In some service areas, certain healthcare providers may have a significant market presence. If healthcare providers refuse to contract with us, use their market position to negotiate unfavorable contracts or place us at a competitive disadvantage, our ability to market services or to be profitable in those service areas could be adversely affected. Our provider networks could also be disrupted by the financial insolvency of a large provider group. Any disruption in our provider network could result in a loss of HMO members/patients and/or higher healthcare costs.

Failure to properly maintain effective and secure management information systems, successfully update or expand processing capability or develop new capabilities to meet our business needs could result in operational disruptions and possible loss of data critical to our operations.

Our business will depend significantly on effective and secure information systems. Once completed, the information gathered and processed by our management information systems will assist us in, among other things, billing, claims processing, medical management, medical care cost and utilization trending, financial and management accounting, reporting, planning and analysis, marketing and sales tracking and potential e-commerce. In the future, these systems could support online customer service functions, provider and member administrative functions and support tracking and extensive analyses of medical expenses and outcome data. These information systems and applications will require continual investment maintenance, upgrading and enhancement to meet our operational needs and handle our expansion and growth. Any inability or failure to properly maintain management information systems, successfully update or expand processing capability or develop new capabilities to meet our business needs in a timely manner could result in operational disruptions, loss of existing customers, difficulty in attracting new customers, impairment of the implementation of our growth strategies, delays in settling disputes with customers and providers, regulatory problems, increases in administrative expenses, loss of our ability to produce timely and accurate reports and other adverse consequences. To the extent a failure in maintaining effective information systems occurs, we may need to contract for these services with third-party management companies, which may be on less favorable terms to us and significantly disrupt our operations and information flow. Furthermore, our business requires the secure transmission of confidential information over public networks. Because of the confidential health information we store and transmit, security breaches could expose us to a risk of regulatory action, litigation, possible liability and loss. Our security measures may be inadequate to prevent security breaches and our business operations and profitability would be adversely affected by cancellation of contracts, loss of members and potential criminal and civil sanctions if security breaches occur.

If we are unable to implement effective internal controls over financial reporting or maintain compliance with periodic or other reporting requirements under the federal securities laws, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the price of our common stock.

Our ability to manage our operations and growth requires us to maintain effective operations, compliance and management controls, as well as our internal controls over financial reporting. We may not be able to implement necessary improvements to our internal control over financial reporting in an efficient and timely manner and may discover deficiencies and weaknesses in existing systems and controls, especially when such systems and controls are tested by our anticipated increased rate of growth or the impact of potential acquisitions. In addition, anticipated upgrades or enhancements to our computer systems could cause internal control weaknesses.

It may be difficult to design and implement effective internal controls over financial reporting for combined operations as we integrate acquired businesses in the future. In addition, differences in existing controls of acquired businesses may result in weaknesses that require remediation when internal controls over financial reporting are combined.

If we fail to maintain an effective system of internal controls or if management or our independent registered public accounting firm were to discover material weaknesses in our internal control systems, we may be unable to produce reliable financial reports or prevent fraud. If we are unable to assert that our internal controls over financial reporting is effective at any time in the future, or if our independent registered public accounting firm is unable to attest to the effectiveness of our internal controls or is unable to deliver its report on our financial statements or can deliver only a qualified report, we could be subject to regulatory actions and may lose investor confidence in our ability to operate in compliance with existing internal control rules and regulations, any of which could result in a decline in our stock price.

Our business will suffer if we fail to successfully integrate any potential acquisition or technologies in the future.

Part of our business plan is to acquire, license or joint venture other organizations’ products, services and/or technology. If we are unable to acquire and/or successfully integrate the acquired businesses or technologies, this could have a material impact on our business model and/or development. We may not be successful in integrating acquired businesses or technologies and therefore might not be able to achieve anticipated revenues and/or cost benefits. We also cannot guarantee that these acquisitions will result in sufficient revenues or earnings to justify our investment in, or expenses related to, these acquisitions, or that any synergies will develop. The healthcare technology industry is consolidating, and we expect that we will face intensified competition for acquisitions. If we fail to execute our acquisition strategy successfully for any reason, our business could suffer significantly.

Competition in our industry may limit our ability to maintain or attract new members.

We operate in a highly competitive environment subject to significant changes as a result of business consolidations, new strategic alliances and aggressive marketing practices by HMOs that compete with HMOs we have under contract. Our principal competitors for contracts, members and providers vary by local service area and are comprised of national, regional, and local HMOs that serve Medicare recipients, including, among others, UnitedHealth Group, Humana, Metcare Healthplan, Leon Medical Center Health Plan, Partner Care, Preferred Care Partners, Vista Health Plans, Wellcare Healthplans and others. Our failure to maintain or attract members to our HMO partners could adversely affect our results of operations. We also compete with numerous other entities that provide services to both HMOs and healthcare providers independently. In particular, Metropolitan Health Networks and ContinuCare, both based in south Florida, provide similar services to HMOs. We believe changes resulting from the Medicare Modernization Act (MMA) may bring additional competitors into our Medicare Advantage service areas. Recently, Healthspring and Coventry Health, both based outside of Florida, have announced acquisitions of health plans in Florida. In addition, we face competition from other managed care companies that often have greater financial and other resources, larger enrollments, broader ranges of products and benefits, broader geographical coverage, more established reputations in the national market and our markets, greater market share, larger contracting scale and lower costs. Such competition may negatively impact our enrollment, financial forecasts and profitability.

Negative publicity regarding the managed healthcare industry could adversely affect our results of operations or business.

Negative publicity regarding the managed healthcare industry in general, and any of our HMO partners, or us in particular, may result in increased regulation and legislative review of industry practices that further increase our costs of doing business and adversely affect our results of operations by:

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requiring us to change our products and services;

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increasing the regulatory burdens under which we operate;

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restricting our ability to market our products or services; or

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restricting our ability to attract and retain members.

Government healthcare reform could negatively impact our revenues.

As a result of the continued escalation of healthcare costs and the inability of many individuals to obtain health insurance, numerous proposals have been or may be introduced in the U.S. Congress and state legislatures relating to healthcare reform, which include, but are not limited to, national healthcare insurance. There can be no assurance as to the ultimate content, timing or effect that any healthcare reform legislation will have on the Medicare Advantage structure and government payment of medical costs. It is impossible at this time to estimate the impact of potential legislation that may be material to our operations and profitability. However, if such or similar legislation is enacted, our business operations may be adversely affected.

Offering Risks

Immediately following effectiveness of this registration statement we intend to file another registration statement to register the shares of our common stock issuable pursuant to Bridge Share exchanges; future sales of such securities may cause the price of our common stock and other listed securities to decline.

We have Bridge Notes in the aggregate principal amount of $6,050,000 and accrued interest on such notes of $631,391 through November 30, 2007, which amount is convertible into Convertible Securities.  Although under the original terms of the Bridge Notes, the bridge investors are entitled to be repaid out of the net proceeds of this offering, in November 2007, we requested that the bridge investors amend their prior agreements with us and agree to convert their Bridge Notes at the closing of this offering into Conversion Securities under either of two options we have made available. See “Description of Securities – Convertible Bridge Notes, Bridge Shares and Registration Rights.”  We currently are unable to estimate how many of the bridge investors will agree to convert their Bridge Notes under either of the options we have made available to them. Assuming that all of the Bridge investors elected to convert at the 30% discount to the public offering prices as contemplated under the original terms of the Bridge Notes (which would result in the issuance of the larger amount of securities of the two options currently presented to the Bridge note holders) at the assumed price of $11.00 per unit, the number of units issuable at the closing of this public offering would be 867,824 units plus additional units issuable upon conversion of interest that accrues on the Bridge Notes from December 1, 2007 to the closing of this offering. We estimate this number to be 607,400 units, assuming that the Bridge note holders elect to convert at the public offering price of the securities issued in this public offering.  In addition to the Convertible Securities, at the assumed offering price of $11.00 per unit, we would issue: (i) 704,693 units upon the exchange of 937,907 Bridge Shares held by Interim Bridge and private placement investors, (ii) 176,121 shares of common stock issuable in conjunction with the executive compensation conversion agreements, and (iii) 92,323 Late Registration shares to Bridge Share holders calculated at 2% of the original principal amount of the Bridge Notes for each month or part thereof that we have been unable to register the shares through August 31, 2007. Immediately following the effectiveness of this registration statement, we intend to file another registration statement to register shares of our common stock issuable pursuant to Bridge Share exchanges and the late registration penalty shares. Sales in the public market of a substantial number of any of these and other of our securities could depress the market price of our securities and impair our ability to raise capital through the sale of additional equity securities in the future at a time and price that we deem necessary or appropriate.

There has been a limited public market for our securities and our stock price could be volatile and could decline following this offering, resulting in a substantial loss in your investment.

Prior to this offering, our common stock has been trading on the OTCBB on very light volume. There has been no public market in the units, Class A warrants or Class B warrants. Concurrent with this offering, we expect our securities will trade on the American Stock Exchange. An active trading market for our securities may not develop or if it develops it may not be sustained, which could affect investors’ ability to sell their securities and could depress the market price of their securities. The stock market can be highly volatile. As a result, the market price of our common stock can be similarly volatile, and investors in our common stock may experience a decrease in the value of their stock, including decreases unrelated to our operating performance or prospects. The market price of our common stock after the offering will likely vary and is likely to continue to be highly volatile and subject to wide fluctuations in response to various factors, many of which are beyond our control. These factors include:

•

variations in our operating results;

•

changes in the general economy and in the local economies in which we operate;

•

the departure of any of our key executive officers and directors;

•

the level and quality of securities analysts’ coverage for our common stock;

•

announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•

changes in the federal, state, and local regulations to which we are subject; and

•

future sales of our common stock.

The occurrence of any one or more of these factors may have negative effects on our stock price.

We have not paid dividends in the past and do not expect to pay dividends in the future.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on our earnings, financial condition and other business and economic factors as our Board may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

We have substantial discretion as to how to use the net proceeds of this offering.

While we intend to use the net proceeds of our offering as set forth in “Use of Proceeds,” approximately 49% of the net proceeds could be used to repay outstanding debt and, consequently, will not be available to grow our business. In addition, unforeseen circumstances may cause us to use the net offering proceeds for different purposes or in different amounts as compared to our current plan. The effect of this offering of shares will be to increase the capital resources available to our management, and our management will allocate these capital resources as it determines is necessary, in its discretion to enhance shareholder value. Investors will be relying on the judgment of our management and Board with regard to the use of these net proceeds, and the results of their decisions may not be favorable. We cannot guarantee that the net proceeds, if any, will improve our operations.

If we do not maintain an effective registration statement or comply with applicable state securities laws, investors may not be able to exercise the warrants issued in this offering.

Holders of our Class A warrants and Class B warrants issued in this offering will be able to exercise their warrants only if a current registration statement covering the issuance of the shares of common stock upon exercise is in effect and the issuance of the securities qualifies for or is exempt under the securities laws of the state or other jurisdiction in which the holders live. Under the terms of the underwriting agreement with the underwriters in this offering, we have undertaken and intend to maintain a current registration statement covering the shares of common stock issuable upon exercise of the warrants. However, we may not be able to do so. Consequently, there is a possibility that the holders of the warrants will never be able to exercise those warrants and that they will never receive shares upon exercise, which could have an adverse effect on demand for the warrants and their market price.

While warrants are outstanding, it may be more difficult to raise additional equity capital.

During the term that the Class A warrants, Class B warrants and our other warrants are outstanding, the holders of those warrants are given the opportunity to profit from a rise in the market price of our common stock. We may find it more difficult to raise additional equity capital while these warrants are outstanding. At any time during which these warrants are likely to be exercised, we may be able to obtain additional equity capital on more favorable terms from other sources.

If we issue shares of preferred stock, the investment of the holders of our common stock could be diluted or subordinated to the rights of the holders of preferred stock.

Our Board of Directors is authorized by our Articles of Incorporation to establish classes or series of up to 30,000,000 shares of our preferred stock and fix the designation, powers, preferences and rights of the shares of each such class or series without any further vote or action by our shareholders. Any shares of preferred stock so issued could have priority over our common stock with respect to dividend or liquidation rights. Although we have no plans to issue any shares of preferred stock or to adopt any new series, preferences or other classification of preferred stock, any such action by our Board of Directors or issuance of preferred stock by us could dilute the investment of purchasers in this offering or subordinate their interests to the interests of the holders of the preferred stock.

USE OF PROCEEDS

We will receive net proceeds from this offering of approximately $13,545,100 (approximately 15,511,750 if the underwriters exercise their over-allotment option in full), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. These amounts are based on an assumed offering price of $11.00 per unit.

We intend to use the proceeds of our offering of units as follows:

	Use of proceeds based on the repayment of debt		Use of proceeds based on the conversion of 50% of the outstanding debt		Use of proceeds based on the conversion of 100% of the outstanding debt

Repayment of Bridge Notes (1)	$6,681,391	49%	$3,340,696	25%	$—
Expansion of medical service provider networks (2)	1,000,000	7%	1,000,000	7%	1,000,000	7%
Letters of credit (3)	500,000	4%	500,000	4%	500,000	4%
Development of infrastructure and technology (4)	500,000	4%	750,000	6%	1,000,000	7%
Repayment of Bridge Loan (5)	607,141	4%	607,141	4%	607,141	4%
Payment of financing fee (8)	—	0%	400,883	3%	801,767	6%
Payment of taxes on conversion of accrued executive compensation (6)	377,422	3%	377,422	3%	377,422	3%
Working capital (7)	3,879,146	29%	6,568,958	48%	9,258,770	69%
Net proceeds	$13,545,100	100%	$13,545,100	100%	$13,545,100	100%

———————

(1)

We have $6,050,000 in Bridge Notes, plus accrued interest of $631,391 as of November 30, 2007, none of which was paid on the maturity date. These Bridge Notes can be converted into units otherwise identical to the units offered in this offering at a 30% discount to the public offering price at the option of the note holder. Should all of such Bridge Notes, plus accrued interest, be converted, we will issue an additional 2,603,472 shares of common stock plus 1,735,648 Class A warrants and 1,735,648 Class B warrants.

(2)

We intend to expand our existing and add new, CMS-compliant, county-wide networks of medical service providers in Florida by increasing the number of total contracted healthcare providers or establishing new networks by contracting with healthcare providers in the required medical fields in each of our targeted Florida counties.

(3)

We have contracts with HMOs that require letters of credit to guarantee expenditures for medical costs in excess of contracted revenues.

(4)

We intend to spend between $500,000 and $1,000,000, depending on the Bridge Note conversion decisions, to develop, acquire and/or license enhanced software systems for healthcare support and physician services. Also, although we believe our corporate offices are adequate for our current needs, in March 2008 we plan to expand our current office space and add additional satellite offices.

(5)

We entered into two financing arrangements in October 2007 to obtain working capital which, in the aggregate, resulted in $484,000 in net proceeds to us. Namely, we issued a two-year 10% promissory note, dated December 4, 2007, in the aggregate principal amount of $250,000 to Paulson Investment Company, Inc., representative of the underwriters in this public offering. We agreed to prepay the principal amount of the note, plus accrued interest, at the closing of any public or private financing for which we receive gross proceeds of at least $10,000,000. In addition, we executed a financing agreement with High Capital Funding, LLC, a principal shareholder (HCF), and a third party lender that has no prior affiliation with us (TPL). The financing arrangement involved the issuance of two-year promissory notes to each of HCF and TPL in the aggregate principal amounts of $166,667 and $83,333, respectively. In satisfaction of the notes in full, we agreed to pay to HCF and TPL $238,094 and $119,047, respectively, with $71,427 and $35,714 representing the respective original issue discounts on the HCF and TPL notes. We also agreed to prepay the full principal amount of the notes at the closing of any public or private financing for which we receive gross proceeds of at least $10,000,000. In the event of default on these notes, including the failure to make the prepayment required thereunder, the interest on the notes will become immediately due and payable at the rate of 3% per month on the principal amount outstanding. We paid a 5% cash commission in the amount $12,500 to Newbridge Securities Corporation, one of the underwriters in this offering, in connection with the HCF and TPL financings. Net proceeds to us from the HCF and TPL financing arrangements was in the amount of $234,000. All three promissory notes contain events of default and other terms and provisions customary for instruments of this nature.

(6)

We have agreed to pay the income taxes associated with the conversion of up to 50% of the accrued but unpaid compensation amounts owed to Mr. Guillama and Mr. Cohen, which are estimated to be $377,422. The remaining balance of the accrued but unpaid compensation owed to Mr. Guillama and Mr. Cohen will be converted into a two year promissory note bearing interest at 8%.

(7)

The amounts allocated for working capital purposes also include amounts allocated to future acquisitions of businesses and technology. We currently do not have any agreements or specific plans to acquire other companies. In addition, a certain amount, which we are currently unable to estimate precisely, may be used to repay any Bridge Notes that are not converted.

(8)

In November 2007, we requested that the bridge investors amend their prior agreements with us and convert their Bridge Notes into unregistered securities otherwise identical to the units offered in this Public Offering (the “Conversion Securities”). We gave the bridge investors two conversion options.  Under the first option, the Bridge Notes will convert into the Conversion Securities at 100% of the unit public offering price, which Conversion Securities will be subject to a one year lockup in exchange for a lockup fee of 3% of the aggregate amount of principal and accrued interest, payable quarterly. Under the second option, the Bridge Notes will convert into the Conversion Securities at a 30% discount to the unit price in this Public Offering, which Conversion Securities will be subject to a two year lockup in exchange for a lockup fee of 3% of the aggregate amount of principal and accrued interest, payable quarterly for one year. Under both options, the cash payment for the first three months will be paid in advance at the closing of this Public Offering and the payments for the remaining nine months will be paid in arrears after each quarter. Similarly, under both options, the cash payment is only payable for each full quarter during which the Conversion Securities are subject to the lockups. Finally, under both options, the lockups may be released at any time after six months in the representative’s discretion. We are currently unable to estimate how many of the bridge investors will agree to either of the above options.

The amounts and timing of our expenditures will depend on numerous factors, including the results of our operations, marketing activities, competition and the amount of cash generated or used by our operations. We may change these anticipated uses as we deem appropriate. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the balance of the net proceeds. Pending the uses described above, we intend to invest the net proceeds in certificates of deposit, short-term obligations of the United States government or other money-market instruments that are rated investment grade or its equivalent. We currently estimate that the proceeds of this offering will be sufficient to enable us to meet our working capital requirements for a minimum of 12 months.

DILUTION

If you invest in our units in this offering, you will experience dilution in your shares of common stock to the extent of the difference between the offering price attributable to each share of common stock and the pro forma, as adjusted, net tangible book value per share of common stock after this offering. For purposes of the dilution computation and the following tables, we have allocated the full purchase price of a unit to the shares of common stock included in the unit and none to the warrant.

As of July 31, 2007, we had a negative net tangible book value of $7,318,518 or $3.67 per share. The negative net tangible book value per share of common stock is determined by subtracting total liabilities from the total book value of the tangible assets and dividing the difference by the number of shares of common stock deemed to be outstanding on the date the book value is determined.

Our pro forma negative net tangible book value at July 31, 2007 was $727,038, or $0.12 per share, which reflects the effect of (i) the accrued compensation conversion agreements whereby Noel J. Guillama and Donald B. Cohen have agreed to convert 50% of their accrued but unpaid compensation and other amounts owed to them into unregistered units, shares of common stock, Class A warrants and Class B warrants otherwise identical to the units offered hereby, (ii) the exchange of Bridge Shares into 704,693 units resulting in the issuance of an additional 1,176,172 shares of common stock, (iii) the conversion under option 2 of $6,050,000 in convertible Bridge Notes, including accrued interest as of November 30, 2007 of $631,391, into 867,824 units plus additional units issuable upon conversion of interest that accrues on the Bridge Notes from December 1, 2007 to the closing of this offering, assuming a public offering price of $11.00 per unit and a 30% discount off of that price, as provided in the Bridge Notes and (iv) two working capital financing arrangements entered into October, 2007 providing $500,000 in working capital. The pro forma negative net tangible book value per share of common stock is determined by subtracting total pro forma liabilities from the total pro forma tangible assets and dividing the difference by the pro forma number of shares of common stock deemed to be outstanding on the date the tangible book value is determined.

After giving effect to the accrued compensation conversion agreements, the exchange of Bridge Shares, the conversion of Bridge Notes at a 30% discount off the $11.00 anticipated unit offering price and the application of the estimated net proceeds from this offering, our as adjusted pro forma net tangible value as of July 31, 2007, would have been $12,694,921 or $1.25 per share. This represents an immediate increase in pro forma net tangible value to existing shareholders of $1.37 per share and an immediate dilution to new investors of $2.42 per share. The following table illustrates this per share dilution to new investors purchasing units in this offering.

Assumed offering price per share			$3.67
Pro Forma net tangible book value deficit per share as of July 31, 2007	$	(0.12)
Increase per share attributable to new investors		$1.37
Pro Forma, as adjusted, net tangible book value per share after the offering			$1.25
Dilution per share to new investors			$2.42

If there is no conversion of the convertible bridge notes totaling $6,050,000, plus accrued interest of $631,391 and after giving effect to the application of the estimated net proceeds from this offering to the repayment of Bridge Notes plus accrued interest, our as adjusted pro forma net tangible value as of July 31, 2007, would have been $6,013,530 or $0.59 per share. This represents an immediate increase in pro forma net tangible value to existing shareholders of $1.83 per share and an immediate dilution to new investors of $3.08 per share.

If the underwriters exercise in full their option to purchase additional units in this offering, the as adjusted, net tangible book value per share after the offering and the conversion of the bridge notes would be $0.79 per share, the increase in net tangible book value per share to existing shareholders would be $2.03 per share, and the dilution to new investors purchasing units in this offering would be $2.88 per share.

The following table sets forth the unaudited pro forma as adjusted basis, as of July 31, 2007, the differences between the total consideration paid and the average price per share paid by existing shareholders and by the new investors purchasing units in this offering before deducting underwriting discounts and estimated offering expenses paid by us:

	Shares Purchased		Total Consideration
	Number	Percent	Amount	Percent	Average Price per Share
Existing Shareholders (pro forma)	1,099,689	10.8%	$13,712,930	37.6%	$12.47
Conversion of Bridge Notes	4,717,551	46.3%	6,681,391	18.3%	$1.42
Conversion of Executive Compensation	176,121	1.7%	645,768	1.8%	$3.67
New Investors	4,200,000	41.2%	15,400,000	42.3%	$3.67
	10,193,361	100.0%	$36,440,089	100.0%	$5.30

The foregoing discussion and tables assume no exercise of any options or warrants, no issuance of shares reserved for future issuances under our equity plans, no conversion of Bridge Notes or exchange of Bridge Shares. As of December 4, 2007, there were vested stock options outstanding to purchase 258,571 shares of our common stock at a weighted average exercise price of $5.09 per share and warrants outstanding to purchase 108,319 shares of our common stock at a weighted average exercise price of $8.49 per share. To the extent that any of these options or warrants are exercised, your investment will be further diluted. In addition, we may grant options or warrants in the future, which will cause further dilution to your investment.

PRICE RANGES OF COMMON STOCK

Our common stock is quoted on the OTCBB under the symbol “QNTM.OB.” Prior to this offering, there was no current market for the units, the Class A warrants or the Class B warrants. The following table sets forth the high and low prices for our common stock for the periods indicated, as reported by the OTCBB. All share and per share amounts have been restated to reflect the 1:25 reverse stock split effectuated on March 29, 2007.

Quarter	High	Low
Fiscal Year Ended October 31, 2005
1st Quarter 2005	$25.25	$11.75
2nd Quarter 2005	$15.00	$ 7.50
3rd Quarter 2005	$17.50	$12.50
4th Quarter 2005	$25.25	$17.50
Fiscal Year Ended October 31, 2006
1st Quarter 2006	$21.25	$ 7.50
2nd Quarter 2006	$22.50	$20.00
3rd Quarter 2006	$27.50	$13.50
4th Quarter 2006	$20.00	$ 6.25
Fiscal Year Ended October 31, 2007
1st Quarter 2007	$15.00	$ 4.25
2nd Quarter 2007	$ 5.00	$ 2.00
3rd Quarter 2007	$ 7.25	$ 4.00
4th Quarter 2007	$ 7.25	$ 4.50
Fiscal Year Ended October 31, 2008
1st Quarter 2008 (through December 4, 2007)	$ 6.00	$ 6.00

The OTCBB trading in our common stock has been limited and sporadic, and the quotations set forth above are not necessarily indicative of actual market conditions. The quotations reflect inter-dealer prices, without retail mark-up, markdown, or commissions and may not represent actual transactions.

The last reported sales price of our common stock on the OTCBB on November 13, 2007, was $6.00 per share. As of November 13, 2007, we had approximately 700 holders of record of our common stock.

We have applied for listing of our units, common stock, Class A warrants and Class B warrants on the American Stock Exchange under the symbols “QGP.U,” “QGP,” “QGP.WS.A,” and “QGP.WS.B,” respectively.

DIVIDEND POLICY

We have not declared or paid any cash dividends on our common stock and do not anticipate declaring or paying any cash dividends in the foreseeable future. We currently expect to retain future earnings, if any, for the development of our business. Dividends may be paid on our common stock only if and when declared by our Board and will depend on a number of factors, including but not limited to, future operating results, capital requirements, financial condition and the terms of any credit facility or other financing arrangements we may obtain or enter into, future prospects and any other factors our Board may deem relevant at the time such payment is considered. There is no assurance that we will be able, or will desire, to pay dividends in the near future or, if dividends are paid, in what amount.

CAPITALIZATION

The following table sets forth our capitalization as of July 31, 2007. You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and accompanying notes included elsewhere in this prospectus. Such information is set forth on the following basis:

“Actual” is based on our condensed consolidated unaudited financial statements as of July 31, 2007.

“Pro Forma” reflects: (i) the conversion of accrued but unpaid executive compensation into unregistered units, shares of common stock, Class A warrants and Class B warrants otherwise identical to the units offered hereby at an assumed conversion price of $11.00 per unit; the conversion will take place at the closing of this public offering; (ii) the exchange of Bridge Shares, assuming a public offering price of $11.00 per unit; (iii) the bridge loan dated October 23, 2007 with the net proceeds of $484,000, (iv) the conversion of the Bridge Loans, plus accrued interest, at a 30% discount off the assumed public offering price of $11.00 per unit; and (v) other issuances of common stock subsequent to July 31, 2007 as described in footnote (1).

“Pro Forma as Adjusted” gives effect to the pro forma events and the sale of our units sold in this offering and the application of the net proceeds there from as described under “Use of Proceeds,” assuming a public offering price of $11.00 per unit and the repayment of the bridge loan dated October 23, 2007.

	July 31, 2007
	Actual	Pro Forma (1) (2) (3) (4)	Pro Forma as Adjusted (1) (2) (3) (4) (5)

Debt:
Short-term debt:
Notes payable - bridge loan, net of discount $123,141	$—	$484,000	$—
Notes payable – shareholders	238,274	238,274	238,274
Convertible debentures - net of discount	6,027,271	—	—
Loans payable - current portion	122,898	563,073	563,073
Capital lease obligations - current portion	10,798	10,798	10,798
Total short-term debt	6,399,241	1,296,145	812,145
Long-term debt:
Loans payable - less current portion	31,646	471,821	471,821
Capital lease obligations – less current portion	15,558	15,558	15,558
Total long-term debt	47,204	487,379	487,379
Total indebtedness	6,446,445	1,783,524	1,299,524
Shareholders’ equity (deficit)
Preferred stock, par value $.001 per share Authorized 30,000,000, none issued or outstanding
	—	—	—
Common Stock, par value $.001 per share 170,000,000 shares authorized Shares issued and outstanding:

Actual: 1,993,268	1,993
Pro Forma: 5,993,361		5,993
As Adjusted: 10,193,361			10,193
Additional paid in capital	12,254,964	18,894,627	32,435,527
Warrants	503,334	1,493,701	1,493,701
Deferred compensation	(3,236,232)	(3,236,232)	(3,236,232)
Accumulated deficit	(16,819,277)	(17,861,826)	(17,984,967)
Total shareholders’ equity (deficit)	(7,295,218)	(703,738)	12,718,222
Total capitalization	$(848,773)	$1,079,786	$14,017,746

———————

(1)

Gives effect to the accrued compensation conversion agreements whereby Noel J. Guillama and Donald B. Cohen have agreed to convert 50% of their accrued but unpaid compensation and other amounts owed to them into unregistered units, consisting of three shares of common stock, two Class A warrants and two Class B warrants. As a result of such conversions, which will take place on the closing date of this offering, these executives will receive a combined total of 58,707 units. This also gives effect to the conversion of the balance of the accrued compensation to Mr. Guillama and Mr. Cohen and all of Mrs. Guillama’s to an 8% two-year promissory note. Also reflects (i) the issuance of 21,278 shares of common stock for late registration penalties; (ii) 23,050 shares of common stock issued in lieu of cash through October 1, 2007 and (iii) the exchange of 937,907 Bridge Shares into 704,693 units.

(2)

Gives effect to two working capital financing arrangements entered into in October 2007, which, in the aggregate, resulted in $484,000 in net proceeds to us. Namely, we issued a two-year 10% promissory note, dated December 4, 2007, in the aggregate principal amount of $250,000 to Paulson Investment Company, Inc., representative of the underwriters in this public offering. We agreed to prepay the principal amount of the note, plus accrued interest, at the closing of any public or private financing for which we receive gross proceeds of at least $10,000,000. In addition, we executed a financing agreement with High Capital Funding, LLC, a principal shareholder (HCF), and a third party lender that has no prior affiliation with us (TPL). The financing arrangement involved the issuance of two-year promissory notes to each of HCF and TPL in the aggregate principal amounts of $166,667 and $83,333, respectively. In satisfaction of the notes in full, we agreed to pay to HCF and TPL $238,094 and $119,047, respectively, with $71,427 and $35,714 representing the respective original issue discounts on the HCF and TPL notes. We also agreed to prepay the full principal amount of the notes at the closing of any public or private financing for which we receive gross proceeds of at least $10,000,000. In the event of default on these notes, including the failure to make the prepayment required thereunder, the interest on the notes will become immediately due and payable at the rate of 3% per month on the principal amount outstanding. We paid a 5% cash commission in the amount $12,500 to Newbridge Securities Corporation, one of the underwriters in this offering, in connection with the HCF and TPL financings. Net proceeds to us from the HCF and TPL financing arrangements was in the amount of $234,000. All three promissory notes contain events of default and other terms and provisions customary for instruments of this nature.

(3)

Gives effect to the issuance of 2,114,079 shares of common stock issuable upon the exchange of 937,907 Bridge Shares into 704,693 units, based on an assumed offering price of $11.00 per unit.

(4)

Gives effect to conversion of the $6,050,000 in convertible Bridge Notes, including accrued interest as of November 30, 2007 of $631,391 , into 867,824 units plus additional units issuable upon conversion of interest that accrues on the Bridge Notes from December 1, 2007 to the closing of this offering, assuming a public offering price of $11.00 per unit and a 30% discount off of that price, as provided in the Bridge Notes. A substantial majority of the bridge investors have agreed to waive their conversion rights through December 31, 2007. However, in November 2007, we requested that the bridge investors amend their prior agreements with us and agree to convert their Bridge Notes at the closing of this offering into unregistered securities otherwise identical to the units offered in this offering (the “Conversion Securities”). We have given the bridge investors two conversion options. Under the first option, the Bridge Notes will convert into the Conversion Securities at 100% of the public offering price, which Conversion Securities and underlying securities will be subject to a one year lockup. Under the second option, the Bridge Notes will convert at the closing of this offering into the Conversion Securities at a 30% discount to the public offering price, which Conversion Securities and underlying securities will be subject to a two year lockup. Under either option, we have agreed to pay a fee of 3% the aggregate amount of principal and accrued interest, payable quarterly for one year, unless the lockups are earlier released. We are currently unable to estimate how many of the bridge investors will agree to either of the above options.

(5)

Gives effect to the sale of an aggregate of 1,400,000 units in this offering at a proposed offering price of $11.00 per unit, resulting in net proceeds of $13,545,100, and the repayment from the proceeds of $607,141, plus accrued interest, in connection with the two working capital financing arrangements entered into in October 2007.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our condensed consolidated financial statements and related notes appearing elsewhere in this prospectus. The discussion in this section regarding our business and operations includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1996. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as “may,” “expect,” “anticipate,” “estimate,” or “continue,” or the negative thereof or other variations thereof or comparable terminology. You are cautioned that all forward-looking statements are speculative, and there are certain risks and uncertainties that could cause actual events or results to differ from those referred to in such forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth in the “Risk Factors” section and elsewhere in this prospectus.

Executive Overview

We offer business solutions for health maintenance organizations (HMOs) that market Medicare Advantage managed healthcare plans as well as to healthcare providers in the state of Florida, through our Community Health Systems, also referred to as provider systems. Medicare Advantage is Medicare’s managed care alternative to Medicare’s traditional fee-for-service model. The foundation of our business model is a network of medical service providers, including primary care physicians, specialists and ancillary service providers such as laboratories and pharmacies, among others, all of whom must satisfy the requirements of the Centers for Medicare & Medicaid Services (CMS), which is the U.S. federal agency that administers Medicare, Medicaid and the Medicare Advantage program. We also offer healthcare providers various management support services that enable them to decrease their operating costs and increase efficiency and productivity. These management support services are available to all healthcare providers, whether or not they are part of our network. In the future, we expect to leverage our relationships with our healthcare providers to cross-market our management support services and the benefits of participation in our network.

As mandated by CMS, we have separate networks of healthcare providers covering all required medical fields and ancillary services in every county where we currently operate, each of which serves as a community-based comprehensive delivery system of care, and which we call Community Health Systems (CHS). Once CMS-compliant, we then make our county-wide CHS network of healthcare providers available to HMOs with whom we contract on a non-exclusive basis. Our network participants, whether physicians, physician groups or other healthcare providers, are eligible to treat member/patients of all of our contracted HMOs and can do so without going through separate admission processes with the various HMOs.

Our network places us in the position of being the primary interface between the HMOs and the contracted healthcare providers and affords us the opportunity of becoming the preferred management service provider of administrative, practice management and ancillary services to healthcare providers that participate in our network as well as to other healthcare providers, physician groups, testing facilities, nursing homes and hospitals. It is our philosophy to provide high quality service as the link between our HMOs and our network contracted providers. By virtue of this relationship, we can relieve the healthcare providers and the HMOs of substantial administrative and repetitive burdens generally associated with the operations of a managed care enterprise and with the verification of medical credentials (credentialing) of healthcare providers that desire to participate in the HMO managed care plans, as required by CMS regulations. It also enables HMOs to establish a network of contracted healthcare providers necessary to enter any new geographic market without having to interact with numerous healthcare providers or multiple service organizations.

As of December 4, 2007, our network included over 1,600 healthcare providers and operated in 26 counties in central and southern Florida. Our goal is to increase the number of healthcare providers participating in our network to 2,000 by early 2008 and to continue a measured rollout of additional CHS to eventually encompass all 67 Florida counties. We believe that each new CHS represents an opportunity for HMOs that are not marketing their managed care plans in that county to expand their market by providing them ready-made or turnkey access to that county without substantial delay or start-up cost.

We were a development stage company until July 2006. From inception, we have spent approximately $10.1 million building networks of healthcare providers, negotiating and signing contracts with HMOs, providing services for members of three HMO contracts and developing our business administration and support team. We have executed full risk contracts with five HMOs, under three of which our provider systems are actively providing healthcare for the HMOs’ members. Under a full risk contract, we receive a monthly dollar amount (a capitated rate) for each patient that chooses one of our contracted healthcare providers as his or her primary care physician. We expect that the remaining two contracts will become active in 2008 and 2009. A contract generally will not generate revenues until we have a complete CMS-compliant county network of healthcare providers or a CHS (which is in compliance with CMS requirements) that is ready to provide comprehensive care to the Medicare Advantage patients in the specified counties, and patients enrolled under the contract with contracted healthcare providers in our CHS. Annually, beginning on November 15, HMOs can sign up new members who may elect to join our provider systems during the open enrollment period under a managed care plan operated under the Medicare Advantage program. Open enrollment ends March 31 of each year. This is our “window of opportunity” for new contracts to begin generating revenues on January 1 of each calendar year. Although not as predictable, other opportunities also occur at the time that a person becomes eligible to participate in a managed care plan, e.g., when he or she becomes 65 years of age or becomes disabled, when enrolled patients are transferred from another plan, when another managed care plan is terminated by CMS or when a person moves from one service area to another. Revenues under these agreements are generally recorded in the period in which we are responsible for providing services at the rates then in effect as determined by the respective contract. As part of the Medicare Advantage program, CMS periodically re-computes the premiums to be paid to the HMOs based on the updated health status of the member and updated demographic factors. Any change in premium from CMS to the HMO will adjust the premiums we receive from the HMO. We record any adjustments to these revenues at the time that the information necessary to make the determination of the adjustment is received from the HMO. We commenced generating revenues under one contract in September 2005 in Volusia County, Florida, with Dade and Broward Counties added in January 2006, under the second HMO contract in December 2006, and under the third contract in January 2007.

Our provider systems’ revenues generally consist of a percentage of premiums paid by CMS to the contracted HMOs on a “Per Member Per Month” (PMPM) basis, known as a capitated fee. The actual percentage is negotiated with the HMO. The amount of PMPM varies depending upon the CMS premium, which is influenced by a patient’s age, residing county, health profile and other factors. Management support services revenues are generated by contracting with healthcare providers to provide billing and collections services and, to a limited degree, insurance products specifically tailored to physician’s needs, such as health, life, disability and malpractice insurance. We earn revenues from our billing and collections services by retaining a negotiated percentage of the amounts we collect. Our insurance revenues are commissions paid to us on insurance products sold. We currently operate management support services under management agreements, one of which we terminated after only one quarter in fiscal 2007. The other two will terminate December 31, 2007, unless renewals or extensions are negotiated. We intend to negotiate extensions to these contracts, but there is no assurance that we will be able to accomplish this.

The provider systems’ direct medical costs are a combination of actual medical costs paid by the HMO plus a reserve for future medical costs incurred but not reported (IBNR). Our provider systems direct costs include capitation payments to participating physicians and specialists, fee-for-service payments to non-participating physicians and specialists, payments to hospitals for in-patient and out-patient services, payments to pharmacies for prescription drugs and the allowance for IBNR. The management support services direct costs are related to the billing companies and include salaries, benefits and claims processing costs.

We maintain a corporate office in Wellington, Florida that houses operational personnel, as well as accounting, marketing and other support staff. Occasionally, we have engaged consultants to assist on a specific project, or for a short time period. Office space rent, supplies, other general costs and depreciation expense related to office furniture and equipment costs are also included in general and administrative costs.

Critical Accounting Policies and Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses in the reporting period. We regularly make estimates and assumptions that affect the reported amounts of assets and liabilities.

We base our estimates and assumptions on current facts, historical experience and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by us may differ materially and adversely from our estimates. To the extent there are material differences between our estimates and the actual results, our future results of operations will be affected.

Our critical accounting policies and estimates involve the use of complicated processes, assumptions, estimates and/or judgments in the preparation of our condensed consolidated financial statements. An accounting estimate is an approximation made by management of a financial statement element, item or account in the financial statements. Accounting estimates in our historical condensed consolidated financial statements measure the effects of past business transactions or events, or the present status of an asset or liability. The accounting estimates described below require us to make assumptions about matters that are uncertain at the time the estimate is made. Additionally, different estimates that we could have used or changes in an accounting estimate that are reasonably likely to occur could have a material impact on the presentation of our condensed consolidated financial condition or results of operations. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments. These estimates may change as new events occur, as more experience is acquired, as additional information is obtained, and as our operating environment changes. Our significant accounting policies are discussed in Note 2 to our Consolidated Financial Statements. We have discussed the development and selection of our critical accounting policies and related disclosures with our Audit Committee and have identified the following critical accounting policies for the current fiscal year.

Principles of Consolidation

We consolidate entities when we have the ability to control the operating and financial decisions and policies of that entity. The determination of our ability to control or exert significant influence over an entity involves the use of judgment. Therefore, we have included in our consolidated financial statements the transactions of the billing companies that have been operating under management agreements under which we have taken on the profit and loss risk.

Goodwill and Other Intangibles

Statement of Financial Accounting Standards No. 142 “Goodwill and Other Intangible Assets,” (SFAS No. 142) requires that goodwill and intangible assets with indefinite useful lives be tested for impairment annually or more frequently if an event occurs or circumstances change that may reduce the fair value of our goodwill below its carrying value. We completed an impairment test as required under SFAS No. 142 in the fourth quarter of fiscal year 2006 and determined that the goodwill was not impaired. Changes in estimates or application of alternative assumptions and definitions could produce significantly different results.

Allowance for Doubtful Accounts

We establish provisions for losses on accounts receivable if we determine that we will not collect all or part of the outstanding balance. We regularly review collectability and establish or adjust our allowance as necessary using the specific identification method.

Medicare Considerations

Substantially all of our provider systems revenues from continuing operations are based upon Medicare funded programs. The federal government from time to time explores ways to reduce medical care costs through Medicare reform and through healthcare reform generally. Any changes that would limit, reduce or delay receipt of Medicare funding or any developments that would disqualify us from receiving Medicare funding could have a material adverse effect on our business, results of operations, prospects, financial results, financial condition or cash flows. Due to the diverse range of proposals put forth and the uncertainty of any proposal’s adoption, we cannot predict what impact any Medicare reform proposal ultimately adopted may have on our business, financial position or results of operations.

Revenue Recognition

Under our full-risk contracts with HMOs, we receive a percentage of premium or other capitated fee for each patient who chooses one of our network physicians as his or her primary care physician. Revenues under these agreements are generally recorded in the period we are responsible to provide services at the rates then in effect as determined by the respective contract. As part of the Medicare Advantage program, CMS periodically re-computes the premiums to be paid to the HMOs based on updated health status of participants and demographic factors. We record any adjustments to these revenues at the time that the information necessary to make the determination of the adjustment is received from the HMO.

Under our full-risk agreements, we assume responsibility for the cost of substantially all medical services provided to the patient (including prescription drugs), even those services we do not provide directly, in exchange for a percentage of premium or other capitated fee. To the extent that patients require more frequent or expensive care, our revenues under a contract may be insufficient to cover the costs of care provided. We are covered by stop-loss insurance policies and programs that limit our maximum risk exposure for each of our patients. None of our contracted primary care providers were operating at a material medical loss as of July 31, 2007. If a primary care provider is operating at a material medical loss, our provider contracts permit us to terminate such contractual relationship and to ask the HMO to transfer those patients to another of our contracted primary care providers.

The majority of our revenues from management support services are generated from services provided from the billing and collections company. We receive a contractual fee based on the collections of medical claims.

Medical Claims Expense Recognition

The cost of healthcare services provided or contracted for is accrued in the period in which the services are provided. This cost includes our estimate of the related liability for medical claims incurred in the period but not yet reported, or IBNR. IBNR represents a material portion of our medical claims liability presented on the balance sheet. As of July 31, 2007, the balance of IBNR allowance is $203,478. Changes in this estimate can materially affect, either favorably or unfavorably, our results from operations and overall financial position.

Normally, IBNR claims are estimated using historical claims patterns, current enrollment trends, member utilization patterns, timeliness of claims submissions and other factors. However, we have a limited amount of history on which to base our estimated IBNR allowance. Therefore, we are currently using an approximation based on industry experience primarily based on historical claims incurred per member per month. We adjust our estimate if we have unusually high or low utilization or if benefit changes provided under the HMO plans are expected to significantly increase or reduce our claims exposure. We also adjust our estimate for differences between the estimated claims expense that are recorded in prior months and the actual claims expense as claims are paid by the HMO and reported to us.

To further corroborate our estimate of medical claims, we use statistical data provided by the HMO for the period being reported. We have analyzed the claims paid history to determine the Date-of-Service to Date-Claim-Paid-By-Month percentage. Until we have accumulated adequate history to further refine our calculation of IBNR, we have determined that the current method allows for the calculation of a reasonable estimate of IBNR. There can, however, be no assurance that the ultimate liability will not exceed estimates. Adjustments to the estimated IBNR claims are recorded in results of our operations in the periods when such amounts are determined. Per guidance under SFAS No. 5, we accrue for IBNR claims when it is probable that expected future healthcare costs and maintenance costs under an existing contract have been incurred and the amount can be reasonably estimable. We record a charge related to these IBNR claims as medical claims expense.

Income Taxes

Income taxes are accounted for in accordance with the provisions of SFAS No. 109, “Accounting for Income Taxes.” SFAS No. 109 requires the use of an asset and liability approach for financial accounting and reporting for income taxes. Under this approach, deferred tax assets and liabilities are recognized based on anticipated future tax consequences, using currently enacted tax laws, attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax basis. We record current income taxes based on our current taxable income, and we provide for deferred income taxes to reflect estimated future tax payments and receipts. Deferred tax assets are reduced by a valuation allowance when, based on our estimates, it is more likely than not that a portion of those assets will not be realized in a future period. The estimates utilized in recognition of deferred tax assets are subject to revision, either up or down, in future periods based on new facts or circumstances. During the three and nine-month periods ended July 31, 2007, we determined that it is more likely than not that the deferred tax assets will not be realized, resulting in a full valuation allowance at July 31, 2007.

Share-Based Payment

Effective November 1, 2006, we adopted the provisions of SFAS No. 123R, “Share-Based Payment,” which establishes accounting for stock-based awards exchanged for employee and non-employee services. Accordingly, equity classified stock-based compensation cost is measured at grant date, based on the fair value of the award and is recognized as expense over the requisite service period. Liability classified stock-based compensation cost is re-measured at each reporting date and is recognized over the requisite service period. Consistent with our practices prior to adopting SFAS 123(R), we have elected to calculate the fair value of our employee stock options using the Black-Scholes option pricing model. We elected to adopt the modified prospective application method as provided by SFAS No. 123R and, accordingly, financial statement amounts for the prior periods presented in these condensed consolidated financial statements have not been restated. Compensation expense for awards with graded vesting provisions is recognized on a straight-line basis over the requisite service period of each separately vesting portion of the award.

Pending Adoption of Accounting Pronouncements

Accounting for Uncertainty in Income Taxes

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement 109,” (FIN 48), which clarifies the accounting for uncertainty in tax positions taken or expected to be taken in a tax return, including issues relating to financial statement recognition and measurement. FIN 48 provides that the tax effects from an uncertain tax position can be recognized in the financial statements only if the position is “more-likely-than-not” of being sustained if the position were to be challenged by a taxing authority. The assessment of the tax position is based solely on the technical merits of the position, without regard to the likelihood that the tax position may be challenged. If an uncertain tax position meets the “more-likely-than-not” threshold, the largest amount of tax benefit that is greater than 50% likely of being recognized upon ultimate settlement with the taxing authority, is recorded. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006. We will adopt FIN 48 as of November 1, 2007 with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. We have assessed the effect of this pronouncement on our consolidated financial statements, and at this time, no material effect is expected.

Fair Value Measurements

In September 2006, the FASB issued SFAS No. 157 “Fair Value Measurements,” (SFAS No. 157). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, SFAS No. 157 does not require any new fair value measurements. However, for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007 (i.e., fiscal year 2009) and interim periods within those years. We have assessed the effect of this pronouncement on our consolidated financial statements, and at this time, no material effect is expected.

Fair Value Option for Financial Assets and Liabilities

In February 2007, the FASB issued SFAS No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities, Including an Amendment of FASB Statement No. 115,” (SFAS No. 159). SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 is expected to expand the use of fair value measurement, which is consistent with the FASB’s long-term measurement objectives for accounting for financial instruments. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007 (i.e., fiscal year 2009). We have assessed the effect of this pronouncement on our consolidated financial statements, and at this time, no material effect is expected.

Results of Operations

Nine Months Ended July 31, 2006 as Compared to the Nine Months Ended July 31, 2007

Revenues and Direct Costs

The following table presents the revenues and direct costs for the nine months ended July 31, 2006 and 2007, respectively. These items are discussed in detail following the table.

	For the Nine Months Ended July 31,
	2006	2007
Revenues
Provider systems	$22,640	$1,268,253
Management support services	32,782	1,247,884
	55,422	2,516,137
Direct Costs
Provider systems	22,640	1,212,251
Management support services	21,752	898,275
	44,392	2,110,526
Gross Profit	$11,030	$405,611

Revenues

Total revenues for the nine months ended July 31, 2007 (the 2007 Period) increased by $2,460,715 from the nine months ended July 31, 2006 (the 2006 Period). During most of the 2006 Period, we were in the development stage and only earned minimal revenues of $55,422 for the period. The increase in the 2007 Period was due to a combination of the addition of two new management contracts for billing and collections and increasing the number of members associated with three HMO contracts. We earned management support services revenues of $1,247,884 in the 2007 Period: $34,291 from one agreement that was in effect from November 2006 through February 2007 and $1,213,593 from two agreements that went into effect in December 2006, both of which are due to expire on December 31, 2007. Although we believe we will be able to renew or extend these management agreements, there is no assurance that we will be able to do so or that the new terms will be as favorable as the existing terms. In the 2006 Period, we entered into an agreement with one HMO to assist it in increasing its membership. Under that agreement, during the 2006 Period, we received commissions on the sale of Medicare HMO coverage to those who were eligible for the Medicare Advantage program. This was done on a limited basis. The net commission received was $4,975 for the 2006 Period and is reflected in the management support services revenues. Provider systems revenues of $1,268,253 account for approximately 50% our total revenues in the 2007 Period and reflect capitated fees from two HMOs and reimbursement of primary care physician costs on the third HMO. As of October 1, 2007, the third HMO contract reached the patient threshold of 300. Therefore, this contract has converted to full-risk status and will result in our receipt of capitated fees in future periods.

Provider systems revenues growth is dependent on the number of new members/patients that enroll in the HMO network and are assigned to our healthcare providers. Although growth has been steady through the 2007 Period, growth has been limited by the fact that members cannot change HMO networks freely due to the statutory restrictions governing the Medicare Advantage plan enrollment and membership. We anticipate growth in the number of participating providers and members during the upcoming open enrollment period commencing November 15, 2007 through March 31, 2008. We expect that the growth in the management support services revenues will initially be derived from acquisitions, entering into additional management agreements for existing management support services businesses and joint ventures. As we develop our sales and marketing capabilities, we expect that growth in management support services revenues will be derived from internal growth as we have the resources to market these services to the healthcare providers in our network.

Direct Costs

Direct costs were $44,392 and $2,110,526 for the nine months ended July 31, 2006 and 2007, respectively. The increase of $2,066,134 in the 2007 Period primarily relates to $1,189,611 of provider systems costs and $876,523 of management support services costs. Because direct costs include the cost of patient care and related services, as the number of patients increases, so do direct costs. Accordingly, provider systems direct costs increased in the 2007 Period because we were responsible for approximately 2,000 additional patient months under our HMO contracts as of the end of the 2007 Period as compared to the same period in 2006, and these new patients were enrolled under the full-risk HMOs. This amount includes $1,055,680 of direct costs paid. An additional $156,571 was paid for reinsurance to cover excessive expenses (stop-loss insurance). The majority of the management support services direct costs are composed of the condensed consolidated transactions of the billing and collections companies that are under management contracts, which were incurred beginning November 2006. Their expenses include staffing costs, employee benefits, software, electronic transmission fees, claims forms and other items required to file insurance claims for physicians.

Throughout the 2006 Period and in the 2007 Period through September 2007, we had only one HMO contract that was not-at-risk. Provider systems revenues and direct costs for these periods are the same due to the nature of a not-at-risk arrangement with this HMO contract. The contract stipulates that we were not-at-risk for services rendered to members as long as the membership had not crossed a threshold of 300 members. During these periods, we were not paid premiums but instead were reimbursed for expenses paid. As a result there was no gross profit margin. As of October 1, 2007, the threshold of 300 patients has been reached and we have begun to operate at full risk. The transactions in future periods will be similar to the two full-risk contracts we had in operation in the 2007 Period.

Gross Profit

For the 2007 Period, the gross profit from management support services was $349,609, or 28.0% of management support services revenues, and the gross profit from the provider systems was $56,002, or 4.4% of provider systems revenues. The gross profit margins on the provider systems are directly related to the terms and rates of our HMO agreements and are not likely to change over the life of the individual agreement unless we are able to renegotiate the terms and rates of such agreements to obtain a more favorable rate. We expect that the gross profit will increase as the number of member/patients under our care increases and our technology solutions are implemented.

Operating and Non-operating Expenses

The following table presents the operating and non-operating expenses incurred for the nine months ended July 31, 2006 and 2007. These items are discussed in detail following the table.

	For the Nine Months Ended July 31,
	2006	2007

Operating expenses
Salaries and employee costs	$1,314,879	$2,336,282
Consulting	180,971	321,492
Occupancy	65,875	267,042
Depreciation & amortization	34,171	74,543
Other general & administrative expenses	435,318	1,234,610

Total operating expenses	$2,031,214	$4,233,969

Non-operating expenses
Amortization of debt discount	$—	$3,789,747
Amortization of financing costs	1,012,508	749,755
Interest	118,752	344,521

Total non-operating expenses	$1,131,260	$4,884,023

Operating expense for the 2007 Period increased $2,202,755 or 108.5%. Salaries and employee costs increased $1,021,403 due to compensation for additional employees, annual salary increases and stock-based compensation. During this period, we hired additional employees to service the expansion of provider systems and added corporate staff to support our expanded operations. Additional increases of $341,688 were incurred for consulting fees and occupancy expenses because in the 2007 Period, we paid higher occupancy costs than in the 2006 Period on the new larger office space for our corporate offices, two “virtual” offices in Tampa and Orlando and an office established for provider representatives in Miami-Dade County. In addition, in the 2007 Period, we executed management agreements with three billing and collections companies under which we agreed to assume full profit and loss risk and, as a result, incurred occupancy expenses for their offices in Orlando and Miami. General and administrative costs increased by $799,292, of which $391,965 was attributable to additional financing costs, primarily in late registration fees on Bridge Shares; $81,179 in provider systems costs related to travel, credentialing and marketing expenses; and $293,257 in other costs such as communications, insurance, office supplies and other general expenses.  Non-operating expenses increased $3,752,763 due to the amortization of debt discount and financing costs related to the debt financing.

Net Loss

Net loss for the nine months ended July 31, 2006 and 2007 was $3,151,444 and $8,712,381, respectively, which represented a 176% increase. Net loss per share was $3.32 and $5.36 for the nine months ended July 31, 2006 and 2007, respectively. This majority of the increase was attributed to costs related to the debt financing.

Results of Operations

Fiscal years ended October 31, 2005 as compared to October 31, 2006 (as restated)

Revenues and Direct Costs

The following table presents the revenues and direct costs for the fiscal years ended October 31, 2005 and 2006, respectively. These items are discussed in detail following the table.

	For the Fiscal Years Ended October 31,
	2005	2006

Revenues
Provider systems	$1,119	$41,203
Management support services	—	54,050
	1,119	95,253
Direct Costs
Provider systems	1,119	41,203
Management support services	—	41,007
	1,119	82,210
Gross Profit	$—	$13,043

Revenues

Total revenues for the fiscal year ended October 31, 2006 (the 2006 Period) increased by $94,134 from the fiscal year ended October 31, 2005 (the 2005 Period). In the 2005 Period, we were in the development stage and only earned minimal revenues of $1,119 for the period. The increase in the 2006 Period was due to the implementation of one management contract for billing and collections and an increase in the number of members associated with the one operational not-at risk HMO contract. Provider systems revenues of $41,203 accounted for 43.2% our total revenues in the 2006 Period and reflected reimbursement of primary care physician cost. In the 2006 Period, we entered into an agreement with one HMO to assist it in increasing its membership. Under that agreement, during the 2006 Period, we received commissions on the sale of Medicare HMO coverage to those who were eligible for the Medicare Advantage program. This was done on a limited basis. The net commission received was $5,225 for the 2006 Period and is reflected in management support services revenues.

Direct Costs

Direct costs were $1,119 and $82,210 for the fiscal year ended October 31, 2005 and 2006, respectively. The increase of $81,091 in the 2006 Period primarily related to $41,203 of provider systems costs and $41,007 of management support services costs. Provider systems direct costs increased because we were responsible for additional patient months under our HMO contracts as of the end of the 2006 Period as compared to the same period in 2005. The entirety of the management support services direct costs was from billing and collection services.

Provider systems revenues and direct costs for the 2006 Period were the same due to the nature of a not-at-risk arrangement under the HMO contract. The contract stipulates that we are not-at-risk for services rendered to members as long as the membership has not crossed a threshold of 300 members. During the 2006 Period, we were not paid premiums but instead were reimbursed for expenses paid. As a result there was no profit margin.

Gross Profit

For the 2006 Period, the gross profit from management support services was $13,043, or 24.1% of management support services revenue. The gross profit margins on the provider systems are directly related to the terms and rates of our HMO agreement.

Operating and Non-operating Expenses

The following table presents the operating and non-operating expenses incurred for the fiscal years ended October 31, 2005 and 2006. These items are discussed in detail following the table.

	For the Fiscal Years Ended October 31,
	2005	2006

Operating expenses
Salaries and employee costs	$1,238,416	$1,782,497
Consulting	169,641	308,282
Occupancy	59,525	114,492
Depreciation & amortization	23,186	62,126
Other general & administrative expenses	329,458	663,953
Total operating expenses	$1,820,226	$2,931,350
Non-operating expenses
Amortization of debt discount	$—	$1,152,071
Amortization of financing costs	—	431,449
Interest	33,394	170,933
Total non-operating expenses	$33,394	$1,754,453

Operating expense for the 2006 Period increased $1,111,124, or 61%. Salaries and employee costs increased $544,081 due to compensation for additional employees, annual salary increases and stock-based compensation. During this period, we hired additional employees to service the expansion of provider systems and added corporate staff to support our expanded operations. Additional increases of $528,103 were incurred for consulting fees, occupancy and general and administrative expenses because in the 2006 Period, we paid higher occupancy costs than in the 2005 Period on the new larger office space for our corporate offices. General and administrative costs increased by $334,495, of which $91,803 was attributable to professional fees. Non-operating expenses increased $1,721,059 due to the amortization of debt discount and financing costs related to the debt financing.

Net Loss

Net loss for the fiscal year ended October 31, 2005 and 2006 was $1,853,620 and $4,672,760, respectively, which represented a 152% increase. Net loss per share was $2.29 and $4.72 for the fiscal year ended October 31, 2005 and 2006, respectively. The majority of the increase was attributed to costs related to the debt financing.

Liquidity and Capital Resources

We have incurred recurring losses and negative cash flows from our development and organizational activities and have negative working capital and shareholders’ deficit. These conditions raise substantial doubt about our ability to continue as a going concern. There can be no assurance that we will be able to successfully implement our plans to raise additional capital or, if such plans are successfully implemented, that we will achieve our goals. Furthermore, if we are unable to raise additional funds, we may be required to modify our growth and development plans, and may be forced to severely limit development operations.

As of July 31, 2007, our principal sources of liquidity were cash and cash equivalents of $1,046,129, which were available to us as a result of a series of bridge loan transactions between August 2006 and May 2007 in the principal amount of $6,050,000 and other notes payable. During the nine months ended July 31, 2007, we also drew down on a $300,000 credit line from High Capital Funding, LLC with two credit limit increases totaling an additional $151,000 which have since been paid off and terminated.

We were a development stage company through July 31, 2006 and began to report revenues from our operations in the third quarter of fiscal 2006. Since our inception, we have funded our business primarily through sales of our equity and debt securities. Since inception in 2001 through July 31, 2007, we have incurred a net loss from operations of more than $10.1 million and an accumulated deficit of more than $16.8 million. Our operations will not become profitable in the fiscal year ending October 31, 2007.

We had a working capital deficit as July 31, 2007 of approximately $7,560,000 as compared to a working capital deficit of $2,560,000 at July 31, 2006, which represents an increase of $5,000,000. The increase in the working capital deficiency was primarily due to the issuance of 8% Subordinated Secured Convertible Bridge Notes (Bridge Notes) relating to the sale of Bridge units during fiscal 2006 and fiscal 2007. Our working capital needs over the past year have been met from the issuance of the debt securities. We have a total of $6,050,000 in principal amount of debt outstanding, none of which was paid by the respective original maturity dates. These Bridge Notes are secured by all of our assets. The Bridge Note holders and the lead investor have not declared the Bridge Notes to be in default, and we are in discussions with the lead investor to extend the respective maturity dates. At the option of the note holders, the Bridge Notes may be converted into unregistered securities otherwise identical to the securities sold in the pending secondary offering at 70% of the offering price, or be paid from net proceeds of the offering. In November 2007, we requested, among other things, that the bridge investors reinstate their previously waived conversion rights and convert their Bridge Notes into unregistered securities of our company which are otherwise identical to the units offered in this Public Offering (the “Conversion Securities”). Specifically, we requested that the bridge investors consider two options. Under the first option, the bridge investors were asked to (i) convert their Bridge Notes into the Conversion Securities at 100% of the unit public offering. price and (ii) to lockup such Conversion Securities for the 12 month period in exchange for cash payments in the amount of 3% of the bridge investors’ principal and interest accrued on the Bridge Notes payable quarterly beginning three months after the closing of this Public Offering for the duration of the lockup period. Under the second option, the bridge investors were asked to (i) convert their Bridge Notes into the Conversion Securities at a 30% discount to the unit price in this Public Offering and (ii) to lockup such Conversion Securities for the 24 month period in exchange for the same cash payments as provided in the first option except that, under the second option, such payments will cease after the first 12 months of the lockup period. Under both options, the cash payment for the first three months will be paid in advance at the closing of this Public Offering and the payments for the remaining nine months will be paid in arrears after each quarter.  Similarly, under both options, the cash payment is only payable for each full quarter during which the Conversion Securities are subject to the lockups. Finally, under both options, the lockups may be released at any time after six months in the underwriters’ discretion. As of the date hereof, we are unable to estimate how many of such bridge investors will agree to execute one of the above options. If we are unable to repay these obligations, or obtain waivers of events of default, obtain waivers of penalties or forbearance of remedies under the terms of the Bridge Notes or the lenders do not convert the Bridge Notes, we could be forced to forfeit all of our assets.

The Bridge Notes not paid by their original maturity date are deemed in default, thereby causing the interest on the notes to increase from 8% to 18% per annum. Under the terms of the Bridge Notes, a default may be called by holders of at least 50% of the aggregate principal amount of the Bridge Notes then outstanding, including High Capital Funding, LLC, the lead investor. We have not received a notice of default and are in discussions with all note holders, including the lead investor, to extend the maturity dates of all Bridge Notes.

We have been dependent upon private capital to meet our short and long-term cash needs. We expect to continue to experience negative cash flow from operating activities through at least the next twelve months as we continue to build our CHS networks (provider systems) and develop a suite of management support services. If we continue to incur negative cash flow from operating activities for longer than expected, our ability to continue as a going concern could be in substantial doubt. We have sufficient cash and cash equivalents to maintain our operations at the current level through the end of November 2007. After which period, we will require additional funds through debt facilities, public or private equity and/or debt financings to continue operations. We also have to meet our obligations to repay Bridge Notes in the amount of $6,050,000, plus interest.

We will need to raise additional funds to finance our future capital needs. We have executed a non-binding letter of intent with an investment banker contemplating a secondary public offering of our equity securities in the fourth quarter of calendar year 2007. If this offering is concluded as currently contemplated, it would provide for the repayment of most of our debt and provide the working capital to sustain our operations for at least twelve months. There can be no assurance that the offering will be concluded as planned. Our development plan includes the identification of, negotiation with, and acquisition or joint venturing of businesses and services that will allow us to provide comprehensive management support services. We expect to secure financing for any such acquisition by selling common and/or preferred shares or issuing debt or notes. We are not currently in any negotiation with any acquisition candidate. After this offering, we may need to raise additional financing if our business strategy is not successful or we do not achieve positive cash flow from operating activities.

Financing Activities

The net cash provided from financing activities for the nine-month period ended July 31, 2007 was $3,428,276. During this period, we sold $4,941,000 of the $6,050,000 of Bridge Notes we currently have outstanding, paid $707,117 in placement agent commissions and expenses, raised an additional $346,371 from issuances of other notes and the use of a credit line and repaid loans and capital lease obligations totaling $1,151,978.

To obtain working capital, in October 2007, we entered into two financing arrangements which, in the aggregate, resulted in $484,000 in net proceeds to us. Namely, we issued a two-year 10% promissory note, dated December 4, 2007, in the aggregate principal amount of $250,000 to Paulson Investment Company, Inc., representative of the underwriters in this public offering. We agreed to prepay the principal amount of the note, plus accrued interest, at the closing of any public or private financing for which we receive gross proceeds of at least $10,000,000. In addition, we executed a financing agreement with High Capital Funding, LLC, a principal shareholder (HCF), and a third party lender that has no prior affiliation with us (TPL). The financing arrangement involved the issuance of two-year promissory notes to each of HCF and TPL in the aggregate principal amounts of $166,667 and $83,333, respectively. In satisfaction of the notes in full, we agreed to pay to HCF and TPL $238,094 and $119,047, respectively, with $71,427 and $35,714 representing the respective original issue discounts on the HCF and TPL notes. We also agreed to prepay the full principal amount of the notes at the closing of any public or private financing for which we receive gross proceeds of at least $10,000,000. In the event of default on these notes, including the failure to make the prepayment required thereunder, the interest on the notes will become immediately due and payable at the rate of 3% per month on the principal amount outstanding. We paid a 5% cash commission in the amount $12,500 to Newbridge Securities Corporation, one of the underwriters in this offering, in connection with the HCF and TPL financings. Net proceeds to us from the HCF and TPL financing arrangements was in the amount of $234,000. All three promissory notes contain events of default and other terms and provisions customary for instruments of this nature.

There is no assurance that we will be able to execute on our plans. To continue our operations and complete the implementation of our current business plan, we will require significant additional long-term financing. There are no assurances that such financing will be available, or if available, it will be on terms acceptable to us. Any financing may result in significant dilution.

Inflation

We believe that the relatively moderate rates of inflation in recent years have not had a significant impact on our operations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

BUSINESS

Overview

The Quantum Group, Inc. is headquartered in Wellington, Florida. We believe we are positioned to develop, deploy and capitalize on new business, services and technology models specifically focusing in the healthcare industry. Our business model integrates services encompassing a broad range of functionality and information indispensable to providers, patients and payers.

Our business model is to become Florida’s leading provider of outsourcing solutions and services to the healthcare industry in three complementary areas: providing leading edge healthcare to consumers; supplying support services for physicians, health maintenance organizations (HMOs), healthcare facilities and physician associations; and developing provider technology solutions to create a more effective and responsive healthcare system.

To serve the various business requirements, The Quantum Group is organized into three distinct yet integrated operating divisions:

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Renaissance Health Systems (RHS)

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Quantum Medical Support Services (QMSS)

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Quantum Medical Technology (QMT)

The foundation of our business model is the healthcare providers who have joined our Community Health Systems in each of the 26 Florida counties in which we currently operate. The next component of our model includes the full risk contracts we have negotiated with five HMOs; three of which are currently providing services for the members of these HMOs, and the other two of which are expected to begin generating revenues early 2008 and 2009. Further, we have developed a shared services structure. This provides providers, payers and patients a common set of resources at optimized cost and high quality. As a shared services resource, we can make available to providers billing, records and scheduling services, to name a few, at costs unattainable by any individual organization. The same information can be repurposed and provided to patients to enable them to become more active participants in their improved health and wellness. Subsets of this information can be provided to payers in standard electronic format for effective reconciliation and management.

As a shared services company, we derive leverage from a critical mass of resources (employees, infrastructure, the large number of providers engaged in our Community Health Systems), expertise attributable to our experienced team (skills, processes), aggregation of technology and an information base that can derive intelligence value. Our company will perform many of the functions that physicians groups cannot afford to do themselves. This provides the skill execution and cost base that allows physicians to concentrate on patient care (the core competence of physicians).

Current highlights of the Company include but are not limited to:

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We have secured contracts with and credentialed over 1,600 healthcare providers in 26 Florida counties;

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We have negotiated full risk contracts with five health maintenance organizations; three of which are currently providing services for members of those HMOs, the remaining two are expected to generate revenues beginning in early 2008 and 2009;

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We have begun to offer management support services, including billing and collections and a variety of insurance and financial products specialized for physicians;

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We expect to begin marketing additional services in early 2008, including medical staffing, payroll support services, group purchasing and physician receivable financing to our billing customers;

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RHS will continue to expand its provider network, by increasing the number of total healthcare providers participating to a goal of 2,000 by early 2008, developing a new Community Health System (CHS) in each of the targeted northern counties of Florida. Further, in the developing CHS counties, RHS will continue to add physicians to create a fully marketable network; and

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RHS expects to add two or three more HMO contracts and expand its credentialing services to hospitals.

QMT is developing technology solutions to support the efforts of RHS and each of the shared services companies to provide expanded communications, lower cost of technology services, greater information storage and ease of use.

U.S. Healthcare Industry

Current healthcare spending in the United States accounts for 16% of the nation’s gross domestic product (GDP).1 Healthcare has been the only net growth sector over the last 10 years as healthcare spending has risen from 13.7% (1995) of GDP to 16% (2005) while housing, food, technology, auto and defense have remained flat as a percentage of GDP.2 This represents an average of over $6,697 for each person in the United States.3 By 2015, total healthcare spending is projected to reach $4 trillion or 20% of GDP.4

In its February 2007 report, CMS estimated that healthcare spending in the United States was $2 trillion or approximately 17% of the GDP in 2006 and would grow to $4 trillion, or 20% of the GDP, by 2016. In the United States, healthcare outlays have grown faster than the consumer price index. According to CMS, healthcare outlays are projected to grow at a rate of 6.4% annually between 2007 and 2016. The projected principal drivers for this growth include continued cost-increasing medical innovation, inflation, continued strong demand for prescription drugs and the aging baby-boomer demographic.

Medicare & Medicare Advantage

Medicare benefits totaled $374 billion in 2006 and, as a portion of the nation’s GDP, are expected to rise from 2.7% in 2005 to 4.7% in 2020.5 Medicare offers beneficiaries the option to receive care through private insurance or managed care plans. These private insurance options are part of Medicare Part C, which is now referred to as Medicare Advantage. These plans are gaining popularity due to their lower out-of-pocket costs and access to a greater number of covered services. Some plans cover prescription drugs.

The Medicare program has four primary components:

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Medicare Part A covers inpatient hospital, skilled nursing facility and hospice care. All citizens of the United States are automatically enrolled in Medicare Part A upon reaching the age of 65;

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Medicare Part B is optional and is financed largely by monthly premiums paid by individuals enrolled in the program. Medicare Part B covers almost all reasonable and necessary medical services, including doctors' services, laboratory and x-ray services, durable medical equipment (i.e., wheelchairs and hospital beds), ambulance services, outpatient hospital care, home healthcare, blood and medical supplies. Participants often have the Medicare Part B monthly premium automatically deducted from their Social Security check.;

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Medicare Part C is an alternative to the traditional fee-for-service Medicare program. In geographic areas where a managed care plan has contracted with CMS pursuant to the Medicare Advantage program, Medicare beneficiaries may choose to receive benefits from a managed care plan. The current Medicare managed care program was established in 1997 when Congress created Medicare Part C, formerly known as Medicare Choice and now known as Medicare Advantage; and

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Medicare Part D. First available in 2006, Medicare Part D permits every Medicare recipient to select a prescription drug plan. Medicare Part D replaces the transitional prescription drug discount program and replaces Medicaid prescription drug coverage for dual-eligible beneficiaries.

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1

Centers for Medicare & Medicaid Services, Office of the Actuary: Data from the National Health Statistics Group. National Health Expenditures Aggregate, Per Capita Amounts, Percent Distribution, and Annual Percent Change by Source of Funds: Calendar Years 2005-1960.

2

Bureau of Economic Analysis. Table 1.5.5. Gross Domestic Product, Expanded Detail. (December 21, 2006).

3

CMS Releases U.S. Health Spending Estimates Through 2005. (January 9, 2007).

4

National Health Care Expenditures Projections: 2005-2015. (February 2006).

5

The Henry J. Kaiser Family Foundation. (February 2007). Medicare: Medicare at a Glance.

Individuals who elect to participate in the Medicare Advantage program receive greater benefits than traditional fee-for-service Medicare beneficiaries, which benefits may include eye exams, hearing aids and routine physical exams. Out-of-pocket costs for the Medicare beneficiary may also be lower. However, in exchange for these enhanced benefits, customers are generally required to use only the services and provider networks offered by the Medicare Advantage plan. This participation of private health plans in the Medicare Advantage Program under full risk contracts began in the 1980s and grew to approximately 6.9 million customers in 1999. According to information provided by the Henry J. Kaiser Family Foundation, after a drop to approximately 5.3 million customers in 2003, the number of enrollees in Medicare Advantage plans in the United States has increased to approximately 8.3 million as of February 2007. Also, since 2003, the number of Medicare Advantage plans in the United States has increased from 285 to 604 as of February 2007. Medicare Advantage plans contract with CMS to provide benefits that exceed those offered under the traditional fee-for-service Medicare program by at least 30% in exchange for a fixed premium payment per member per month from CMS. The monthly premium varies based on the county in which the customer resides, as adjusted to reflect the customer's demographics and the individual customer's health status.

Prior to 1997, CMS reimbursed health plans participating in the Medicare program primarily on the basis of the demographic data of the plans' customers. CMS has phased in its risk adjustment payment system, originally implemented as part of the Balanced Budget Act of 1997 and modified pursuant to the Medicare, Medicaid, and SCHIP Benefits Improvement and Protection Act of 2000. During 2003, risk adjusted payments accounted for only 10% of Medicare health plan payments, with the remaining 90% being reimbursed in accordance with the traditional demographic rate book. The portion of risk adjusted payments was increased to 30% in 2004, 50%, in 2005 and 75% in 2006, and increased to 100% in 2007. The risk adjusted payment model bases the CMS reimbursement payments on various clinical and demographic factors, including hospital inpatient diagnoses, additional diagnosis data from ambulatory treatment settings, hospital outpatient department and physician visits, gender, age and Medicaid eligibility. CMS requires that all managed care companies capture, collect and submit the necessary diagnosis code information to CMS twice a year for reconciliation with CMS internal database. Under this system, the risk adjusted portion of the total CMS payment to the Medicare Advantage plans will equal the local rate set forth in the traditional demographic rate book, adjusted to reflect the plan's customers average gender, age and disability demographics.

The Medicare Modernization Act

The Medicare Prescription Drug, Improvement and Modernization Act of 2003, known as the Medicare Modernization Act (MMA), provided sweeping changes to the Medicare program. The MMA increased the amount paid to Medicare Advantage plans and expanded Medicare beneficiary healthcare options. We believe that the changes enacted by the MMA have enabled Medicare Advantage plans to offer more attractive and comprehensive benefits and increase preventive care to its customers, while also reducing out-of-pocket expenses for beneficiaries. We further believe that these changes will encourage increased enrollment in Medicare managed care plans in the upcoming years.

In addition to generally increasing the rates payable to Medicare Advantage plans from CMS, the MMA, among other things, (i) added the Medicare Part D prescription drug benefit beginning in January 2006, (ii) implemented a competitive bidding process for the Medicare Advantage Program and (iii) provided a limited annual enrollment period.

Enrollment Period

Since 2006, Medicare beneficiaries have been restricted to a defined enrollment periods in which they can select a Medicare Advantage plan, a stand-alone Prescription Drug Program (PDP) or traditional fee-for-service Medicare coverage. As of November 2006, the annual enrollment period for a stand alone PDP is November 15 through December 31 of each year, and enrollment in Medicare Advantage plans occurs November 15 through March 31 of the subsequent year. Enrollment prior to December 31 is generally effective as of January 1 of the following year, and enrollment on or after January 1 and within the enrollment period is effective the first day of the month following enrollment. After the defined enrollment period ends, generally only seniors turning 65 years of age during the year, Medicare beneficiaries who permanently relocate to another service area, dual-eligible beneficiaries, others who qualify for special needs plans and employer group retirees will be permitted to enroll in or change health plans during the year. In addition, in certain circumstances, such as the bankruptcy of a health plan, CMS may offer a special election period during which the customers affected are allowed to change plans. Further, certain individuals who receive both Medicare and Medicaid benefits (known as dual eligibles) have no defined enrollment period and may change plans at any point.

The Florida Medicare Advantage Market

Florida has the second largest Medicare population in the U.S. with an estimated 3.1 million Medicare eligible beneficiaries. At December 31, 2006, Florida’s Medicare Advantage penetration was 22% of Medicare-eligible beneficiaries. According to the Florida Office of Economic and Demographic Research, Florida's Medicare eligible population is expected to grow from approximately 2.8 million per the 2000 census to almost 5.0 million by 2020.

According to CMS, the number of enrollees in PDPs as of January 16, 2007 was approximately 10.98 million, compared to approximately 10.37 million in June 2006, an increase of 5.9%. Medicare Advantage-Prescription Drug enrollment increased to approximately 6.65 million from 6.04 million, a 10% increase over the same period, while Medicare-Medicaid dual eligible enrollment increased to approximately 6.27 million nationwide from 6.07 million during this same period.

Our Business Model and Strategy

Our subsidiary, Renaissance Health Systems, Inc. (RHS), operates our network of healthcare providers and physician groups. Our network consists of a series of county-wide networks (sometimes collectively referred to as our network), which we call Community Health Systems (CHS). As of December 4, 2007, our network included over 1,600 healthcare providers and operates in 26 counties in central and southern Florida. Our goal is to increase the number of healthcare providers participating in our network to 2,000 by early 2008. We will continue to expand our network by increasing the number of contracted healthcare providers in our existing CHS and developing a new CHS in each of our targeted Florida counties. Our business plan includes a gradual rollout of additional Florida counties based on county demographics and other relevant factors. Our current goal is to have a CMS-compliant CHS in all 67 Florida counties operational by January 2011, although we cannot guarantee that we will be able to accomplish this goal in that time frame. We believe that each new CHS represents an opportunity for HMOs that are not marketing their managed care plans in that county to expand their market by providing them ready-made or turnkey access to that county without substantial delay or start-up cost.

For each CHS, we are required to have a minimum number of physicians and other providers in specific CMS-mandated areas of medical care and specific ancillary services facilities. We contract with individual physicians and physician groups, as well as ancillary facilities, such as laboratories, pharmacies and diagnostic centers, among others. Under our contracts with our healthcare providers, our physicians and other providers are contractors rather than employees. We pay our primary care physicians capitated fees and when specialists or ancillary facilities are used by the covered patients, we pay a pre-negotiated fee, depending on the specialty or the kind of facility. In addition to acting as a revenue source for our network providers, we act as a liaison between our network providers and our HMOs, thereby relieving the healthcare providers of many of the administrative burdens that are associated with managed care operations. Under our contracts, any participant in our network is eligible to provide medical services to the member/patients of any of our HMOs’ operating in the county in which the provider is located.

As of October 1, 2007, we have five executed contracts with HMOs and are generating revenues under three of these contracts. All but one contract was “full risk” at the outset, while our first contract was designed to be a “not at risk” agreement until the point at which there were 300 HMO member/patients using our network providers as their primary care physicians. Beginning October 1, 2007, all three of our contracts generating revenues are at full risk. Under a full risk contract, we are responsible for covering the direct costs of medical care for each covered patient, subject to a stop-loss ceiling we negotiate with each HMO. This limits our exposure to catastrophic claims from a single patient for the year of care once we incur a certain amount of cost. Once the limit is reached, we are no longer responsible for the expenses of medical care provided to that patient. The stop-loss ceilings vary by HMO. In general, we are charged a negotiated monthly rate that is deducted from the capitation we receive from the HMO. The stop loss thresholds are between $35,000 and $50,000 for a single patient for any one calendar year.

Our model allows for contracts with many HMOs in order to leverage the continued growth of our network. However, we do not expect to have more than approximately eight HMOs under contract at any time. The terms of our active contracts require that we establish and maintain a CHS in specified Florida counties. The contracts vary by the type of delivery system, the capitation setups and membership criteria. We intend to enter into additional

HMO agreements, which generally will be for a one-year term and subject to annual negotiation of rates, covered benefits and other terms and conditions. HMO agreements are often negotiated and executed in arrears.

The direct medical costs for which we are responsible are a combination of actual medical costs incurred by the HMO plus a reserve for future medical costs incurred but not reported, which is referred to as expenses incurred but not recorded (IBNR). Pursuant to our HMO contracts, we receive a monthly dollar amount for each patient who chooses one of our contracted healthcare providers as his or her primary care physician. This is known as a capitated fee. The capitated fee that we receive is a fixed fee, based on a percentage of the premium that the HMO receives. The percentage negotiated is different with each HMO, and the fee we collect further varies, depending on the age, health profile and other factors relevant to each specific patient. If a patient sees a specialist or receives services at an ancillary service facility, in general we pay a pre-negotiated fee, based on a percentage of Medicare’s allowable rate.

There is a built-in time delay between execution of a contract and our ability to earn revenues under that contract. A contract generally will not generate revenues until we have a county-specific, CMS-compliant, complete network of healthcare providers that is ready to provide comprehensive medical care to the Medicare Advantage patients, the HMO has received CMS certification to operate in specific counties with our network of providers, and patients have enrolled in the HMO and selected healthcare providers in our network. This start to revenue cycle can take up to twenty-four months. Our “window of opportunity” for contracts to begin to generate revenues generally coincides with the open enrollment period under a managed care plan operated under the Medicare Advantage program, which is between January 1 and March 31 of each calendar year.

Part of our responsibility under our current HMO contracts is to certify physician credentials. Our credentialing department commenced operations in September 2005. Credentialing is part of the underwriting process that the healthcare provider undergoes to participate in our network and is required by the Medicare Advantage program. We must comply with all regulatory requirements and strict guidelines to which the HMO is subject under the rules and regulations of the Florida Agency for Health Care Administration (AHCA) and the CMS. RHS uses National Committee for Quality Assurance (NCQA) compliant systems, procedures and software to manage this process. We have also established a Medical Credentialing Committee for the purpose of making recommendations to approve or deny physician participation in our network. The Medical Credentialing Committee is made up of practicing healthcare providers with participation by licensed Florida physicians. HMOs perform periodic routine audits in accordance with their internal schedule to ensure our compliance.

By contrast, when a physician contracts directly with several HMOs, each HMO has its own, unique credentialing process with which the provider must comply. By participating in our network, the physician only has to complete one credentialing application and undergo one credentialing process regardless of how many HMOs he or she participates in through our network. By performing the credentialing through RHS, we have the ability to expedite and control the processing time when the HMO submits a specific county to CMS for approval. In addition, it enables us to add providers without the HMO involvement.

We began generating revenues under one HMO contract in September 2005 in Volusia County, Florida, followed by Dade and Broward Counties in January 2006. The second and third HMO contracts began generating revenues in December 2006 and January 2007, respectively. We expect that the two remaining contracts will begin generating revenues in each of fiscal 2008 and 2009. In fiscal 2007, provider systems revenues, which are the revenues we earn from our network providers treating the HMO patients, are expected to account for approximately 50% of our total revenues. However, by fiscal 2008, we expect that most of our revenues will be derived, directly or indirectly, from the medical services provided by our network healthcare providers to patients enrolled in Medicare Advantage managed care plans.

Management Support Services

We provide management support services to healthcare providers that participate in our network as well as to other healthcare providers, physician groups and other providers of medical services in the state of Florida. We began offering management support services in November 2006 and are methodically building a core group of management support services we believe will be attractive to medical service providers. The management support services we currently make available include the following:

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Medical billing and collections services which may include electronic medical records, as well as electronic prescription writing, practice management tools and transcription, all combined into the QMed Solutions system; and

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Insurance – such as malpractice, health and life and disability.

Our subsidiary, QMed Solutions, Inc. (QMS) – Comprehensive Patient Managementsm, d/b/a QMed BILLING, Inc. (QMB), offers our medical billing and collection services to healthcare providers and hospitals throughout Florida through two management agreements with a Florida-based billing and collection company serving the southern and central Florida regions. Under these agreements, we run the operations of the billing company and accept all of the risks of ownership. We charge for our billing and support services based on a percentage of the amounts we collect. The termination date on these agreements has been extended to December 31, 2007. Although we believe we should be able to reach an agreement with the billing and collections companies to extend the term of the management agreements beyond December 31, 2007, we do not have a unilateral right to do so, and any newly negotiated terms could be less favorable to us than the existing contractual terms. We plan to continue to seek potential acquisitions of medical billing companies to complete certain portions of our strategic plan.

QMS uses an electronic processing system to process claims and collect payments. QMS is able to service any account in Florida from one of our two operation centers. In January 2007, QMS began marketing the combined solutions of electronic medical records (EMR) and billing. QMS services include:

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processing physician-prepared medical claims;

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electronically forwarding the claim to the appropriate payer (insurance, government, private);

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recording collections from all sources and preparing account receivable reports for the physician;

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preparing encounter reports, i.e., the record of each service received or performed for a patient to CMS;

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invoicing for patient portion of charges;

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collecting fees;

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following up on denials and re-filing of claims;

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interfacing with payers regarding claim issues;

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advising healthcare providers as to coding requirements and regulation/rate changes;

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providing an audit trail if the physician uses the EMR/Billing solution; and

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providing accumulation and preparation of data for the Physician Quality Reporting Index (PQRI).

In August 2007, we began offering insurance products to healthcare providers on a commission basis. Although this portion of our business does not represent a significant source of revenues yet, we are in the early stages of building a suite of support services and products that we intend to make available to healthcare providers on an ala carte basis in the future, and our insurance products will be included in the mix of such services and products.

QMT also provides in-house web services for use in developing and maintaining web sites for RHS and Quantum needs and several county medical associations.

Future Services

Renaissance Services

In late 2007, we plan to begin providing hospital care services through our subsidiary, Renaissance Hospital Associates, Inc. (RHA). This part of our business will coordinate all aspects of a patient’s hospitalization, from admission to release, through the use of physicians dedicated to handling in-patient care. We believe that RHA will be a key component of our comprehensive enterprise system as an added measure towards controlling costs and redundancy. This service is designed to alleviate the time demands on primary care physicians imposed by rounds and the continual monitoring that is required to provide effective and efficient patient care during a hospitalization. Further, RHA will manage the communications and coordination of data transfer and treatment costs to the PCP to ensure the integrity of each patient’s health records. Additionally, part of RHA’s function will be to redirect patients to urgent care centers for non-emergency care needs. To the extent that we have a HMO to which we are providing hospital admissions, RHA will allow us to reduce hospital days, provide better continuation of care and more effective communications with our contracted primary care providers. In addition to our current contracted HMOs, for members that are not a part of RHS, we are able to contract with HMOs to provide hospitalist services whether we have a full risk contract with them or not. Generally, hospitalists are paid a flat rate per admission regardless of length of stay.

Quantum Services

We are also developing a suite of additional services for the healthcare community, including an integrated practice management platform that will provide a management information system based upon an Application Services Provider model that will connect healthcare providers and physician groups with their patients, hospitals and payers. We intend to build that suite of services through a combination of the acquisition of existing providers and technology and partnering with technology companies and other entities. If developed as currently anticipated, we believe that the system will eliminate the need for substantial paper record creation and storage, will reduce the administrative burdens and back office costs of the users and will comply with the HIPAA requirements. We expect that this platform will be available for deployment in the summer of 2008, although we cannot guarantee that unforeseen factors will not cause a delay in the development and later rollout of this platform.

Additional support services that we expect to make available include:

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Personal Health Record (PHR) – will provide patients of our network physicians with a personal, portable health record of essential information;

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Patient Portal – will provide patients with access to online scheduling with their physician and the ability to download their current PHR data;

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Staffing – will provide healthcare providers, clinics and hospitals with temporary and permanent staffing options, payroll services, tax filings and benefits administration;

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Group Purchasing Organization – will provide central purchasing with discounted pricing for clinical, office and other items;

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Physician Medical Receivable Financing – will integrate medical billing and collections and electronic medical records to facilitate third party financing of physician medical receivables;

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Physician Accounting System – will provide a system whereby physicians will be able to ascertain their true financial and cash position on a daily basis; and

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Clinical Testing Programs – will coordinate drug and medical device clinical testing between RHS healthcare providers and research and development groups as a Certified Research Organization.

We intend to integrate these services in an enterprise system that will electronically and clinically connect all aspects of RHS involvement in managing the full range of patient care for the HMO and the physician practice. We believe that the use of our enterprise system will improve the efficiency and profitability of the physician’s practice.

The Importance of Technology in Our Future Development

Our subsidiary Quantum Medical Technologies, Inc. (QMT) provides access to an electronic medical record (EMR) and an integrated billing system for use by healthcare providers and our company. It is a web-based platform using knowledge-based workflow methodology familiar to healthcare providers. It also includes the ability to receive and send information in the HL7 and X12 formats, thus allowing healthcare providers to transfer data and tests to and from hospitals and labs. In addition, QMT is developing a utilization management (UM) program that will allow the RHS patient care coordination team to manage its patient base. Additional elements of the system will include:

•

disease management;

•

patient health record;

•

case management;

•

HMO plan administration;

•

physician accounting system;

•

A/R financing reporting and reconciliation;

•

management and clinical reporting; and

•

data transfer from hospitals and labs to physician.

QMT is developing an enterprise practice management platform that is designed to help healthcare providers and healthcare organizations reduce costs through clinical and supply chain efficiencies, improve care delivery and patient safety and streamline administrative activities such as claims processing, eligibility verification and billing. QMT will provide a full HIPAA-compliant health information system to connect healthcare providers with their patients, hospitals and payers. Our target market is the existing network of healthcare providers, as well as those healthcare providers and future hospitals using the support services offered by us. Clients will be able to choose from a number of technical and software support options.

Competition

The healthcare services industry is highly fragmented. It consists primarily of:

•

larger systems integration firms, including the consulting divisions of the national accounting firms and their spin-offs, which may or may not have a particular healthcare focus or offer healthcare consulting as a specialty area;

•

healthcare information system vendors that focus on services relating to the software solutions they offer;

•

healthcare consulting firms, many of which focus on selected specialty areas, such as strategic planning or vendor-specific implementation;

•

large general management consulting firms that may or may not specialize in healthcare consulting and/or do not offer systems implementation; and

•

boutique firms that offer a limited number of specialized services or which service a particular geographic market.

As a result, we face competitors that vary in type, size and sophistication. On the one hand, we encounter competition from large publicly traded HMO service organizations, e.g., Metropolitan Health Networks, Inc. and ContinuCare, Inc., which collectively provide approximately $450 million in medical services to HMO clients in south and central Florida every year. There are also a number of small and private organizations providing similar type of HMO support services. We also face substantial competition from numerous support organizations that market medical billing and collections and insurance products, as well as an array of other services we intend to provide to physicians in the foreseeable future. Most of our competitors have greater financial and other resources, larger enrollments, broader ranges of products and benefits, broader geographical coverage, more established reputations in the national market and our markets, greater market share, larger contracting scale and lower costs. In addition, new competitors may enter our markets, and this increased competition may have an adverse effect on our results of operations. There is no assurance that we will be able to successfully compete in our chosen markets.

Even in this competitive environment we believe that our business model of building CHSs to facilitate a cost effective expansion opportunity to our contracted HMOs in 26 counties gives us an advantage over larger, more geographically-limited competitors. Helping the physicians in their administrative and support services gives us an opportunity to attract physicians to our CHS and to establish a stronger relationship with these physicians going forward. We also believe that our focus on using an integrated technology solution to reduce costs and improve patient care will be a strategic advantage that will make us more competitive in our industry.

Sales and Marketing Strategy

We employ different marketing strategies to accommodate the different types of entities to which we market. Our largest source of future revenues is our relationships with HMOs. The marketing to new HMOs is primarily done directly by our senior management team, in particular Noel J. Guillama, our Chief Executive Officer. We have opportunities with HMOs currently operating in Florida as well as HMOs that operate outside of Florida that may plan expansion into the state in the near future. As of October 1, 2007, we are in discussions with three additional Florida-based HMOs.

Our marketing strategy focuses on two areas. Initially, we market to healthcare providers to encourage them to join our provider network and to treat the members of our HMO clients. This marketing is performed by our team of provider specialists, in person or through direct mail, advertising, trade show participation and through referrals from existing providers. We also market our support services to providers with specialized employees as well as commission-based individuals. With respect to our management support services, we currently market primarily to existing providers within our networks, both in person and through general advertising and direct mail.

Government Regulation

Our operations and relationships are subject to extensive and increasing regulation by a number of governmental entities at the federal, state and local levels. We have structured our operations to be in material compliance with applicable laws. There can be no assurance that a review of our, or the affiliated physicians’, business, by courts or regulatory authorities will not result in a determination that could adversely affect our operations, or the affiliated healthcare providers, or that the healthcare regulatory environment will not change so as to restrict our, or the affiliated healthcare providers’, existing operations or expansion.

The laws of many states prohibit business corporations from practicing medicine and employing healthcare providers to practice medicine. In Florida, non-licensed persons or entities are prohibited from engaging in the practice of medicine directly. However, Florida does not prohibit such non-licensed persons or entities from employing or otherwise retaining licensed healthcare providers to practice medicine so long as such entity does not interfere with the physician’s exercise of independent medical judgment in the treatment of patients. The laws in most states, including Florida, regarding the corporate practice of medicine have been subjected to limited judicial and regulatory interpretation and, therefore, no assurances can be given that our activities will be found to be in compliance, if challenged.

There are also state and federal civil and criminal statutes imposing substantial penalties, including civil and criminal fines and imprisonment, administrative sanctions and possible exclusion from Medicare and other governmental programs on healthcare providers that fraudulently or wrongfully bill governmental or other third party payers for healthcare services. The federal law prohibiting false billings allows a private person to bring a civil action in the name of the United States government for violations of its provisions. Moreover, technical Medicare and other reimbursement rules affect the structure of physician and ancillary billing arrangements. We believe that we will always be in material compliance with such laws, but there is no assurance that our activities will not be challenged or scrutinized in the future by courts or governmental authorities. Noncompliance with such laws may adversely affect our operation and subject it to penalties and additional costs.

Certain provisions of the Social Security Act, commonly referred to as the “Anti-Kickback Statute,” prohibit the offer, payment, solicitation, or receipt of any form of remuneration in return for the referral of Medicare or state health program patients or patient care opportunities, or in return for the recommendation, arrangement, purchase, lease or order of items or services that are covered by Medicare or state health programs. The Anti-Kickback Statute is broad in scope and has been broadly interpreted by courts in many jurisdictions. Read literally, the statute places at risk many business arrangements, potentially subjecting such arrangements to lengthy, expensive investigations and prosecutions initiated by federal and state governmental officials. Violation of the Anti-Kickback Statute is a felony, punishable by significant fines and/or imprisonment. In addition, the Department of Health and Human Services may impose civil penalties excluding violators from participation in Medicare or state health programs.

The federal Health Insurance Portability and Accountability Act of 1996 (HIPAA) expands the government’s resources to combat healthcare fraud, creates several new criminal healthcare offenses, and establishes a new advisory opinion mechanism under which the Office of Inspector General is required to respond to requests for interpretation of the Anti-Kickback Statute. HIPAA is a relatively young statute, and the case law construing HIPAA is continuing to develop. Therefore, it is impossible to predict the impact of the law on our operations.

Congress, in the Omnibus Budget Reconciliation Act of 1993, enacted significant prohibitions against physician referrals. These prohibitions, commonly known as “Stark II,” amended prior physician self-referral legislation known as “Stark I” by dramatically enlarging the field of physician owned or physician interested entities to which the referral prohibitions apply. Effective January 1, 1995, Stark II prohibits, subject to certain exceptions, including a group practice exception, a physician from referring Medicare or Medicaid patients to an entity providing “designated health services” in which the physician or immediate family member has an ownership or investment interest or with which the physician has entered into a compensation arrangement. The designated health services include clinical laboratory services, radiology and other diagnostic services, radiation therapy services, physical and occupational therapy services, durable medical equipment, parenteral and enteral nutrients, equipment and supplies, prosthetics, orthotics, outpatient prescription drugs, home health services and inpatient and outpatient hospital services. The penalties for violating Stark II include a prohibition on payment by these government programs and civil penalties of as much as $15,000 for each violative referral and $100,000 for participation in a “circumvention scheme.” The Stark legislation is broad and ambiguous. Interpretive regulations clarifying the provisions of Stark II have not been issued. Florida also has enacted similar self-referral laws. The Florida Patient Self Referral Act of 1992 severely restricts patient referrals for certain services by healthcare providers with ownership or investment interests, requires disclosure of physician ownership in businesses to which patients are referred and places other regulations on healthcare providers. While we believe we  are in compliance with the Florida and Stark legislations and their exceptions, future laws, regulations or interpretations of current law could require us to modify the form of our relationships with healthcare providers and ancillary service providers. Moreover, the violation of Stark I or II or the Florida Patient Self Referral Law of 1992 could result in significant fines and loss of reimbursement, which would adversely affect our operations.

Employees

As of December 4, 2007, we have 38 full-time employees. None of our employees are covered by a collective bargaining agreement or represented by a labor union. We consider our employee relations to be good.

Legal Proceedings

We are not aware of any pending legal proceedings against us.

Properties

The following table lists our facilities:

Property Location	Purpose	Monthly Rent and Term	Size
Wellington, Florida	Executive Offices	$9,580	6,600 sq. feet
		June 2009
Miami, Florida	Corporate offices to	$3,150	1,450 sq. feet
	support Renaissance operations	March 2012

We believe the space is adequate for our immediate needs. We have plans to expand our current executive offices in March 2008, when the adjacent space in our Wellington facility becomes available. We do not foresee any significant difficulties in obtaining any required additional space.

Corporate Information

Our corporate headquarters are located at 3420 Fairlane Farms Road, Suite C, Wellington, FL 33414. Our telephone number is (561) 798-9800, and our fax number is (561) 296-3456. We were formed as a Minnesota corporation in 2001 and reincorporated in Nevada in 2003.

MANAGEMENT

The following table sets forth information regarding the members of our Board of Directors (Board) and our executive officers and other significant employees as of December 4, 2007.

Name	Age	Positions
Noel J. Guillama (4)	48	Chairman of the Board, Chief Executive Officer and President
Donald B. Cohen (4)	54	Executive Vice President, Chief Financial Officer,
		Director
Susan Darby Guillama	47	Executive Vice President, Secretary, Chief Administrative
		Officer, Director
James D. Baker (4)(2)	64	Director
Jose de la Torre (2)(3)	64	Director
Alberto Del Valle, CPA (1)(4)	64	Director
Lawrence B. Fisher, Esquire (1)(3)	69	Director
Mark Haggerty (1)	59	Director
Michael Rosenbaum	70	Director
Gregg M. Steinberg (2)(3)	45	Director

———————

(1)

Member of the Audit Committee.

(2)

Member of the Compensation and Options Committee.

(3)

Member of the Nominating and Governance Committee.

(4)

Member of the Executive Committee.

Board of Directors

Effective June 12, 2007, we expanded the Board to 11 members. On August 19, 2007, one of our directors passed away, reducing our current Board membership to 10, plus one vacancy. Our Board oversees our business affairs and monitors the performance of our management. Each director and executive officer holds office until his or her successor is duly elected and qualified, his or her resignation or he or she is removed in the manner provided by our Bylaws. All officers serve at the discretion of the Board and are elected annually at the annual meeting of our Board held after each annual meeting of shareholders. Our Board has determined that all directors, except for Noel J. Guillama, Donald Cohen and Susan Darby Guillama, are independent within the meaning of the SEC Rule 10A-3.

All our officers devote their full-time attention to our business. Except for Noel and Susan Guillama, who are married, no director or executive officer is related to any other of our directors or executive officers, and there are no arrangements or understandings between a director and any other person that such person will be elected as a director. There are no material proceedings to which any of our directors, executive officers or affiliates, any owner of record or beneficially of more than five percent of any class of our voting securities or those of our subsidiaries, or any associate of any such director, officer, and affiliate or security holder is a party adverse to us.

Below are descriptions of the backgrounds of our executive officers and directors:

Noel J. Guillama, Chairman of the Board, Chief Executive Officer and President. Noel J. Guillama is a co-founder of The Quantum Group, Inc., and has been our Chairman, Chief Executive Officer and President since its inception in 2001. Prior to The Quantum Group, from January 1996 to February 2000, he was the Chairman, President and Chief Executive Officer of Metropolitan Health Networks, Inc. Mr. Guillama also serves as Director and/or Chairman of several private family-controlled businesses, including Tektonica, Inc. Tektonica, established in 1991, is a commercial/industrial construction company based in Tequesta, Florida; MedTonics, Inc., established in 1984, has been involved in a broad range of real estate development activities (recently focusing on development of medical projects); and Guillama, Inc., a shareholder of our company, which holds passive investments in other companies. Mr. Guillama is also a director and treasurer of Florida International University Foundation, Inc., a direct support organization of Florida International University, a Florida public university. He also serves as a Director of the Palm Beach County Community College Foundation and is a trustee of Palms West Hospital.

Donald B. Cohen, Executive Vice President, Chief Financial Officer, Director. Mr. Cohen is a co-founder of Quantum. He has served as a director and our Vice President, Chief Financial Officer since inception in 2001. Prior to joining Quantum, from April 2001 through January 2002, he served as Chief Financial Officer of I-Titan Communications Network, Inc., a technology design and manufacturer. Mr. Cohen holds a Bachelor of Science degree from California State University, Northridge and is licensed as a CPA in the state of California.

Susan Darby Guillama, Executive Vice President, Secretary, Chief Administrative Officer, Director. Mrs. Guillama is also a co-founder of Quantum and has been a director, Vice President and Chief Administrative Officer since April 2003, before which she had been an outside consultant with Quantum from September 2001 to April 2003. Mrs. Guillama is on the Board of Directors of Junior Achievement of the Palm Beaches and has recently been elected Secretary of the Palm Beach County Homeless Advisory Board. Mrs. Guillama holds a Bachelor of Arts degree in Communication from the University of South Florida.

James D. Baker, Director. Mr. Baker joined our Board in October 2002. From December 2006 through July 2007, Mr. Baker was the Chief Executive Officer of AMD Telehealth, Inc., a home health provider. Since August 2004, Mr. Baker has served as the Chief Executive Officer of Homeland Security Networks, Inc. and, since October 2002, he has served as the sole director, President, and Chief Executive Officer of Q-Net Technologies, Inc., a consumer technology and value added Internet services company. From October 1999 to August 2003, Mr. Baker was President of TargitInteractive, Inc., an interactive marketing services provider. Mr. Baker holds a Bachelor of Science degree from the University of Cincinnati.

Jose de la Torre, Director. Dr. de la Torre joined our Board in June 2007. Dr. de la Torre has served as the Dean of the Alvah H. Chapman Graduate School of Business at Florida International University in Miami since July 2002, where he is also the J.K. Batten Eminent Scholar in Strategy. He received his Doctorate degree from the Harvard Business School and has undergraduate degrees in aerospace engineering and business administration from the Pennsylvania State University.

Alberto Del Valle, Director. Mr. Del Valle joined our Board in June 2007. Since 1991, Mr. Del Valle has been an independent contractor, specializing in small business advisory and financial services. In March 2007, he became an independent consultant for The Health Acquisition Group, a company specializing in mergers or acquisitions of healthcare providers. Since May 2003, he has also been an independent consultant for Arle Compressor Systems Corp, a distributor of Ingersoll Rand compressors and industrial equipment. Mr. Del Valle holds a Bachelor of Science degree in Accounting from Louisiana State University and was a licensed CPA in the state of Florida from November 1972 to September 1991.

Lawrence B. Fisher, Director. Mr. Fisher joined our Board in June 2007. Mr. Fisher is a securities law practitioner with over 35 years experience. From 1995 through the time of his retirement in 2005, Mr. Fisher was a partner at the law firm of Orrick, Herrington & Sutcliffe, LLP in New York. He has served on the Board of Directors of Financial Federal Corporation, a New York Stock Exchange-listed financial services company, for the past 14 years, where he is also a member of its Executive Committee and Chairman of its Corporate Governance Committee. Mr. Fisher also has served on the Board of Directors of the National Bank of New York City, a privately owned commercial bank, for over 20 years. He is also a member of its Audit Committee. Mr. Fisher holds a Bachelor of Arts degree in Political Science from Columbia College and a Bachelor of Law (LLB) degree from Columbia Law School.

Mark Haggerty, Director. Mr. Haggerty joined our Board in October 2003. Mr. Haggerty is a corporate, securities and medical laws practitioner with over 34 years experience. From 1993 to May 2003, he was President and Chairman of Voice and Wireless Corporation, a voice and wireless communications company. Since 2004, he has served as general counsel to FFP Investment Advisors, Inc., an investment advisory firm in Minnesota. Mr. Haggerty holds a law degree from the University of Minnesota Law School.

Michael Rosenbaum, Director. Mr. Rosenbaum joined our Board in February 2006. Mr. Rosenbaum works in the areas of mergers and acquisitions, merchant banking and finance. Since 1984, he has served as a director for Protrak International, a developer of customer relationship management software and sales force automation to the investment management industry. Mr. Rosenbaum holds a Bachelor of Arts degree from Yale in Economics and Political Science, a Bachelor of Law (LLB) degree and a Masters degree in International Affairs, both from Columbia University.

Gregg M. Steinberg, Director. Mr. Steinberg joined our Board in June 2007. Mr. Steinberg is President of International Profit Associates and affiliated companies (IPA), a provider of various services to the small and midsize businesses. He has been with IPA since 1992, and President since 1997. Mr. Steinberg holds a Bachelor of Science degree in Business Administration from the University of Arizona and a Masters degree in Business Administration from the Thunderbird School of Global Management.

Below are descriptions of the backgrounds of other key employees:

P.L. “Pete” Martinez, Vice President, Chief Technology and Innovations Officer. Mr. Martinez joined Quantum in July 2007, having previously served for 32 years at IBM in several capacities, including that of the first executive of IBM’s e-business Strategy Consulting and Consulting Profession Leader for the Americas from January 1999 to May 2001. Mr. Martinez serves on the Advisory Board of the University of Miami, Florida Atlantic University and Florida International University.

Ronald S. Smith, Vice President, Corporate Development. Mr. Smith joined Quantum in August 2007, having previously served as a consultant to Quantum from July 2006 to August 2007. Prior to joining Quantum, Mr. Smith spent eight years as Chief Executive Officer and twenty five years as Chief Financial Officer of various companies, including Johnson & Johnson, both domestically and internationally, as well as five years with Peat Marwick Mitchell (now KPMG) in audit and consulting.

Barbara A. Roqueta, Senior Vice President, Provider Operations, Renaissance Health Systems, Inc. Ms. Roqueta joined us in April 2005. Commencing in March 2003 through February 2005, Ms. Roqueta worked as the Network Development Manager for EMP Medical Services, Inc., a statewide, specialized management services organization. Prior to that, she worked for HIP Health Plan of Florida, Inc. (now Vista Healthplan, Inc.), Healthcare providers Healthcare Plan and CAC/CAC-Ramsey/United Healthcare of Florida, Inc.

D & O Insurance

We currently maintain a $3 million directors’ and officers’ liability insurance policy.

Board Committees

The Company has four standing committees: Audit, Executive, Compensation and Options, and Nominations and Governance. None of the Board committees held any meetings during the last fiscal year.

•

The Audit Committee selects the independent auditors and reviews the results and scope of the audit and other services provided by independent auditors. The Committee also reviews and evaluates internal control functions and discusses with management and the Board such matters as accounting policies, internal accounting controls and procedures for preparation of financial statements. In June  2007, the Board of Directors appointed Mr. Del Valle to chair the Audit Committee and as its “financial expert” as such term is defined under Item 407(d)(5) of Regulation S-B. The Committee consists of Mr. Haggerty, Mr. Fisher and Mr. Del Valle.

•

The Executive Committee may exercise all powers of the Board in the management of the business and affairs of our company at any time when the Board is not in session. The Executive Committee is, however, subject to the specific directions of the Board and consists of Mr. Del Valle, Mr. Baker, Mr. Guillama and Mr. Cohen. All actions of the Executive Committee require a unanimous vote.

•

The Compensation and Options Committee makes recommendations to the Board concerning compensation for our executive officers, employees and consultants, recommendations to the Board concerning our non-cash compensation plans and administers the plans. The Committee consists of Dr. de la Torre (Chairman), Mr. Baker and Mr. Steinberg.

•

The Nomination and Governance Committee makes recommendations to the Board concerning nominations to the Board and development and review on an ongoing basis of the adequacy of our corporate governance. The Committee consists of Mr. Steinberg (Chairman), Mr. Fisher and Dr. de la Torre.

Code of Conduct

We have adopted three Codes of Conduct that collectively cover all of our officers, directors, employees, consultants and independent contractors. One Code of Conduct is for employees in general, the second Code of Conduct is for all consulting and/or contracted positions, and the third Code of Conduct addresses senior officers, board members and accounting personnel. The first and second Codes of Conduct set our policies on inside information, conflicts of interest, trading of inside information, management and accounting ethics and compliance with all local, state and federal laws. The third Code of Conduct addresses special considerations for the handling of corporate financials and disclosure information. These codes may be viewed on our Internet Website at http://www.QuantumMD.com.

These codes are designed to deter wrongdoing and to promote:

•

honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•

full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us;

•

compliance with applicable governmental laws, rules and regulations;

•

the prompt internal reporting of violations to an appropriate person or persons identified in the codes; and

•

accountability for adherence to the codes.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information required under applicable SEC rules about the compensation for fiscal 2006 of (i) our Chief Executive Officer, (ii) our Chief Financial Officer, and (iii) all our other executive officers (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($) (1)	Option Awards ($) (2)	All Other Compensation ($) (3)	Total ($)

Noel J. Guillama	2006	200,000	91,002	14,894	305,896
Chairman and Chief Executive Officer

Donald B. Cohen	2006	96,000	45,499	3,300	144,799
Executive Vice President and Chief Financial Officer

Susan Darby Guillama	2006	96,000	45,499	2,994	144,493
Executive Vice President and Chief Administrative Officer

———————

(1)

Includes accrued but unpaid executive compensation in the total amount of $166,083.

(2)

The amounts in the Option Awards column reflect the dollar amount recognized for financial statement reporting purposes for the year ended October 31, 2006, in accordance with FAS 123(R). The grants include grants made in fiscal years ended October 31, 2003 and 2005.

(3)

The All Other Compensation column includes car allowances and company paid benefits.

Option Grants in Last Fiscal Year

No options or common shares were granted to the Named Executive Officers during the year ended October 31, 2006.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information with respect to the value of outstanding equity awards, at October 31, 2006, previously granted to the Named Executive Officers.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Options Exercise Price ($)	Option Expiration Date

Noel J. Guillama	8,000	—	$10.00	10/1/10
Chairman and Chief	14,674	9,326	12.50	12/26/12(1)
Executive Officer

Donald B. Cohen	6,000		10.00	10/1/10
Executive Vice President and Chief Financial Officer	7,326	4,674	12.50	12/26/12(1)

Susan Darby Guillama
Executive Vice President and Chief Administrative Officer	7,326	4,674	12.50	12/26/12(1)

———————

(1)

These stock options vest quarterly over a three-year period beginning on the date of grant.

No Named Executive Officer received perquisites or other personal benefits which, in the aggregate, exceeded $10,000.

Director Compensation

Prior to June 12, 2007, we reimbursed all directors for their expenses in connection with their services as our directors but did not pay cash compensation for service as a director. In lieu of cash, we granted each outside director 1,200 shares of stock, vested over three years and $10,000 to be paid in stock, calculated by taking the average of the closing prices for last 10 trading days prior to the end of the fiscal year. Our directors who are also our employees do not receive additional compensation for their services as directors. The director compensation paid during the fiscal year ended October 31, 2006 is reflected in the following table:

Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Noel J. Guillama	—	—	—	—	—	—	—
Donald B. Cohen	—	—	—	—	—	—	—
Susan D. Guillama	—	—	—	—	—	—	—
James D. Baker	—	17,000	24,552 (1)	—	—	—	41,552
Mark Haggerty	1,500	17,000	24,552 (1)	—	—	—	43,052
Michael Rosenbaum	—	12,500		—	—	—	12,500
Peter Nauert (2)	—	12,500		—	—	—	12,500

———————

(1)

The amounts in the Option Awards column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended October 31, 2006, in accordance with FAS 123(R). The grants include grants made in fiscal year ended October 31, 2006.

(2)

Deceased.

On March 1, 2007, the Board approved that Mr. Haggerty be compensated an additional $15,000, in cash and/or stock, for the extra duties of chairing the Audit Committee during calendar year 2006.

On March 9, 2007, we granted each outside director annual compensation of $12,000 in cash and $12,000 in stock grants. Directors can, at their discretion, convert all or part of their annual cash compensation to stock at 10% discount to the market price.

Effective June 12, 2007, we expanded the Board to 11 members and adjusted director compensation. Each outside director was also granted 10,000 stock options to be vested over four quarters at the end of each quarter during their tenure with us, and exercisable at a price equal to the closing price of our common stock on the last trading day of each quarter. Additionally, outside directors receive an annual fee of $5,000 for serving on the Executive Committee, $5,000 to chair the Compensation and Options Committee and the Nomination and Governance Committee and $10,000 to chair the Audit Committee. As of December 4, 2007, we had accrued but unpaid $166,250 for the compensation of outside directors ($119,250 in cash and $47,000 in stock compensation) for the period of November 2003 through July 31, 2007.

Employment Agreement with our Chief Executive Officer

We have no agreement or understanding, express or implied, with any officer, director, or principal shareholder, or their affiliates or associates, regarding employment with our company or compensation for services other than those identified below. Other than as explained below, we do not have any change of control, severance or pension arrangements or understandings with any of our management team.

On September 7, 2007, we entered into an employment agreement with Noel J. Guillama, our President and Chief Executive Officer. The terms and provisions of this agreement were approved by our Compensation and Option Committee. The employment agreement is effective as of the effective date of the registration statement of which this prospectus is a part and will terminate five years from such effective date. The initial five-year term is renewable upon mutual consent of Mr. Guillama and Quantum for up to two additional five-year terms. Mr. Guillama will receive an annual base salary of $175,000, plus annual increases of not less than 5% of the base salary, and bonus compensation of 2% of our earnings before income taxes.

Upon the effective date of the Agreement, Mr. Guillama is also entitled to receive grants of the following 10-year options:

(i)

Upon the effective date of the offering, immediately exercisable options to purchase 200,000 shares of our common stock with an exercise price equal to the Volume Weighted Average Price (VWAP) of our common stock for the 30 days preceding the date of this offering; and

(ii)

Additional options to be granted as follows:

(a)

Upon the effective date of the offering, immediately exercisable options to purchase 20,000 shares of our common stock with an exercise price of the Volume Weighted Average Price (VWAP) of our common stock for the 30 days preceding the date of this offering; and

(b)

On each annual anniversary of the date of this offering, options to purchase 20,000 shares plus an additional 10,000 shares of common stock for each year of employment of our common stock with an exercise price of the Volume Weighted Average Price (VWAP) of our common stock for the 30 days preceding the date of this offering.

Mr. Guillama is entitled to participate in all medical, dental and life insurance, disability income, retirement plans and other employee benefits. Upon the termination of his employment for any reason, Mr. Guillama has agreed not to compete with Quantum and not to solicit any of our employees for a period of two years following his termination. The Agreement provides for termination by us without cause or by Mr. Guillama in the event of a change of control. In either case, we will pay Mr. Guillama on a monthly basis at least two years’ additional salary at the base salary then in effect or, if more than two years remain for the term of the Agreement, then we will pay Mr. Guillama on a monthly basis additional salary at the base rate then in effect for the greater of one-half of the remaining period to the end of the term of the Agreement or two years. Mr. Guillama will be entitled to all stock options earned as of the date of termination, and we will use our best efforts to register, within 90 days of any separation, at its expense, the public resale of all shares owned by the Mr. Guillama and his affiliates as well as all common stock underlying his options. In addition, in the event the termination of the Mr. Guillama is not for cause, we will pay him, monthly, for at least two years, additional salary at the base salary rate then in effect or, if more than two years remain for the term of the Agreement, then we will pay him, monthly, additional salary at the base salary rate then in effect for one-half of the remaining period to the end of the term of the employment agreement or two years, whichever is longer. In addition, the employment agreement contains indemnification and other terms and provisions customary for agreements of this nature. The foregoing is a summary of the material terms and provisions of the employment agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

Accrued Executive Compensation

On August 1, 2007, the Board agreed to allow Mr. Cohen and Mr. Guillama to convert up to 50% of their accrued but unpaid compensation and bonuses as approved by the Board of Directors and other liabilities as of August 31, 2007, into unregistered units of common stock, Class A warrants and Class B warrants otherwise identical to the units offered in this offering. We also agreed to bonus each of them additional compensation to cover the tax liabilities associated with this conversion. Mr. Guillama and Mr. Cohen will receive additional cash compensation for taxes in the approximate amount of $279,697 and $83,101, respectively for the conversion into units of $487,647 and $158,121 of accrued compensation and other amounts owed, respectively. The balance of the amounts due ($487,647 for Mr. Guillama, $158,121 for Mr. Cohen and $234,583 for Mrs. Guillama) will be converted into two-year promissory notes at an interest rate of 8% per annum.

2003 Incentive Equity and Stock Option Plan

We have adopted our 2003 Incentive Equity and Stock Option Plan to align the interests of (i) employees, (ii) non-employee Board members, and (iii) consultants and key advisors with the interests of our shareholders and to provide incentives for these persons to exert maximum efforts for our success and to encourage them to contribute materially to our growth. The Plan is administered by our Compensation and Option Committee (Committee) which has exclusive discretion to select the participants who will receive awards under the Plan and to determine the type, size and terms of each award.

Shares Subject to the Plan. The Plan provides for the issuance of incentive stock options (ISO), nonqualified stock options and restricted stock (Plan Awards). We may issue up to 200,000 shares under the Plan subject to adjustment to prevent dilution from stock dividends, stock splits, recapitalization or similar transactions. As of December 4, 2007, there were 2,400 shares issued under the Plan.

Awards under the Plan. Under the Plan, the Compensation and Option Committee (Committee) may grant the ISOs, as defined in Section 422 of the Internal Revenue Code, as amended, options which do not so qualify, performance awards, non-employee director awards and other stock-based awards.

Option Price. For any option granted under the Plan, the option price per share of common stock may be any price not less than par value per share as determined by the Committee; however, the option price per share of any ISO may not be less than 100% of the fair market value (FMV) of the common stock on the date such ISO is granted. Under the Plan, the “Fair Market Value” is the closing price of our common stock on the business day immediately preceding the date of grant; however, if the shares are not publicly traded, then the FMV will be as the Committee will in its sole and absolute discretion determine in a fair and uniform manner.

Exercise of Options. Each option is exercisable in such amounts, at such intervals and upon such terms as the Committee may determine. In no event may an option be exercisable after ten years from the date of grant. Each outstanding option may, in the sole discretion of the Committee, become immediately fully exercisable (i) if there occurs any transaction (which will include a series of transactions occurring within 60 days or occurring pursuant to a plan), that has the result that our shareholders immediately before such transaction cease to own at least 51% of our voting stock or of any entity that results from our participation in a reorganization, consolidation, transaction, liquidation or any other form of corporate transaction; (ii) if our shareholders approve a plan of consolidation, reorganization, liquidation or dissolution in which we do not survive; or (iii) if our shareholders approve a plan for the sale, lease, exchange or other disposition of all or substantially all our property and assets. The Committee may in its sole discretion accelerate the date on which any option may be exercised and may accelerate the vesting of any shares subject to any option or previously acquired by the exercise of any option. Options granted to the officers and directors under the Plan cannot be exercised unless otherwise expressly provided in any option, until six months following the date of grant and if and only if the optionee is in the employ of our Company on such date.

Nontransferability. Options under the Plan are not transferable by an optionee other than to a family member or by will or the laws of descent and distribution, and options are exercisable during an optionee's lifetime only by the optionee.

Termination of Options. The expiration date of an option is determined by the Committee at the time of the grant. The Plan provides that if an optionee’s employment is terminated for any reason other than for cause, mental or physical disability or death, then the unexercised portion of the optionee’s options will terminate three months after such termination. If an optionee’s employment is terminated for cause, the unexercised portion of the optionee’s options will terminate immediately upon this termination. If an optionee’s employment is terminated by reason of the optionee’s mental or physical disability, the unexercised portion of the optionee’s options will terminate 12 months after such termination. If an optionee’s employment is terminated by reason of the optionee’s death, the unexercised portion of the optionee’s options will terminate 12 months after the optionee’s death.

Nonqualified Stock Options. An optionee granted a Nonqualified Stock Options (NSO) under the Plan will generally recognize, at the date of exercise of such NSOs, ordinary income equal to the difference between the exercise price and the FMV of the shares of common stock subject to the NSOs.

Restricted Stock. Restricted stock may be granted to employees or consultants. The grant may be subject to vesting or forfeiture conditions similar to the options.

Termination or Amendment of the Plan. Our Board may at any time terminate the Plan or make such amendments thereto as it deems advisable, without action on the part of our shareholders unless their approval is required. However, no termination or amendment will, without the consent of the individual to whom any option has been granted, affect or impair the rights of such individual.

2007 Equity Incentive Plan

On September 23, 2007, our Board adopted the 2007 Equity Incentive Plan (Plan) (which has not yet been approved by our shareholders) to align the interests of employees, consultants, and non-employee Board members with the interests of our shareholders, to provide incentives for these persons to exert maximum efforts for our success and to encourage them to contribute materially to our growth. The Plan is administered by the Board’s Compensation and Options Committee (Committee) which has exclusive discretion to select the participants who will receive awards under the Plan and to determine the type, size and terms of each award. We intend to present this Plan to our shareholders for consideration and approval at the next shareholder meeting. The Plan is effective as of September 24, 2007, subject to shareholder approval.

Shares Subject to the Plan. Under the Plan, the aggregate number of shares of our common stock that may be issued is 750,000 shares, subject to adjustment to prevent the dilution of rights from stock dividends, stock splits, recapitalization or similar transactions. The maximum number of shares of our common stock with respect to which all grants may be made under the Plan to any individual during any calendar year is 100,000 shares, subject to adjustment. The maximum number of shares of common stock with respect to which all incentive stock option grants may be made under the Plan to any individual during any calendar year will be the lesser of any restriction imposed under Section 422 of the IRS Code or 100,000 shares of common stock, subject to adjustment. The individual limits apply whether the grants are paid in shares of common stock or cash. All cash payments must be equal the fair market value of the shares of common stock to which the cash payments relate. The Plan contemplates no restriction with respect to the number of shares of common stock subject to non-qualified stock option grants made to any individual during any calendar year.

The term “fair market value” means, unless the Committee determines otherwise with respect to a particular (i) non-qualified stock option grant, the Volume Weighted Average Price of our common stock for the thirty days preceding the grant and (ii) incentive stock option grant, (x) if the principal trading market for the our common stock is the American Stock Exchange, the New York Stock Exchange or another national securities exchange, the “closing transaction” price at which shares of our common stock are traded on such securities exchange on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, (y) if our common stock is not principally traded on a national securities exchange, but is quoted on The NASD Over-The-Counter Bulletin Board (OTCBB) or the Pink Sheets (Pink Sheets), the last reported “closing transaction” price of our common stock on the relevant date, as reported by the OTCBB or Pink Sheets, or, if not so reported, as reported in a customary financial reporting service, as the Committee determines. Notwithstanding the foregoing if the common stock is not publicly traded or, if publicly traded, is not subject to reported transaction prices the fair market value per share will be determined by the Committee; for federal, state and local income tax purposes, the fair market value may be determined by the Committee in accordance with uniform and non-discriminatory standards adopted by it from time to time.

Awards under the Plan. Under the Plan, the Committee may grant awards in the form of incentive stock options (Incentive Stock Options), as defined in Section 422 of the IRS Code, options which do not so qualify (Nonqualified Stock Options) and stock awards.

Options. The duration of any option is within the sole discretion of the Committee; provided, however, that any Incentive Stock Option granted to a 10% or less shareholder or any Nonqualified Stock Option is, by its terms, to be exercised within ten years after the date the Option is granted and any Incentive Stock Option granted to a greater than 10% shareholder will, by its terms, be exercised within five years after the date the Option is granted. The price at which each share of our common stock is subject to an Option will be determined by the Committee; provided, however, that the price for an Option (including Incentive Stock Options or Nonqualified Stock Options) will be equal to, or greater than, the fair market value of a share of our common stock on the date the Option is granted and further provided that Incentive Stock Options may not be granted to an employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of our common stock or any parent or subsidiary, as defined in section 424 of the IRS Code, unless the price per share is not less than 110% of the fair market value of our common stock on the date of grant.

Termination of Employment. If the employment or service of a participant is terminated for cause, the options of such participant, both accrued and future, then held will terminate immediately. If the employment or service of the participant is terminated by either the participant or by us for any reason other than for cause, death, or for disability, as defined in Section 22(e)(3) of the IRS Code, the Options of such participant then outstanding will be exercisable by such participant at any time prior to the expiration of the Options or within one month after the date of such termination, whichever period of time is shorter, but only to the extent of the accrued right to exercise the Options at the date of such termination. In the case of a participant who becomes disabled, as defined by Section 22(e)(3) of the IRS Code, the rights of such participant under any then outstanding Options will be exercisable by such participant at any time prior to the expiration of the Options or within one year after the date of termination of employment or service due to disability, whichever period of time is shorter, but only to the extent of the accrued right to exercise the Options at the date of such termination. In the event of the death of a participant, the rights of such participant under any then outstanding Options will be exercisable by the person or persons to whom these rights pass by will or by the laws of descent and distribution, at any time prior to the expiration of the Options or within one year after the date of death, whichever period of time is shorter, but only to the extent of the accrued right to exercise the Options, if any, at the date of death. Another period of time for the exercise of Options may be specified by the Compensation Committee for the aforementioned terminations with the exception of termination for cause. The terms and conditions regarding any other awards under the Plan will be determined by the Committee. If a person or estate acquires the right to exercise an award under the Plan by bequest or inheritance, we may require reasonable evidence as to the ownership of such award, and may require such consents and releases of taxing authorities as we may deem advisable.

Incentive Stock Options. A participant is not taxed at the time an Incentive Stock Option is granted. The tax consequences upon exercise and later disposition depend upon whether the participant was our employee at all times from the date of grant until three months preceding exercise (one year in the case of death or disability) and on whether the participant holds the shares for more than one year after exercise and two years after the date of grant of the Option. If the participant satisfies both the employment rule and the holding rule, for regular tax purposes the participant will not realize income upon exercise of the Option and we will not be allowed an income tax deduction at any time. The difference between the Option price and the amount realized upon disposition of the shares by the participant will constitute a long-term capital gain or a long-term capital loss, as the case may be. Neither the employment rule nor the holding rule will apply to the exercise of an Option by the estate of a participant, provided that the participant satisfied the employment rule as of the date of such participant's death. If the participant meets the employment rule but fails to observe the holding rule, the participant generally recognizes as ordinary income, in the year of the disqualifying disposition, the excess of the fair market value of the shares at the date of exercise over the Option price. Any excess of the sales price over the fair market value at the date of exercise will be recognized by the participant as capital gain (long-term or short-term depending on the length of time the stock was held after the Option was exercised). If, however, the sales price is less than the fair market value at the date of exercise, then the ordinary income recognized by the participant is generally limited to the excess of the sales price over the Option price. In both situations, our tax deduction is limited to the amount of ordinary income recognized by the participant.

Nonqualified Stock Options. Under present regulations, a participant who is granted a Nonqualified Stock Option will not realize taxable income at the time the Option is granted. In general, a participant will be subject to tax for the year of exercise on an amount of ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the Option price, and we will receive a corresponding deduction. Income tax withholding requirements apply upon exercise. The participant's basis in the shares so acquired will be equal to the Option price plus the amount of ordinary income upon which he is taxed. Upon subsequent disposition of the shares, the participant will realize capital gain or loss, long-term or short-term, depending upon the length of time the shares are held after the Option is exercised.

The foregoing is a summary of certain material provisions of the Plan, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

TRANSACTIONS WITH RELATED PERSONS

In addition to the compensation arrangements, including employment and indemnification arrangements discussed, when required, above under “Management,” and the registration rights described below under “Description of Securities — Registration Rights,” the following is a description of each transaction since October 31, 2005 and each currently proposed transaction in which:

•

we have been or are to be a participant;

•

the amount involved exceeds $120,000; and

•

any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or persons sharing the household with any of these individuals, had or will have a direct or indirect material interest.

Transactions with our officers, directors, 5% or greater shareholders, and other affiliates are made or entered into on terms that are no less favorable to us than those that can be obtained from unaffiliated third-parties and must be approved by a majority of the independent, disinterested members of our Board.

On July 6, 2006, we issued an 8% unsecured promissory note and executed a financing agreement for $100,000 with Charlemagne Holdings, Inc (CHI). The terms of this loan were consistent with those of the May 5, 2006 Bridge Financing Agreement except that the note matured the earlier of (i) 80 days from the date of the note or (ii) the second day following the closing of an aggregate of $2,000,000 gross proceeds from a private placement of our securities. CHI and we have agreed to extend the loan consistent with the Interim Bridge Financing Agreement dated August 21, 2006, in consideration for a total of 12,122 of additional shares of our common stock. On April 25, 2007, the note was converted into two Bridge Units, and accordingly, we issued a $100,000 8% Subordinated Secured Convertible Bridge Note and 12,122 shares of common stock. On June 12, 2007, the Board approved the appointment of Gregg Steinberg, sole owner of CHI, to our Board.

On December 16, 2005, we executed a $100,000 promissory note payable to Maj-Britt Rosenbaum. This 8% promissory note was due January 31, 2006. We also agreed to pay 600 shares of our common stock per month for each month the debt remained outstanding. On February 9, 2006, the husband of the note holder, Michael Rosenbaum, was elected to the Board. On February 25, 2006, an additional $25,000 was advanced from Mrs. Rosenbaum, for a total loan of $125,000. We agreed with Mrs. Rosenbaum to extend the term of the note in consideration for the issuance of 6,667 shares of common stock. The value of the stock was calculated based upon the closing market price on the original date of the loan and is amortized over term of the loan. The note plus accrued interest was repaid from the proceeds of the March 29, 2007 private placement that closed on May 4, 2007. We issued a total of 8,485 shares of common stock to Mrs. Rosenbaum.

In May 2007, High Capital Funding, LLC, a principal shareholder, invested $276,000 to purchase 5.52 units in the March 2007 private placement and elected to convert the remaining portion of its previously issued $84,000 Bridge Note into additional 1.68 units in the March 2007 private placement. We issued two 8% Subordinated Secured Convertible Bridge Notes to High Capital totaling $360,000 and 43,640 shares of common stock. High Capital Funding, LLC is entitled to penalty shares for late registration as noted in the March 2007 private placement discussion, in the amount of 22,846 shares as of August 31, 2007.

In October 2007, to obtain working capital, we entered into a financing arrangement with High Capital Funding, LLC, a principal shareholder (HCF). The financing arrangement involved the issuance of a two-year promissory note to HCF in the aggregate principal amount of $166,667. In satisfaction of the note in full, we agreed to pay to HCF $238,094, with $71,427 representing the original issue discount on the note of 30%. We also agreed to prepay the principal amount of the note at the closing of any public or private financing for which we receive gross proceeds of at least $10,000,000. We will be required to pay the full amount of the original discount even if we prepay with proceeds of this offering. In the event of default on these notes, including the failure to make the prepayment required thereunder, the interest on the notes will become immediately due and payable at the rate of 3% per month on the principal amount outstanding. We paid a 5% cash commission in the amount $8,333 to Newbridge Securities Corporation, one of the underwriters in this offering, in connection with the HCF financing. The net proceeds to us from the HCF financing arrangement were in the amount of $156,584. The promissory note contains events of default and other terms and provisions customary for instruments of this nature.

Indemnification of Directors and Officers

Pursuant to the Nevada Revised Statutes, we have the power to indemnify any person made a party to any lawsuit by reason of being our director or officer, or serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Under our Bylaws, we are required to indemnify our directors and officers to the fullest extent permitted by Nevada law. In addition, under our Articles of Incorporation, as amended, our directors or officers will have no personal liability to us or our shareholders for damages for breach of fiduciary duty as directors or officers, except for damages for breach of fiduciary duty resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of the Nevada Revised Statutes, as amended.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and persons controlling us, we have been advised that it is the SEC’s opinion that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PRINCIPAL SHAREHOLDERS

The following table sets forth as of December 4, 2007 and as adjusted to reflect the sale of our common stock in this offering, the beneficial ownership of our common stock by (i) each person or group of persons known to us to beneficially own more than 5% of the outstanding shares of our common stock, (ii) each of our directors and Named Executive Officers and (iii) all of our executive officers and directors as a group. Except as indicated in the footnotes to the table below, each shareholder named in the table has sole voting and investment power with respect to the shares of common stock shown as beneficially owned by such shareholder.

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our common stock issuable upon exercise of options or warrants currently exercisable or exercisable within 60 days after December 4, 2007 are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each individual named below is our address, 3420 Fairlane Farms Road, Suite C, Wellington, FL 33414.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class Prior to Offering (1)	Percentage of Class Following Offering(2)
Directors and Officers
Noel J. Guillama (3)	691,823	29.20%	14.57%
Donald B. Cohen (4)	90,466	4.34%	3.04%
Susan Darby Guillama (3)	77,776	3.76%	1.24%
James D. Baker (5) (15)	16,605	*	*
Jose de la Torre (6)	3,750	*	*
Alberto Del Valle (6)	3,750	*	*
Lawrence Fisher (6)	3,750	*	*
Mark Haggerty (7) (15)	16,405	*	*
Michael Rosenbaum (8)	5,667	*	*
Gregg M. Steinberg (9)	30,294	1.48%	3.57%
5% Beneficial Owners
Richard Adler (10)	26,352	1.31%	5.06%
Thomas Hartley (11)	35,326	1.75%	6.40%
High Capital Funding LLC (12)	196,429	9.73%	17.64%
Lion Gate Capital, Inc. (13)	26,352	1.31%	5.06%
Professional Offshore Opportunity Fund, LLC (14)	49,625	2.46%	9.45%
All directors and officers as a group (10 persons)	940,286

———————

*

Less than 1% of outstanding shares.

(1)

Based upon 2,037,596 shares of common stock outstanding on December 4, 2007 and including, with respect to each individual holder, rights to acquire shares of common stock exercisable within 60 days.

(2)

Based upon 2,037,596 shares of common stock outstanding on December 4, 2007, plus 4,200,000 shares of common stock included in the units issued in this offering and including, with respect to each individual holder, rights to acquire shares of common stock exercisable within 60 days. Relative to each named beneficial owner, the calculation of the Percentage of Class Following the Offering includes the executive compensation conversion units and any Bridge Shares exchanged or Notes converted to units offered hereunder. The holders of the Bridge Shares have the right to exchange the Bridge Shares for unregistered units equivalent to their initial investment in the Bridge units purchased. Every 6,061 Bridge Shares issued can be exchanged for 4,546 units offered hereunder. Unpaid principal and interest on the Bridge Notes may be converted into unregistered securities otherwise identical to the units offered hereby at a conversion price of 70% of the offering price.

(3)

Mrs. Guillama is the spouse of Mr. Guillama. Mr. Guillama’s beneficial ownership of 29.20% includes (a) 299,685 shares of common stock held by Mr. Guillama; (b) 20,804 shares of common stock held by Guillama Family Holdings, Inc.; (c) 40,000 shares of common stock held by Guillama, Inc.; (d) 8,000 shares of common stock issuable upon the exercise of options at $10.00 per share; (e) 23,334 shares of common stock issuable upon the exercise of options at $12.50 per share; (f) 80,000 shares of common stock issuable upon the exercise of options at $3.50 per share; (g) 200,000 shares of common stock issuable upon the exercise of options at the VWAP of our stock for 30 days preceding this public offering, and (h) 20,000 length of service shares of common stock issuable upon the exercise of options as part of Mr. Gullama’s employment agreement. The calculation of Percentage of Class Following the Offering includes (i) 132,996 shares of common stock; (j) 88,664 shares of common stock issuable upon the exercise of 88,664 Class A warrants at $7.00 per share; and (k) 88,664 shares of common stock issuable upon the exercise of 88,664 Class B warrants at $11.00 per unit representing the conversion of $487,647, which represents 50% of Mr. Guillama’s accrued but unpaid executive compensation to August 31, 2007. Mr. Guillama disclaims all shares of common stock and has no interest in the holdings of Mrs. Guillama.

Mrs. Guillama’s beneficial ownership of 3.76% includes (a) 38,508 shares of common stock; (b) 7,602 shares of common stock held by her minor son; (c) 11,666 shares of common stock issuable upon the exercise of options at $12.50 per share; and (d) 20,000 shares of common stock issuable upon the exercise of options at $3.50 per share. Mrs. Guillama disclaims all shares of common stock and has no interest in the holdings of Mr. Guillama.

(4)

Mr. Cohen’s beneficial ownership of 4.34% includes (a) 42,800 shares of common stock; (b) 6,000 shares of common stock issuable upon the exercise of options at $10.00 per share; (c) 11,666 shares of common stock issuable upon the exercise of options at $12.50 per share; and (d) 30,000 shares of common stock issuable upon the exercise of options at $3.50 per share. The calculation of Percentage of Class Following the Offering includes (e) 43,125 shares of common stock; (f) 28,750 shares of common stock issuable upon the exercise of 28,750 Class A warrants at $7.00 per share; and (g) 28,750 shares of common stock issuable upon the exercise of 28,750 Class B warrants at $11.00 per unit representing the conversion of $158,121, which represents 50% of Mr. Cohen’s accrued but unpaid executive compensation to August 31, 2007.

(5)

Includes (a) 6,817 shares of common stock; (b) 800 shares of common stock issuable upon the exercise of options at $.025 per share owned by Mr. Guillama; (c) 400 shares of common stock issuable upon the exercise of options at $10.00 per share; (d) 4,838 shares of common stock issuable upon the exercise of options at $12.50 per share and (e) 3,750 shares of common stock issuable upon the exercise of options at $7.25 per share.

(6)

Includes 3,750 shares of common stock issuable upon the exercise of options at $7.25 per share.

(7)

Includes (a) 5,417 shares of common stock; (b) 1,400 shares of common stock held by Linda Jean Haggerty, his spouse; (c) 100 shares of common stock issuable upon the exercise of options at $.025 per share on shares owned by Mr. Guillama; (d) 500 shares of common stock issuable to Linda Jean Haggerty upon the exercise of options at $.025 per share on shares of common stock owned by Mr. Guillama; (e) 400 shares of common stock issuable upon the exercise of options at $10.00 per share; (f) 4,838 shares of common stock issuable upon the exercise of options at $12.50 per share; and (g) 3,750 shares of common stock issuable upon the exercise of options at $7.25 per share.

(8)

Includes (a) 1,917 shares of common stock; and (b) 3,750 shares of common stock issuable upon the exercise of options at $7.25 per share. This does not include 25,508 shares of common stock held by Maj-Britt Rosenbaum, his wife. Mr. Rosenbaum disclaims all shares of common stock and has no interest in the holdings of Mrs. Rosenbaum.

(9)

Includes (a) 2,300 shares of common stock, (b) 24,244 shares of common stock held by Charlemagne Holdings, Inc. (CHI), solely owned by Gregg Steinberg, our director, and (c) 3,750 shares of common stock issuable upon the exercise of options at $7.25 per share. The calculation of Percentage of Class Following the Offering includes (a) 103,030 shares of common stock resulting from the exchange of 24,244 Bridge Shares held by CHI, assuming a public offering price of $11.00 per unit in this offering; and (b) 96,509 shares of common stock resulting from conversion of a $100,000 Bridge Note held by CHI, plus accrued interest, assuming a public offering price of $11.00 per unit in this offering.

(10)

Includes 26,352 shares of common stock. The calculation of Percentage of Class Following the Offering includes (a) 103,031 shares of common stock resulting from the exchange of 24,243 Bridge Shares; (b) 201,761 shares of common stock resulting from conversion of a $200,000 Bridge Note, plus accrued interest, assuming a public offering price of $11.00 per unit in this offering. The mailing address is 60 W 23rd, Apt 824, New York, NY 10010.

(11)

Includes 35,326 shares of common stock. The calculation of Percentage of Class Following the Offering includes (a) 128,793 shares of common stock resulting from the exchange of 30,303 Bridge Shares, assuming a public offering price of $11.00 per unit in this offering; (b) 260,155 shares of common stock resulting from conversion of a $250,000 Bridge Note, plus accrued interest, assuming a public offering price of $11.00 per unit in this offering. The mailing address is 22001 Golden Gate Canyon, Golden, CO 80403.

(12)

Includes (a) 192,894 shares of common stock owned by High Capital Funding, LLC (HCF), and (b) 3,535 shares of common stock held by Mary L. Hart, wife of Frank E. Hart, the president of Profit Concepts, Ltd., HCF’s Manager. The calculation of Percentage of Class Following the Offering includes: (i) 12,880 shares of common stock issuable upon the exchange of 3,031 Bridge Shares owned by Mary L. Hart, assuming a public offering price of $11.00 per unit in this offering, (ii) 733,743 additional shares of common stock issuable upon exchange of all Bridge Shares, assuming a public offering price of $11.00 per unit in this offering, and (iii) 350,966 shares of common stock of the Company issuable to HCF upon conversion of its Bridge Notes, plus accrued interest, assuming a public offering price of $11.00 per unit in this offering. The number of shares and percentages presented in the table assume that all of the convertible securities are converted at one time, notwithstanding the fact that the holder is contractually precluded from converting, exercising or exchanging any securities if after such conversion, exercise or exchange the holder would own more than 9.95% of our outstanding common stock. SEC Rule 13d-3(d)(1)(i) provides in pertinent part that securities not exercisable or convertible into common stock of the issuer within 60 days of the beneficial ownership calculation are not considered beneficially owned for these purposes. We and HCF executed a letter agreement dated as of September 5, 2007, pursuant to which HCF irrevocably agreed not to convert, exercise or exchange any of its Bridge Shares or Bridge Notes to the extent that such exercise would cause HCF to be the beneficial owner of more than 9.95% of our common stock outstanding immediately following such exercise. In November 2007, we requested that the bridge investors amend their prior agreements with us and agree to convert their Bridge Notes at the closing of this offering into unregistered securities otherwise identical to the units offered in this offering (the “Conversion Securities”). HCF verbally indicated to us that it had intended to comply with the request. Accordingly, giving effect to the foregoing agreements, the extent of HCF’s beneficial ownership of our securities would be limited to 9.95% of such securities. The mailing address is 333 Sandy Springs Circle, Suite 230, Atlanta, GA 30328.

(13)

Includes 26,352 shares of common stock. The calculation of Percentage of Class Following the Offering includes (a) 103,031 shares of common stock resulting from the exchange of 24,243 Bridge Shares, assuming a public offering price of $11.00 per unit in this offering; (b) 201,838 shares of common stock resulting from conversion of a $200,000 Bridge Note, plus accrued interest, assuming a public offering price of $11.00 per unit in this offering. The mailing address is 301 N. Cannon Dr., Ste 228, Beverly Hills, CA 90210.

(14)

Includes 49,625 shares of common stock. The calculation of Percentage of Class Following the Offering includes (a) 206,060 shares of common stock resulting from the exchange of 48,488 Bridge Shares, assuming a public offering price of $11.00 per unit in this offering; (b) 390,250 shares of common stock resulting from conversion of a $400,000 Bridge Note, plus accrued interest, assuming a public offering price of $11.00 per unit in this offering. The mailing address is 1400 Old Country Road, Westbury, NY 11590.

(15)

Mr. Guillama has granted options to purchase 10,312 shares of common stock at $.025 per share. 1,400 options were granted to directors and their affiliated persons and 8,912 options were granted to unaffiliated persons.

DESCRIPTION OF SECURITIES

The following is a description of our capital stock as set forth in our Articles of Incorporation, as amended, and By-laws, as amended, which have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part. This description summarizes only the most important terms of our capital stock. Because it is only a summary, it does not contain all of the information that maybe important to you. For a complete description, you should refer to our charter documents and to the applicable provisions of Nevada law.

We are authorized to issue 170,000,000 shares of common stock, par value $0.001 per share, and 30,000,000 shares of preferred stock, par value $0.001 per share. The preferred stock is subject to the rights and preferences as may be determined by our Board. On December 4, 2007, there were 2,037,596 shares of common stock issued and outstanding held by approximately 700 shareholders of record and no shares of preferred stock outstanding.

Units

Each unit consisting of three shares of common stock, two Class A Warrants and two Class B Warrants, each warrant to purchase one share of common stock. The common stock and warrants will trade only as part of a unit for 30 days following the date of this prospectus. After separation of the units, the common stock and warrants sold in this offering will trade as separate securities and trading of the units will cease.

At the closing of this offering, we will deliver certificates representing the units to the representative of the underwriters through the facilities of the Depository Trust Company. Thereafter, investors may request physical delivery of unit certificates at any time before the securities comprising the units begin trading separately from the common stock included in the units. An investor may also request delivery of separate physical certificates for the Class A warrants, Class B warrants and the common stock comprising the units, but we will not be obligated to make delivery of the separate certificates until after the common stock and warrants begin trading separately. Until that time, investors will be unable to make separate delivery of certificates for the Class A warrants, Class B warrants and common stock comprising a unit and will be unable to settle trades in those securities.

Common Stock

The holders of common stock are entitled to one vote per share. Our Articles of Incorporation, as amended, do not provide for cumulative voting, which means that the holders of a majority of our common stock can elect all of the directors standing for election. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board out of legally available funds. However, the current policy of our Board is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of common stock have no preemptive, subscription, redemption or conversion rights. All of our outstanding shares of common stock are and the shares of common stock to be issued in this offering will be fully paid and non-assessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our Board and issued in the future.

After this offering, there will be 6,413,717 shares of common stock outstanding, assuming 176,121 shares from the conversion of executive compensation and assuming no conversions or exchanges of securities by our bridge investors. (See “Convertible Bridge Notes, Bridge Shares and Registration Rights” below.)

Class A Warrants and Class B Warrants

Each Class A warrant issued as part of the units offered hereby will entitle the holder thereof to purchase one share of common stock at an exercise price equal to $7.00 beginning on the date the units separate into their constituent components through the date which is seven years after the date of this prospectus. The Class B warrants have similar terms, but are exercisable at $11.00 per share. Neither the Class A warrants, nor the Class B warrants are callable. The warrants will be issued pursuant to the terms of a warrant agreement between our warrant agent, Fidelity Transfer Company, and us, a copy of which agreement is filed as an exhibit to the registration statement of which this prospectus is a part. We have authorized and reserved for issuance 5,600,000 shares of our common stock underlying the warrants, an additional 840,000 shares of common stock in the event that the underwriters exercise their over-allotment option in full and an additional 560,000 shares of common stock underlying the warrants included in the Representative’s Warrants.

The warrant exercise price and the number of shares of common stock purchased upon exercise of the warrants are subject to adjustment in the event of a stock dividend on, or a subdivision, recapitalization or reorganization of, the common stock, or the merger or consolidation of us with or into another corporation or business entity or other similar events of recapitalization.

We intend to use our best efforts to keep this current registration statement or another registration statement covering the shares of common stock underlying the warrants, but we cannot assure you that such registration statement (or any other registration statement filed by us covering shares of common stock underlying the warrants) can be kept current. The common stock underlying the warrants must also be registered or qualified for sale or be exempt from such registration or qualification under the securities laws of the states in which the warrant holders reside. In the event this registration statement is not kept current, or if the common stock underlying the warrants is not registered, or qualified or exempt for sale in the state in which a warrant holder resides, the warrants may be of no value.

We are not required to issue any fractional shares of common stock upon the exercise of warrants or upon the occurrence of adjustments pursuant to anti-dilution provisions. We will pay to holders of fractional shares an amount equal to the cash value of such fractional shares based upon the then-current market price of a share of common stock.

The warrants may be exercised upon surrender of the certificate representing such warrants on or prior to the expiration date (or earlier redemption date) of such warrants at the offices of the warrant agent with the form of ‘‘Subscription Form’’ on the reverse side of the warrant certificate completed and executed as indicated, accompanied by payment of the full exercise price in cash or by official bank or certified check payable to the order of us for the number of warrants being exercised. Shares of common stock issued upon exercise of warrants for which payment has been received in accordance with the terms of the warrants will be fully paid and non-assessable. The warrants do not confer on the warrant holder any voting or other rights of our shareholders.

Preferred Stock

Our Board is authorized, subject to any limitations prescribed by law, without further vote or action by our shareholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our Board, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights. The issuances of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could among other things, have the effect of deferring, delaying or preventing a change in our control and might adversely affect the market price of our common stock and the voting and other rights of our common shareholders. There are currently no shares of preferred stock issued or outstanding.

Other Outstanding Warrants and Options

In addition, we currently have outstanding warrants to purchase an aggregate of 108,319 shares of our common stock. The exercise prices of the warrants range from $5.00 per share to $12.50 per share. The warrants expire at various times from December 12, 2011 to May 5, 2012. We also have 887,633 total options with a weighted average exercise price of $5.09 and which expire between September 30, 2008 and May 1, 2021. These options were not issued under the 2003 Incentive Equity and Stock Option Plan or the 2007 Equity Incentive Plan.

Convertible Bridge Notes, Bridge Shares and Registration Rights

In connection with Interim Bridge Financing Agreements dated March 13, 2006 and August 21, 2006, we issued a total of 177,232 Bridge Shares, together with notes aggregating $1,451,000 which were subsequently paid off between September 2006 and May 2007. Bridge Share holders have the right to exchange their Bridge Shares for unregistered units identical to the units offered in this offering equivalent to their initial investment in the Bridge units purchased based on the public offering price of the units offered hereby. Based on an assumed public offering price of $11.00, the Bridge Shares may be exchange for 134,192 units.

We borrowed $125,000 from one investor between December 2006 and February 2006. In April 2007, the investor agreed to convert the debt into a note which had similar terms to the March 2007 private placement and received a total of 15,152 Bridge Shares. The principal and interest were paid in full in May 2007. Based on an assumed public offering price of $11.00, the Bridge Shares may be exchanged for 11,364 units.

In July 2006, we borrowed $100,000 from an investor. In August 2006, that investor requested additional consideration that was similar to the terms of the Interim Bridge Financing Agreement. The investor was issued an 8% convertible note and 12,122 Bridge Shares in connection therewith. Based on an assumed public offering price of $11.00, the Bridge Shares may be exchanged for 9,091 units.

During the period August 2006 through May 4, 2007, we sold 121 Bridge units for $6,050,000. Each unit consisted of a $50,000 8% Subordinated Secured Convertible Bridge Note and 6,061 shares of restricted common stock (Bridge Shares). Each $50,000 Bridge Note can be converted into unregistered units identical to the units offered in this offering at a discount of 30% from the unit offering price. The holders of the Bridge Shares have a right to exchange their Bridge Shares for unregistered securities identical to the units offered in this offering based on the public offering price of the units offered hereby. Based on an assumed public offering price of $11.00, each $50,000 Bridge Note can be converted into 6,494 units and the Bridge Shares can be exchanged into 4,546 units thus representing a 61% discount.  Each $50,000 Bridge Unit purchased could receive 11,040 units if the Bridge Note is converted and the Bridge Shares are exchanged. The total value of the units received, per Bridge Unit, from the conversion and exchange would be $121,730, based upon an assumed public offering price of $11.00. The total of 733,401 Bridge Shares issued may be exchanged for 550,046 units.

The Bridge Notes have various maturity dates:  (1) the August 2006 PPM in the amount of $1,300,000 matured on March 31, 2007, but was extended by the placement agent to May 30, 2007: (2) the December 2006 PPM in the amount of $3,000,000 had a maturity date of June 30, 2007; (3) the March 2007 PPM in the amount of $1,550,000matured on June 30, 2007, but was extended by the placement agent to August 29, 2007; and (4) two other Bridge Notes totaling $200,000 matured on August 31, 2007, but were extended by agreement to October 30, 2007. Principal and interest on the debt may be converted, at the option of the debt holders, prior to the payment-in-full of the debt into unregistered units in this public offering at a 30% discount to the unit price in this offering.

In connection with the sale of the bridge securities in August 2006, December 2006 and March 2007 private placements, we agreed to use our reasonable best efforts to file a resale registration statement covering the registerable securities no later than the earlier of March 31, 2007, June 30, 2007, and July 31, 2007, respectively, or 30 days following the effective date of the registration statement in connection with this offering. We also agreed to use our reasonable best efforts to file a resale registration statement for the bridge shares and conversion shares, if any, on or before July 31, 2007. We have missed all of the registration deadlines. The penalty clause of the registration rights agreement states that for each month that we fail to file a registration statement, we agreed to deliver to purchasers registered shares of common stock equal in value (based on the five-day reported trading average) to 2% of the original principal amount of the bridge notes sold in these respective bridge financings until such a time as the registration statement is declared effective by the SEC. As of December 4, 2007, we have issued 92,323 late registration penalty shares.

The Bridge Notes not paid by their original maturity date are deemed in default, thereby causing the interest on the notes to increase from 8% to 18% per annum. Under the terms of the Bridge Notes, a default may be called by holders of at least 50% of the aggregate principal amount of the Bridge Notes then outstanding, including High Capital Funding, LLC, the lead investor. Although the maturity dates on the Bridge Notes have passed, we have not received a notice of default and are in discussions with all note holders, including the lead investor, to extend the maturity dates of all Bridge Notes.

In November 2007, we requested, among other things, that the bridge investors reinstate their previously waived conversion rights and convert their Bridge Notes into unregistered securities of our company which are otherwise identical to the units offered in this Public Offering (the “Conversion Securities”). Specifically, we requested that the bridge investors consider two options. Under the first option, the bridge investors were asked to (i) convert their Bridge Notes into the Conversion Securities at 100% of the unit public offering price and (ii) to lockup such Conversion Securities for the 12 month period in exchange for cash payments in the amount of 3% of the bridge investors’ principal and interest accrued on the Bridge Notes payable quarterly beginning three months after the closing of this Public Offering for the duration of the lockup period. Under the second option, the bridge investors were asked to (i) convert their Bridge Notes into the Conversion Securities at a 30% discount to the unit price in this Public Offering and (ii) to lockup such Conversion Securities for the 24 month period in exchange for the same cash payments as provided in the first option except that, under the second option, such payments will cease after the first 12 months of the lockup period. Under both options, the cash payment for the first three months will be paid in advance at the closing of this Public Offering and the payments for the remaining nine months will be paid in arrears after each quarter.  Similarly, under both options, the cash payment is only payable for each full quarter during which the Conversion Securities are subject to the lockups. Finally, under both options, the lockups may be released at any time after six months in the underwriters’ discretion. As of the date hereof, we are unable to estimate how many of such bridge investors will agree to execute one of the above option. Should all of such Bridge Notes, plus accrued interest, be converted, we will issue an additional 2,603,472 shares of common stock plus 1,735,648 Class A warrants and 1,735,648 Class B warrants, assuming a $11.00 public offering price in this offering.

Lock-up Restrictions

Holders of 5% or more of our outstanding shares or securities convertible into or exercisable for 5% or more of our outstanding shares, in addition to our directors and officers and all of our bridge investors, have agreed not to sell, transfer or otherwise dispose of our common stock or any securities exercisable for or convertible into our common stock owned by them for a period of the lock-up required by the Representative without prior written consent or waiver from the Representative. Officers, directors and 5% shareholders are subject to a one year lock-up. In addition, upon our underwriters’ request, we requested the Bridge Note holders, among other things, to lock-up their holdings of our securities for a nine-month period.

Anti-Takeover Effect of Nevada Law, Certain Charter and By-Law Provisions

Our Articles of Incorporation, as amended, and By-Laws, as amended, contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control of our company. These provisions have the following effects:

•

They do not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority shareholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority shareholders to effect changes in our Board and, as a result, may have the effect of deterring a hostile takeover or delaying or preventing changes in control or management of our Company; and

•

they allow us to issue, without shareholder approval, up to 30,000,000 shares of preferred stock that could adversely affect the rights and powers of the holders of our common stock. In some circumstances, this issuance could have the effect of decreasing the market price of our common stock, as well. This provision may have the effect of deterring a hostile takeover or delaying or preventing changes in control or management of our company.

Transfer Agent and Warrant Agent

The transfer agent and registrar for our common stock, and the warrant agent for the Class A warrants and Class B warrants being issued as a component of our units is Fidelity Transfer Company, located in Salt Lake City, Utah.

Listing

Our common stock currently trades on the OTCBB under the symbol “QNTM.OB” and there is no market for our units or warrants. We have applied to list our units, common stock, Class A warrants and Class B warrants on the American Stock Exchange under the symbols “QGP.U,” “QGP,” “QGP.WS.A,” and “QGP.WS.B,” respectively.

SHARES ELIGIBLE FOR FUTURE SALE

Sales of our common stock in the public market after the restrictions lapse as described below, or the perception that those sales may occur, could cause the prevailing market price of our common stock to decrease or to be lower than it might be in the absence of those sales or perceptions.

This Offering

Upon completion of this offering, we expect to have 10,193,361 shares of common stock outstanding, which includes 176,121 shares of common stock from the executive compensation conversion agreement, 1,176,172 net shares of common stock resulting from the conversion of the Bridge Shares and 2,603,472 shares resulting from the conversion of Bridge Notes, plus accrued interest. This number assumes no exercise of the underwriters’ over-allotment option, the Class A warrants and the Class B warrants, the Representative’s Warrants or any other outstanding options and warrants .. We expect to have 10,823,361 shares of common stock outstanding if the underwriters’ over-allotment is exercised in full.

The 4,200,000 shares of common stock issuable as a component of the units sold in this offering, together with the up to 5,600,000 shares issuable upon exercise of the Class A and Class B warrants comprising part of the units sold in this offering, will be freely tradable, except by any of our “affiliates” as defined in Rule 144 under the Securities Act, without restriction or registration under the Securities Act. All remaining shares, and all shares subject to outstanding options and warrants, were issued and sold by us in private transactions and are eligible for public sale if registered under the Securities Act or sold in accordance with Rule 144 or Rule 701 under the Securities Act.

Restricted Stock, Lock-Up Agreements and Rule 144

The 1,984,297 shares of restricted stock may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemption from registration offered by Rule 144. The holders of approximately 1,482,123 of these shares have agreed not to sell or otherwise dispose of any of their shares of common stock (or any securities convertible into shares of common stock) for a period of between six months and one year after completion of this offering, without the prior written consent of Paulson Investment Company, Inc., the representative of the underwriters, subject to certain limited exceptions. After the expiration of this lock-up period, or earlier with the prior written consent of Paulson Investment Company, Inc., all of the outstanding restricted shares subject to the lock-up may be sold in the public market pursuant to Rule 144 or prior registration by us. As of the date of this prospectus, 1,168,150 shares of common stock are eligible for sale under Rule 144(k) of which 764,018 shares are not subject to the underwriters’ lock up agreement.

In general, under Rule 144, as currently in effect, a person who has beneficially owned restricted shares for at least one year, including a person who may be deemed to be our affiliate, may sell within any three-month period a number of shares of common stock that does not exceed a specified maximum number of shares. This maximum is equal to the greater of 1% of the then outstanding shares of our common stock or the average weekly trading volume in the common stock during the four calendar weeks immediately preceding the sale. Sales under Rule 144 are also subject to restrictions relating to manner of sale, notice and availability of current public information about us. In addition, under Rule 144(k) of the Securities Act, a person who is not our affiliate, has not been an affiliate of ours within three months prior to the sale and has beneficially owned shares for at least two years would be entitled to sell such shares immediately without regard to volume limitations, manner of sale provisions, notice or other requirements of Rule 144.

Stock Options

As of December 4, 2007, there were 2,400 shares issued under our 2003 Stock Option and Incentive Plan. A total of 197,600 shares of common stock currently are reserved for issuance under this plan. We filed a registration statement on Form S-8 registering these shares under the Securities Act. However, none of the shares registered on Form S-8 will be eligible for resale until expiration of the lock-up agreements to which they are subject. We have as also issued 887,663 options not covered by the 2003 Stock Option and Incentive Plan, and the shares underlying these options have not been registered. Once these options are exercised, the shareholders must hold the shares for the applicable Rule 144 holding periods before being eligible for sale, unless they are subsequently registered.

Bridge Securities

Under the terms of registration rights agreements entered into between investors and us in August 2006, December 2006 and March 2007 we are obligated to register the underlying equity securities issued in connection with those private placements. The registration rights carry penalties in the event we do not meet the registration obligations. If we fail to have the securities registered by the dates set forth in the operative agreements, then for each 30-day period or part thereof that we are out of compliance, we are obligated to issue to the investors additional shares of our common stock equal in value to 2% of the original principal amount of the Bridge Notes until the date that the registration statement is declared effective by the SEC; however, the Bridge investors have waived their rights to receive additional penalty shares from September 1, 2007 through the earlier of the closing of this offering or December 31, 2007. We have missed all of the registration deadlines and have issued 92,323 late registration shares. The additional penalty shares must also be registered. In addition, we are obligated to keep the registration statement effective with a current prospectus available until the registered securities have been resold, or in the case of any warrants, until all warrants have expired, have been exercised or have been sold in the public market, allowing for a lapse of no more than 25 consecutive calendar days or 40 total calendar days in any 12 month period. If we fail to do so, we are obligated to extend the terms of the warrants issuable to these investors one day for each day on which the registration statement is not currently effective.

In November 2007, we requested that the bridge investors amend their prior agreements with us and agree to convert their Bridge Notes at the closing of this offering into unregistered securities otherwise identical to the units offered in this offering (the “Conversion Securities”). We have given the bridge investors two conversion options. Under the first option, the Bridge Notes will convert into the Conversion Securities at 100% of the public offering price, which Conversion Securities and underlying securities will be subject to a one year lockup.  Under the second option, the Bridge Notes will convert at the closing of this offering into the Conversion Securities at a 30% discount to the public offering price, which Conversion Securities and underlying securities will be subject to a two year lockup. Under either option, we have agreed to pay a fee of 3% the aggregate amount of principal and accrued interest, payable quarterly for one year, unless the lockups are earlier released. We are currently unable to estimate how many of the bridge investors will agree to either of the above options. Should all of such Bridge Notes, plus accrued interest, be converted, we will issue an additional 2,603,472 shares of common stock plus 1,735,648 Class A and 1,735,648 Class B warrants, plus any additional units from additional accrued interest from December 1, 2007 through closing.

UNDERWRITING

Paulson Investment Company, Inc. is acting as the representative of the underwriters named below. We have entered into an underwriting agreement with these underwriters regarding the units being offered under this prospectus. In connection with this offering and subject to certain conditions, each of these underwriters has severally agreed to purchase, and we have agreed to sell, the number of units set forth opposite the name of the underwriter.

Underwriter	Number of Units
Paulson Investment Company, Inc.
Newbridge Securities Corporation
Neidiger Tucker Bruner, Inc.
Total	1,400,000

The underwriting agreement provides that the underwriters are obligated to purchase all of the units offered by this prospectus, other than those covered by the over-allotment option, if any units are purchased. The underwriting agreement also provides that the underwriters’ obligations to pay for and accept delivery of the units is subject to the approval of certain legal matters by counsel and other conditions, including, among other things, the requirements that no stop order suspending the effectiveness of the registration statement be in effect and that no proceedings for this purpose have been instituted or threatened by the SEC.

The representative has advised us that the underwriters propose to offer our units to the public initially at the offering price set forth on the cover page of this prospectus and to selected dealers at that price less a concession of not more than $              per unit. The underwriters and selected dealers may re-allow a concession to other dealers, including the underwriters, of not more than $              per unit. After the public offering of the units is complete, the offering price, the concessions to selected dealers and the re-allowance to their dealers may be changed by the underwriters.

The underwriters have informed us that they do not expect to confirm sales of our units offered by this prospectus on a discretionary basis.

Over-allotment Option. Pursuant to the underwriting agreement, we have granted the representative an option, exercisable for 45 days from the date of this prospectus, to purchase up to an additional 210,000 units on the same terms as the other units being purchased by the underwriters from us. The representative may exercise the option solely to cover over-allotments, if any, in the sale of the units that the underwriters have agreed to purchase. If the over-allotment option is exercised in full, the total public offering price, underwriting discount, offering expenses and net proceeds to us after offering expenses will be $             , $             , $              and $             , respectively.

Stabilization and Other Transactions. The rules of the SEC generally prohibit the underwriters from trading in our securities on the open market during this offering. However, the underwriters are allowed to engage in some open market transactions and other activities during this offering that may cause the market price of our securities to be above or below that which would otherwise prevail in the open market. These activities may include stabilization, short sales and over-allotments, syndicate covering transactions and penalty bids.

•

Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

•

Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this offering. In order to cover the resulting short position, the managing underwriter may exercise the over-allotment option described above and/or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriters will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

•

Syndicate covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriters in order to reduce a short position incurred by the managing underwriter on behalf of the underwriters.

•

A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the common stock originally sold by the underwriter were later repurchased by the managing underwriter and therefore was not effectively sold to the public by such underwriter.

If the underwriters commence these activities, they may discontinue them at any time without notice. The underwriters may carry out these transactions on the American Stock Exchange, in the over-the-counter market or otherwise.

Indemnification. The underwriting agreement provides for indemnification between us and the underwriters against specified liabilities, including liabilities under the Securities Act, and for contribution by us and the underwriters to payments that may be required to be made with respect to those liabilities. We have been advised that, in the opinion of the SEC, indemnification for liabilities under the Securities Act is against public policy as expressed in the Securities Act and is therefore unenforceable.

Underwriters’ Compensation. We have agreed to sell the units to the underwriters at the initial offering price of $             per unit, which represents the public offering price of the units set forth on the cover page of this prospectus less a              % underwriting discount. The underwriting agreement also provides that the representative will be paid a non-accountable expense allowance equal to             % of the gross proceeds from the sale of the units offered by this prospectus, but not the units issuable upon exercise of the over-allotment option.

The underwriting agreement also provides that in the event the offering is terminated, the $60,000 expense advance paid to the underwriters will be returned to the extent offering expenses are not actually incurred.

On completion of this offering, we will issue to the representative of the underwriters warrants to purchase up to 140,000 units, for a price per unit of $            , which is equal to 120% of the public offering price of the units. The Representative’s Warrants will be exercisable for units at any time beginning one year after the effective date of this offering, and will expire on the fifth anniversary of the effective date. The Representative’s Warrants may not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of one year immediately following the date of effectiveness or commencement of sales of the offering, except to any member participating in the offering and the officers or partners thereof, or as otherwise permitted under subparagraph (g)(2) of the Corporate Financing Rule and only if the warrants so transferred remain subject to the one-year lock-up restriction for the remainder of the lock-up period.

The holder of these warrants will have, in that capacity, no voting, dividend or other shareholder rights. Any profit realized on the sale of the units issuable upon exercise of these warrants may be deemed to be additional underwriting compensation. The securities underlying these warrants are being registered pursuant to the registration statement of which this prospectus is a part and we have agreed to maintain such registration during the term of these warrants. During the term of these warrants, the holder thereof is given the opportunity to profit from a rise in the market price of our common stock and our warrants. We may find it more difficult to raise additional equity capital while these warrants are outstanding. At any time at which these warrants are likely to be exercised, we may be able to obtain additional equity capital on more favorable terms.

We issued an aggregate of 70,911 placement agent warrants entitling the holder to purchase one share of common stock per warrant, exercisable at $8.25 per share, to Newbridge Securities Corporation, a FINRA member firm that acted as placement agent for the private placements we conducted in August 2006, December 2006 and March 2007. In addition, in December 2006, Newbridge received 400 shares of our common stock as partial consideration for a short-term loan in the amount of $40,000. Because Newbridge is an underwriter in this offering, and the warrants and shares were issued within 180 days of the initial filing of the registration statement of which this prospectus is a part, these warrants and shares are deemed to be underwriter’s compensation attributable to this offering. As required by the NASD’s Rule 2710(g)(1), the placement agent warrants and shares may not be sold during this offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of the public offering.

We also have engaged Paulson, on a non-exclusive basis, as our agent for the solicitation of the exercise of the warrants being sold as a component of the units offered hereby. Commencing one year after the date of this prospectus, we will pay Paulson a commission of 5% of the exercise price of the warrants for each warrant exercised after such date, payable on the date of such exercise, but only if permitted under the rules and regulations of the FINRA and only to the extent that a holder who exercises warrants specifically designates, in writing, that Paulson solicited the exercise.

The following table summarizes the underwriting discount and non-accountable expense allowance we will pay to the underwriters. These amounts are shown based on a selling price of $             per unit and both no exercise and full exercise of the underwriters’ over-allotment option.

Total
	Per unit	Without over-allotment	With over-allotment

Underwriting discount	$	$	$
Non-accountable expense allowance

The other expenses of the offering that we must pay are estimated to be approximately $             (excluding underwriting discounts and commissions).

Lock-Up Agreements. All our officers and directors and all of our 5% and greater shareholders have agreed that, for a period of one year from the date of this prospectus, they will not sell, contract to sell, grant any option for the sale or otherwise dispose of any of our equity securities, or any securities convertible into or exercisable or exchangeable for our equity securities, without the consent of the representative. Upon our underwriters’ request, we requested that our bridge investors enter into a lock-up agreement of either one year or two years duration, depending on the conversion option selected by the investor. The representative may consent to an early release from the lock-up periods if, in its opinion, the market for the common stock would not be adversely impacted by sales and in cases of an officer, director or other shareholders’ financial emergency. We are unaware of any officer, director or shareholder who intends to ask for consent to dispose of any of our equity securities during the respective lock-up periods. We have been advised by the representative that it has no present intention and there are no agreements or understandings, explicit or tacit, relating to the early release of the locked-up shares.

Determination of Offering Price. The public offering price of the units offered by this prospectus and the exercise price and other terms of the warrants were determined by negotiation between us and the underwriters. Among the factors considered in determining the public offering price of the units and the exercise price of the warrants were:

•

the current trading price of our common stock on the OTCBB;

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our history and our prospects;

•

the industry in which we operate;

•

the status and development prospects for our proposed services;

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our past and present operating results;

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the previous experience of our executive officers; and

•

the general condition of the securities markets at the time of this offering.

The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the units. That price is subject to change as a result of market conditions and other factors, and we cannot assure you that the units, or the common stock and warrants contained in the units, can be resold at or above the public offering price.

WHERE YOU CAN FIND MORE INFORMATION

In connection with the units offered by this prospectus, we have filed with the SEC a registration statement on Form SB-2 under the Securities Act. This prospectus, filed as part of the registration statement, does not contain all of the information included in the registration statement and the accompanying exhibits. For further information with respect to our units, common stock and warrants, and us you should refer to the registration statement and the accompanying exhibits. Statements contained in this prospectus regarding the contents of any contract or any other document are not necessarily complete, and you should refer to the copy of the contract or other document filed as an exhibit to the registration statement. You may inspect a copy of the registration statement and the accompanying exhibits without charge at the SEC’s public reference facility, 100 F Street, N.E., Washington, D.C. 20549, and you may obtain copies of all or any part of the registration statement from this office for a fee. You may obtain information on the operation of the public reference facility by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains registration statements, reports, proxy and information statements and other information regarding registrants that file electronically. The address of the site is http://www.sec.gov.

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, that requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected at the SEC’s public reference facilities at the address set forth above, and copies of such material may be obtained from the Public Reference Section of the SEC at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s web site referenced to above.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Information contained on our website does not constitute a part of this prospectus. The information in this prospectus may only be accurate as of the date appearing on the cover page of this prospectus, regardless of the time this prospectus is delivered or our units are sold.

We are not, and the underwriters are not, making an offer to sell the units in any jurisdiction where the offer or sale is not permitted. No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or the possession or distribution of this prospectus in any such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside of the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable in that jurisdiction.

LEGAL MATTERS

Cozen O’Connor, Washington, DC, has acted as our counsel in connection with this offering. Cozen O’Connor serves as counsel from time to time for Newbridge Securities Corporation, one of the underwriters. The validity of the securities being offered by this prospectus will be passed upon for us by Cozen O’Connor. Certain legal matters will be passed upon for the underwriters by Wickersham & Murphy, a Professional Corporation, Palo Alto, California.

EXPERTS

Our balance sheet as of October 31, 2006, and the related consolidated statements of operations, changes in shareholders’ deficit and cash flows for the years ended October 31, 2005 and 2006, have been audited by Daszkal Bolton, LLP, independent registered public accounting firm, to the extent and for the periods set forth in their report and are included in this prospectus in reliance upon such report, included herein, given on the authority of said firm as experts in accounting and auditing.

THE QUANTUM GROUP, INC.

REPORT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

The Quantum Group, Inc.

We have audited the accompanying consolidated balance sheet of The Quantum Group, Inc. as of October 31, 2006, and the related consolidated statements of operations, changes in shareholders’ deficit and cash flows for the years ended October 31, 2006 and 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Quantum Group, Inc. at October 31, 2006 and the results of its operations and its cash flows for the years then ended October 31, 2006 and 2005 in conformity with accounting principles generally accepted in the United States of America.

These financial statements were previously issued and reported to, by us, on February 13, 2007. Since our report dated February 13, 2007, management has determined that warrants and the embedded derivatives issued in conjunction with the secured convertible debentures totaling $875,000 were valued incorrectly. In addition, the unearned shares of common stock granted to employees totaling 465,000 shares were incorrectly included in the outstanding common shares. Also the Company has reclassified accrued interest totaling $24,177 to Other Current Liabilities. These financial statements have been restated to reflect the amortization of these costs.

These financial statements were previously issued and reported on, by us, on March 16, 2007. On March 29, 2007 the Company completed its 1:25 reverse stock split. As more fully described in Note 2, the Company has restated its common stock share amounts for all periods to reflect the reverse stock split.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses and had negative cash flows from operations which raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do no include any adjustments that might result from the outcome of this uncertainty.

/s/ Daszkal-Bolton, LLP

Boca Raton, Florida

March 16, 2007, except for Note 2 which is May 12, 2007

THE QUANTUM GROUP, INC.

CONSOLIDATED BALANCE SHEET

AS OF OCTOBER 31, 2006

Assets
Current assets
Cash	$32,077
Credit line origination fee	519,476
Prepaid other	102,578
Other current assets	31,324
Total current assets	685,455

Property and equipment, net of accumulated depreciation of $91,803	152,571

Goodwill	23,300

Other assets
Software	219,250
Deposits	11,285
Total assets	$1,091,861

Liabilities and deficiency in assets
Current liabilities
Accounts payable	$251,388
Accrued liabilities	339,542
Accrued payroll and payroll taxes	1,193,344
Notes payable - interim bridge loans, net of discount of $77,893	578,409
Notes payable and accrued interest - shareholders	403,934
Notes payable - credit line	139,863
Notes payable - 8% convertible debentures - net of discount of $497,564	377,436
Loans payable - current portion	15,026
Capital lease obligation - current portion	8,314
Other current liabilities	29,748
Total current liabilities	3,337,004

Long-term debt
Loans payable - less current portion	108,502
Capital lease obligation - less current portion	9,215
Total long-term debt	117,717

Total liabilities	3,454,721

Commitments and contingencies

Shareholders’ deficit
Preferred Stock, par value $.001 per share authorized 30,000,000 shares none issued and outstanding	—
Common Stock, par value $.001 per share, 170,000,000 shares authorized; 1,248,033 shares issued and outstanding	1,248
Additional paid in capital	5,841,789
Warrants	215,941
Deferred compensation	(314,940)
Accumulated deficit	(8,106,897)
Total shareholders’ deficit	(2,362,860)
Total liabilities and deficiency in assets	$1,091,861

See accompanying notes to consolidated financial statements

THE QUANTUM GROUP, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

	For the Years Ended October 31,
	2006	2005
Revenues
Provider systems	$41,203	$1,119
Provider support services	54,050	—
	95,253	1,119

Direct costs
Provider systems	41,203	1,119
Provider support services	41,007	—
	82,210	1,119
Gross profit	13,043	—

Operating expenses
Salaries and employee costs	1,782,497	1,238,416
Consulting	308,282	169,641
Occupancy	114,492	59,525
Depreciation & amortization	62,126	23,186
Other general & administrative expenses	663,953	329,458
Total operating expenses	2,931,350	1,820,226

Loss from operations	(2,918,307)	(1,820,226)

Non-operating expenses
Amortization of debt discount	1,152,071	—
Amortization of financing costs	431,449	—
Interest	170,933	33,394
Total non-operating expenses	1,754,453	33,394

Loss before income tax provision	(4,672,760)	(1,853,620)

Income tax provision	—	—
Net loss	$(4,672,760)	$(1,853,620)

Basic and diluted (loss) per common share	$(4.72)	$(2.29)

Weighted average number of common shares outstanding	989,140	810,454

See accompanying notes to consolidated financial statements

THE QUANTUM GROUP, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

	Preferred Stock Par Value $.001 Per Share 30,000,000 Authorized		Common Stock Par Value $.001 Per Share 170,000,000 Authorized		Additional Paid-in Capital	Warrants	Deferred Compensation	Accumulated Deficit	Total Equity
	# of Shares	Amount	# of Shares	Amount

Balance at October 31, 2004	200,000	$200	732,291	$732	$903,142		$(199,867)	$(1,580,517)	$(876,310)

Issuance common stock - private placement			143,605	144	1,299,390				1,299,534
Grant of stock - deferred compensation					54,377		(54,377)		—
Issuance of common stock - deferred compensation			7,053	7	(7)				—
Issuance of common stock - stock based compensation			4,560	4	108,826				108,830
Issuance of common stock - in lieu of cash			12,703	13	260,227				260,240
Cancellation of preferred stock	(200,000)	(200)							(200)
Compensation related to deferred compensation							145,756		145,756
Stock issued for purchase of software			8,000	8	169,992	145,000			315,000
Grant of stock options					16,350		(16,350)		—
Net (loss)								(1,853,620)	(1,853,620)

Balance at October 31, 2005	—	$—	908,212	$22,705	$2,812,297	$145,000	$(124,838)	$(3,434,137)	$(600,771)

Issuance common stock - private placement			26,800	27	291,423				291,450
Grant of stock - deferred compensation					254,100		(254,100)		—
Issuance of common stock - deferred compensation			6,428	6	(6)				—
Issuance of common stock - in lieu of cash			9,590	10	165,660				165,670
Issuance of common stock - stock based compensation			6,074	6	96,064				96,070
Issuance of common stock warrants - private placement fees						215,941			215,941
Expiration of warrants						(145,000)			(145,000)
Compensation related to deferred compensation							67,148		67,148
Grant of stock options					3,150		(3,150)		—
Issuance of common stock - credit line fee			36,364	36	727,237				727,273
Issuance of common stock - in relation to bridge loans			134,832	135	860,407				860,542
Issuance of common stock - in relation to other loans			13,672	14	233,855				233,869
Issuance of common stock - in relation to PPM			106,061	106	397,602				397,708
Net (loss)								(4,672,760)	(4,672,760)
Balance at 10/31/06 (restated)	—	$—	1,248,033	$1,248	$5,841,789	$215,941	$(314,940)	$(8,106,897)	$(2,362,860)

See accompanying notes to consolidated financial statements

THE QUANTUM GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended October 31,
	2006	2005
	(restated)

Operating activities
Net loss	$(4,672,760)	$(1,853,620)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	61,658	23,186
Amortization of debt discount	1,152,071	—
Amortization of financing fees	431,449
Amortization of deferred compensation	67,148	226,353
Issuance of stock for compensation	96,070	90,461
Issuance of stock in lieu of cash	29,150	65,463

Changes in operating assets and liabilities:
Decrease (increase) in other assets	143,183	6,102
Increase in accounts payable and accrued liabilities	771,680	396,731
Total adjustments	2,752,409	808,296
Net cash used in operating activities	(1,920,351)	(1,045,324)

Investing activities
Purchase of property and equipment	(47,533)	(71,403)
Purchase of software	—	(80,000)
Net cash used in investing activities	(47,533)	(151,403)

Financing activities
Proceeds from private placement	875,000
Proceeds from interim bridge financing	1,100,000
Proceeds from credit line	443,000
Proceeds from other loans	275,000
Proceeds from issuance of common stock	335,000	1,498,200
Payments of placement agent fees and expenses	(313,136)	(198,667)
Repayments on capital leases	(5,397)	(3,566)
Repayments on debt	(784,277)	(60,437)
Net cash provided by financing activities	1,925,190	1,235,530

Net (decrease) increase in cash	(42,694)	38,803
Cash at beginning of period	74,771	35,968
Cash at end of period	$32,077	$74,771

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$68,429	$53,931

Supplemental disclosures of non-cash investing and financing activities:
Capital lease obligations incurred on purchases of equipment	$16,047	$—
Acquisition of Biocard assets	$—	$315,000
Issuance of stock as deferred finance costs on loans	$235,095	$—
Issuance of stock credit line fee	$727,273	$—
Note payable - fixed asset acquisition	$47,977	$—
Note payable - software acquisition	$29,250	$—
Issuance of stock in lieu of cash	$165,670	$—

See accompanying notes to consolidated financial statements

THE QUANTUM GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2006

NOTE 1: DESCRIPTION OF COMPANY

The Company’s business model is to become a provider of services to the healthcare industry in three complementary areas: providing healthcare services to consumers through its provider systems; providing provider support services, systems, technology solutions and management to physicians, Managed Care Organizations (MCOs), healthcare facilities and physician associations; and acquiring and developing new technologies for the healthcare delivery system.

The Company has one MCO contract providing members to a number of the Company’s Community Health Systems (CHS) in the State of Florida. The number of members under care has not reached the 300 member threshold requirement for the Company to be at full risk. The Company started providing healthcare support services by entering into a full risk management agreement with a billing company, whereby, the Company runs the operation and accepts all risk of ownership.

Prior to the year ended October 31, 2006, the Company was classified as a Development Stage Company, as it had not yet commenced substantive operations.

These financial statements have been restated, see Note 12.

Going Concern

The Company has limited revenues to date. Since its inception, the Company has been dependent upon the receipt of capital investment to fund its continuing activities. In addition to the normal risks associated with a new business venture, there can be no assurance that the Company’s business plan will be successfully executed. The Company’s ability to execute its business model will depend on its ability to obtain additional financing and achieve a profitable level of operations. There can be no assurance that sufficient financing will be obtained. Nor can any assurance be made that the Company will generate substantial revenues or that the business operations will prove to be profitable. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash Equivalents

The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. At October 31, 2006 there were no cash equivalents.

Property and Equipment

Furniture and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which range from three to five years.

Research and Development Costs

Research and development costs are charged to expense when incurred.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates and the differences could be material.

THE QUANTUM GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

OCTOBER 31, 2006

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Goodwill

Goodwill is recorded in connection with business combinations as the excess purchase price over the fair value of the net assets acquired. Goodwill is not amortized, but tested for recoverability annually or more frequently if indicators of possible impairment exist. The Company will recognize an impairment loss if the carrying value of the asset exceeds the fair value determination. As of October 31, 2006, there was no impairment of goodwill.

Long-Lived Assets

The Company reviews long-lived assets and certain identifiable intangibles held and used for possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In evaluating the fair value and future benefits of its intangible assets, management performs an analysis of the anticipated undiscounted future net cash flow of the individual assets over the remaining amortization period. The Company recognizes an impairment loss if the carrying value of the asset exceeds the expected future cash flows. During the year ended October 31, 2006, the Company determined that the software purchased in connection with the Biocard personal health record (PHR) was not going to be sufficient without further programming, however the Company believes that there is no change in the value of name and the domain name. The Company estimated the value of the software decreased by $145,000.

Principles of Consolidation

The accompanying consolidated financial statements for the period ended October 31, 2006 include the accounts of The Quantum Group, Inc. and its subsidiaries, Renaissance Health Systems, Inc., The Quantum Agency, Inc. and Quantum Medical Technologies, Inc. The accounts of the billing company in which the Company has full risk of the operations is a variable interest entity, as defined by FASB Interpretation No. 46 (R), and therefore has been consolidated. All intercompany accounts have been eliminated in consolidation.

Revenue Recognition

Provider Systems

The Company has entered into a full risk contract with an MCO. Commencing when the Company has 300 patients, the Company will receive monthly fee for each patient that chooses one of the Company’s physicians as their primary care physician. The fixed fee is based on a percentage of the premium the MCO receives. Revenue under this agreement is generally recorded in the period services are rendered at the rates then in effect with quarterly adjustments. The Company started treating patients in September 2005, but has not reached the 300 minimum by October 31, 2006. The Company has recorded income relating to the primary care physician’s charges which MCO has contracted with the Company to utilize. Medical costs associated with the revenue were equal to the revenue.

Provider Support Services

In June 2006, the Company entered into a management agreement with a medical billing and collection company. Under the terms of the agreement, the Company paid a fixed amount to the billing and collection company in order to assume all management responsibility and financial risk of the operation of the business. The Company has included all of the assets, liabilities, revenues and expenses for this operation in the Company’s consolidated financial statements. Revenues are recorded upon the collection of billed service for their clients.

The Company entered into an agreement with an MCO to assist in the recruitment of members for fixed fee per member enrolled. The Company recognizes revenue, net of commissions paid, in the month when the member signs up with the MCO.

THE QUANTUM GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

OCTOBER 31, 2006

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock Split

On August 31, 2006, the shareholders authorized the Board of Directors to affect a reverse stock of our outstanding common stock to comply with the initial listing requirements of a national securities exchange or initial quotation requirement on an automatic quotation system of a national securities association with the ratio to be determined by the Board in the best interest of the Company. On March 9, 2007, the Board of Directors approved a 1:25 reverse stock split to be effectuated on March 29, 2007.

All share and per share amounts have been restated to reflect the reverse stock split.

Stock Compensation

The Company has adopted Statement of Financial Accounting Standards No. 123 (SFAS 123), Accounting for Stock-Based Compensation. SFAS 123 encourages the use of a fair-value-based method of accounting for stock-based awards, under which the fair value of stock options is determined on the date of grant and expensed over the vesting period. Under SFAS 123, companies may, however, measure compensation costs for those plans using the method prescribed by Accounting Principles Board Opinion No. 25 (APB No. 25), Accounting for Stock Issued to Employees. Companies that apply APB No. 25 are required to include pro forma disclosures of net earnings and earnings per share as if the fair-value-based method of accounting had been applied. The Company elected to account for such plans under the provisions of APB No. 25. The Company accounts for stock options granted to consultants under the fair value provisions of SFAS 123.

Had the compensation expense for the stock option plan been determined based on the fair value of the options at the grant date consistent with the methodology prescribed under Statement of Financial Standards No. 123, Accounting for Stock Based Compensation, at October 31, the Company’s net loss and loss per share would have been increased to the pro forma amounts indicated below:

	2006	2005
Net income (loss)
As report	$(4,672,760)	$(1,853,620)
Pro forma	$(4,951,725)	$(2,132,585
Earnings per share
As reported	$(4.72)	$(2.29)
Pro Forma	$(5.01)	$(2.63)

The fair value of each option is estimated on the date of grant using the fair market value option-pricing model with the assumptions:

Risk-free interest rate

3%

Expected life (years)

3

Expected volatility

1.13

Expected dividends

None

THE QUANTUM GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

OCTOBER 31, 2006

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

New Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123R Share-Based Payment (SFAS 123R), a revision to SFAS No. 123 Accounting for Stock-Based Compensation (SFAS 123), and superseding APB Opinion No. 25 Accounting for Stock Issued to Employees and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services, including obtaining employee services in share-based payment transactions. SFAS 123R applies to all awards granted after the required effective date and to awards modified, repurchased, or cancelled after that date. Adoption of the provisions of SFAS 123R is effective as of the beginning of the first interim or annual reporting period of the first fiscal year beginning on or after December 15, 2005. The Company believes that the effect of the adoption of SFAS 123R in the quarter ending January 31, 2007 will result in increased expenses by approximately $470,000 over a period three year (vesting) period.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets — an Amendment of APB Opinion No. 29, which eliminated the exception for nonmonetary exchanges of similar productive assets and replaced it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. The Company adopted SFAS No. 153 for nonmonetary asset exchanges occurring on or after July 1, 2005. The adoption SFAS No. 153 did not have a significant impact on the Company’s consolidated financial position or results of operations.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections, which replaces APB Opinion No. 20, Accounting Changes and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements—An Amendment of APB Opinion No. 28. SFAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principal unless it is not practicable. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005, and is required to be adopted by the Company in the first quarter of fiscal 2007. Although the Company will continue to evaluate the application of SFAS No. 154, management does not currently believe adoption will have a material impact on the Company’s results of operations or financial position.

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments (SFAS 155). SFAS 155 allows any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, to be carried at fair value in its entirety, with changes in fair value recognized in earnings. In addition, SFAS 155 requires that beneficial interests in securitized financial assets be analyzed to determine whether they are freestanding derivatives or contain an embedded derivative. SFAS 155 also eliminates a prior restriction on the types of passive derivatives that a qualifying special purpose entity is permitted to hold. SFAS 155 is applicable to new or modified financial instruments in fiscal years beginning after September 15, 2006, though the provisions related to fair value accounting for hybrid financial instruments can also be applied to existing instruments. The Company is in the process of assessing the impact of the adoption of SFAS 155. The Company does not expect the adoption of SFAS 155 to have a material impact on its consolidated financial position or results of operations.

In December 2006, the FASB issued a Staff Position 00-19-2 on issuer’s accounting for registration payment arrangements which specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. The guidance in this FSP amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 150 Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, and FASB Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, to include scope exceptions for registration payment arrangements. The Company issued registration rights with a 2% stock penalty for failure to file by specific dates in connection with certain debt which the Company believes will probably be met.

THE QUANTUM GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

OCTOBER 31, 2006

NOTE 3: FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of cash and cash equivalents, accounts payable and accrued liabilities approximate their fair value because of the short maturity of these financial instruments.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment consists of the following at October 31, 2006 and 2005:

	2006	2005
Computer and other equipment	$120,219	$77,259
Furniture and Fixtures	32,622	28,805
Automobile	38,953	—
Leasehold Improvements	52,580	24,754
	130,818	244,374
Less: Accumulated Depreciation	(91,803)	(30,145)
Total	$152,571	$100,673

Depreciation expense for the years ended October 31, 2006 and 2005 was $62,126 and $23,186. During the current year, leasehold improvements were abandoned when the prior lease was terminated. The remaining book value of the abandoned leasehold improvements was $11,765, which was fully depreciated over the shortened lease period.

NOTE 5: DEBT

Interim Bridge Loans

On May 5, 2006, the Company agreed to a Bridge Financing Agreement with High Capital Funding, LLC, the lead lender, for $501,000. The agreement included an issuance of an 8% Secured Promissory Note and 26,667 shares of the Company’s common stock valued at $500,000. Additional fees include a placement agent fee of $50,000 plus one 5-year warrant to purchase 2,667 shares of the Company’s common stock at a price of $5.00 per share, valued at $47,334 using the Black Scholes method, and a documentation fee of 1,333 shares of the Company’s common stock valued at $25,000. The common stock issued has registration rights. The value of the stock was determined by the closing market price on the date of the loan. The note was to mature upon the earlier of the 80th day following the receipt by the escrow agent of the $501,000, July 14, 2006, or the second business day following the closing of an aggregate of $1,000,000 of gross proceeds from a private placement. In June 2006, the Company raised an additional $150,000 under the same terms and issued 8,000 shares of the Company’s common stock at a value of $159,998. Additional fees include placement agent fee of $15,000 and one 5-year warrant to purchase 800 shares of the Company’s common stock at a price of $5.00 per share, valued at $15,200 using the Black Scholes method. When the note was not repaid at maturity, the interest rate increased to 18% retroactive to the closing date and the Company issued 1,333 shares valued at $26,666, as per the terms of the agreement. All fees and premiums are amortized over the term of the loans. On August 21, 2006, the Company and the lead lender agreed to a $1,000,000 Interim Bridge Financing Agreement whereby the amount owed under the above agreement, $651,000, was included in the amount loaned. The proceeds from the financing were allocated between the 8% Secured Promissory Note and the common stock issued based on the fair value. The Company allocated $323,331 to the Secured Promissory Note and $327,669 to the common stock.

On August 21, 2006 the Company signed an Interim Bridge Financing Agreement with the lead investor for a maximum of $1,000,000 to repay the original Bridge Financing Agreement, $501,000 (Tranche A) and the $150,000 additional bridge (Tranche B), and raise an additional $349,000 (Tranche C). The agreement provided for an additional $300,000 credit line. The agreement carries an interest rate of 18% on the first $651,000, the amount owed on the existing promissory notes above, and 8% on amounts in excess of $651,000. As additional compensation, the Company issued an additional 34,061 shares of common stock to the original lender, 10,182 shares to Tranche B investors and 42,316 shares to Tranche C investors. The proceeds from the financing were allocated between the 8% Secured Promissory Note and the common stock issued based on the fair value. The

THE QUANTUM GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

OCTOBER 31, 2006

NOTE 5: DEBT (CONTINUED)

Interim Bridge Loans (continued)

Company allocated $501,152 to the Secured Promissory Note and $598,848 to the common stock. The Company has also issued 36,364 shares of common stock to the original investor for the credit line agreement and recorded the fair value of the stock, $681,818, as a credit line fee to be amortized over the term of the credit line. The total value of the common stock issued was based on the closing price of the Company’s common stock on the date of the loan. Additional fees include a placement agent fee of $60,370 plus one 5-year warrant to purchase 12,122 shares of the Company’s common stock at a price of $5.00 per share, valued at $81,818 using the Black Scholes method. The terms of the loan include repayment of principal and interest from the proceeds of the subsequent private placement equal to 50% of the funds received until the loans are paid in full. As of October 31, 2006, $443,698 of the principal was repaid.

On July 6, 2006, the Company signed an 8% promissory note and financing agreement for $100,000 with a lender. The terms were consistent with the Bridge Financing Agreement except, among other items, that the note matures the earlier of 80 days from the funding of the note or the second day following the closing of an aggregate of $2,000,000 of gross proceeds from a private placement. The note is unsecured. The lender and the Company have agreed to extend the loan consistent with the Interim Bridge Financing Agreement dated August 21, 2006. Under this agreement, the lender will be issued 12,122 total shares. The proceeds from the financing were allocated between the 8% Secured Promissory note and the common stock issued based on the fair value. The Company allocated $48,387 to the Promissory Note and $51,613 to the common stock. The total value of the common stock issued was based on the closing price of the Company’s common stock on the date of the loan.

Secured Convertible Debentures

On August 29, 2006, the Company signed an agreement with a placement agent to raise $3,000,000 by selling 60 units. Each unit consists of a $50,000 8% Convertible Debenture and 6,061 shares of restricted common stock (Bridge Shares). Each note payable matures on March 31, 2007, but can be extended by 60 days by the placement agent. Principal and interest on the Secured Convertible Debentures may be converted into certain future sale of the Company’s security at a conversion price equal to 70% of the offering price. The placement agent fees are equal to 10% commission of gross proceeds, 3% of gross proceeds for unaccountable expenses, one warrant for each unit sold to purchase 607 shares of common stock at $8.25 per share and expenses not to exceed $25,000. The private placement includes certain registration rights which generally require that if the Bridge Shares and the conversion shares are not registered by February 28, 2007, the Company will file a registration statement by March 31, 2007. A late registration penalty of 2% of the original principal amount in common stock, based upon average of the previous five days closing price bid prices (as reported on Bloomberg) if a registration is not filed by March 31, 2007. The Debentures are secured by all the assets of the Company subject to the investors in the interim bridge.

As of October 31, 2006, 17.5 units were sold and a placement agent fee and reimbursement of expenses of $142,967 plus one 5-year warrant to purchase 10,614 shares of the Company’s common stock at a price of $8.25 per share, valued at $71,592 using the Black Scholes method.

Under the agreement the Company is required to use its best efforts to register the underlying shares with the Securities and Exchange Commission (SEC). In the event the a registration statement is not filed with SEC, the Company is required to pay liquidated damages in the form of additional shares of common stock of the Company, which the Company is required to use its best efforts to register. The Company analyzed the transaction and the associated embedded conversion features and determined that the criteria for bifurcating an embedded conversion feature, and measuring at fair value, as detailed in SFAS 133, Accounting for Derivative Instruments and Hedging Activities, were not met. Based on this finding and pursuant to EITF 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments, the Company has (i) allocated the proceeds received to the convertible instrument and the shares on a relative fair value basis, and (ii) recognized the beneficial conversion feature as a reduction to the carrying amount of the convertible debt and as additional paid-in capital. As a result, the Company allocated the

THE QUANTUM GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

OCTOBER 31, 2006

NOTE 5: DEBT (CONTINUED)

Secured Convertible Debentures (continued)

proceeds from the sale of units ($875,000) as follows: (1) $374,325 to the convertible debt (2) $340,288 to the shares and (3) $160,387 to the beneficial conversion feature.

Notes payable – shareholders

On November 1, 2002, the Company entered into an agreement with the Company’s CEO to purchase certain intellectual property integral to the Company’s business. In exchange, the company issued a three (3) year installment note for $179,080 with an interest rate of eighteen percent (18%) per annum. The price of the sale was equal to the cost the shareholder incurred to develop the property purchased. The note is payable monthly starting January 2003. The Company is in technical default of the terms of the note and has classified the note as current. The Company paid $23,308 of principal during the year ended October 31, 2006. The note balance is $138,105 and $161,413 at October 31, 2006 and 2005, respectively and interest accrued is $73,384 and $46,645 at October 31, 2006 and 2005, respectively.

On November 14, 2005, a shareholder advanced the Company $50,000. Subsequently, the Company and the shareholder agreed to a 12% interest rate on the unpaid balance and 400 shares of common stock. The value of the stock was determined by the closing market price on the date of the loan and is amortized over term of the loan.

On December 16, 2005, the Company executed a $100,000 promissory note payable to Maj-Britt Rosenbaum. This note was due January 31, 2006 and bore an interest rate of 8% per annum payable at term of the note. Additional compensation included 600 shares of the Company’s common stock per month for each month the debt is outstanding. On February 9, 2006, the husband of the note holder, Michael Rosenbaum, was elected to the Board of Directors of the Company. On February 25, 2006, an additional $25,000 was advanced to the Company by Mrs. Rosenbaum for a total of $125,000. Total shares earned to May 5, 2006, was 3,113 shares valued at $50,625. Mrs. Rosenbaum and the Company agreed to extend the term of the note based on terms consistent with the Bridge Financing Agreement which includes the issuance of 6,667 shares of common stock valued at $125,000. The value of the stock was determined by the closing market price on the date of the loan and is amortized over term of the loan. This loan was not repaid at maturity and is in default converting the interest rate to 18% from May 5, 2006.

NOTE 6: DEFERRED INCOME TAXES

The Company’s evaluation of the tax benefit of its net operating loss carry forward is presented in the following table for years ended October 31, 2006 and 2005. At October 31, the tax amounts have been calculated using the 34% federal and 5.5% state income tax rate.

	2006	2005
Income tax (benefit) consists of
Current	$—	$—
Deferred	—	—
Provision (benefit) for income taxes	$—	$—

Reconciliation of the Federal statutory income tax rate to the Company’s effective tax rate is as follows:

	2006	2005
Taxes computed at combined Federal	$(1,588,745)	$(630,231)
Effect of non-deductible expenses	15,436	—
State income taxes, net of Federal income tax benefit	(167,974)	(67,286)
Increase (decrease) in deferred tax asset valuation allowance	(1,741,283)	(697,517)
Provision (benefit) for income taxes	$—	$—

THE QUANTUM GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

OCTOBER 31, 2006

NOTE 6: DEFERRED INCOME TAXES (CONTINUED)

The components of the deferred tax asset were as follows at October 31:

	2006	2005
Deferred tax assets:
Net operating loss carry forward and start up costs	$1,600,458	$523,435
Stock based compensation	359,652	214,144
Debt discount	433,713	—
Accrued compensation	434,859	377,657
Accrued interest	72,100	44,263
Total deferred tax assets	2,900,783	1,159,499

Valuation allowance:
Beginning of year	(1,159,499)	(461,983)
Decrease (increase) during	(1,741,284)	(697,516)
Ending balance	$(2,900,783)	$(1,159,499)

As of October 31, 2006, the Company had an unused net operating loss carry forward of approximately $4,253,145 available for use on its future corporate income tax returns. This net operating loss carry forward begins to expire in October 2025. Pursuant to Sections 382 and 383 of the Internal Revenue Code, annual use of any of the Company’s net operation loss and credit carry forwards may be limited if cumulative changes in ownership of more than 50% occur during any three year period.

NOTE 7: PAYROLL TAXES

Included in Accrued Payroll and Payroll Taxes is $151,500 that the Company owes in delinquent payroll taxes, which includes penalties and interest. These taxes relate to a period ending in the middle of September. The Company has paid all payroll taxes due on payrolls paid subsequent to that date.

NOTE 8: LOSS PER SHARE

Basic loss per share is computed by dividing loss available to common shareholders by the weighted average number of common shares for the period. The computation of diluted loss per share is similar to basic loss per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potentially dilutive common shares, such as options, had been issued. Diluted loss per share does not give effect to options granted, as the effects would be anti-dilutive.

NOTE 9: LEASE COMMITMENTS

Certain non-cancelable leases are classified as capital leases and leased assets are included as part of property and equipment. Other leases are classified as operating leases and thus are not capitalized. The Company leases its corporate offices under operating lease agreements which expire June 30, 2009. Total rental expense amounted to $92,479 and $47,903 for the years ended October 31, 2006 and 2005, respectively. The Company is obligated under capital leases. The leased property under the capital leases had a cost of $37,608, and accumulated depreciation of $8,098 and $1,932, respectively. Amortization of the leased property is included in depreciation expense.

THE QUANTUM GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

OCTOBER 31, 2006

NOTE 9: LEASE COMMITMENTS (CONTINUED)

Future minimum lease payments for these leases at October 31 are as follows:

Years Ending October 31,		Capital Leases	Operating Leases
	2007	$10,438	$112,741
	2008	6,728	112,741
	2009	3,738	75,160
	2010	—	—
	2011	—	—
Total minimum lease payments		$20,904	$300,642
Less: amount representing interest		(3,375)
Present value of net minimum lease payments		17,529
Less: current portion		(8,314)
Non-current portion		$9,215

NOTE 10: INCENTIVE EQUITY AND STOCK OPTION PLAN

In October 2003, the Company adopted an incentive equity and stock option plan. The purpose of the plan is to advance the interests of the Company by providing an additional incentive to attract, retain and motivate highly qualified and competent persons who are key to the Company, including key employees, consultants, independent contractors, Board members, advisory board members, officers and directors by authorizing the grant of awards of Common Stock and options to purchase Common Stock of the Company.

Options granted under this plan may either be options qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or options that do not so qualify. Any incentive option must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any incentive option granted to an eligible employee owning more than 10% of our common stock must be at least 110% of such fair market value as determined on the date of the grant.

The term of each option and the manner in which it may be exercised is determined by the Board of Directors, provided that no option may be exercisable more that 10 years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more that 10% of the our common stock, no more than five years after the date of the grant. The Board of Directors shall determine the exercise price of non-qualified options.

The Company has reserved 200,000 shares of common stock under the plan. The Board of Directors or a committee of the Board of Directors will administer the plan including, without limitation, the selection of the persons who will be granted plan options under the plan, the type of plan options to be granted, the number of shares subject to each plan options and the plan option price.

The per share exercise price of shares granted under the plan shall not be less than 90% of the fair market value of common stock on the grant date. Officers, directors and key employees of and consultants to Quantum will be eligible to receive non-qualified options or stock grants under the plan. Only officers, directors and employees of Quantum who are employed by Quantum or by any subsidiary thereof are eligible to receive incentive options.

THE QUANTUM GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

OCTOBER 31, 2006

NOTE 10: INCENTIVE EQUITY AND STOCK OPTION PLAN (CONTINUED)

Under the plan, no options or stock were granted by the Company during the year ended October 31, 2006. 2,400 shares of common stock and no options were granted during the year ended October 31, 2005.

	2006			2005
		Options			Options
	Incentive Stock Grants	Number of Shares	Weighted Average Exercise Price	Incentive Stock Grants	Number of Shares	Weighted Average Exercise Price

Outstanding at beginning of the period	2,400	—	$—	2,400	—	$—
Granted	—	—	—	—	—	—
Exercised	—	—	—	—	—	—
Forfeited	—	—	—	—	—	—
Outstanding at October 31,	2,400	—		2,400	—
Exercisable at October 31,		—			—

Available for issuance at October 31 under the plan		197,600			197,600

NOTE 11: OTHER EQUITY TRANSACTIONS

Deferred Compensation

The Company granted 24,280 and 3,758 shares of common stock to employees, directors and advisors in lieu of or as partial compensation for services performed for the Company for years ended October 31, 2006 and 2005, respectively. These shares vest over two and three year periods. The Company recorded $254,100 and $55,282 of deferred compensation for the years ended October 31, 2006 and 2005, respectively. The Company recognized $20,430 and $135,798 in compensation expense related to these stock grants for the years ended October 31, 2006 and 2005. During the year ended October 31, 2006, 6,428 shares were issued. During the year ended October 31, 2005, 321 shares were forfeited with a value of $6,627 and 5,503 shares were issued. The value of the stock was determined by the closing market price at the date of grant.

Additionally, during the year ended October 31, 2006, the Company granted 12,008 options at an average exercise price of $12.00 per share to employees and directors and granted 600 options at an average exercise price of $7.50 per share to consultants. All options granted during the year ended October 31, 2006 are to be vested over three years. These options start vesting October 31, 2006. In the year ended October 31, 2005, the Company granted 70,560 options at an average exercise price of $14.25 per share to employees and directors and granted 2,100 options at an average exercise price of $19.00 per share to consultants. All options granted during the year ended October 31, 2005, are to be vested over three years. These options started vesting January 27, 2005.

The Company has recognized $3,150 and $16,350 in deferred compensation in relation to the issuance of the stock options in conjunction with Statement of Financial Accounting Standard No. 123 for the years ended October 31, 2006 and 2005, respectively. The Company has recognized $43,258 and $84,235 in compensation expense related to stock option grants for the years ended October 31, 2006 and 2005, respectively.

THE QUANTUM GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

OCTOBER 31, 2006

NOTE 11: OTHER EQUITY TRANSACTIONS (CONTINUED)

Other Sales of Common Stock

In December 2004, the Company sold 14,815 shares of common stock for $6.75 per share. The Company paid a placement company 13% of the proceeds, $13,000, and 1,482 warrants at an exercise price of $6.75 per share.

In December 2004, the Company agreed with a placement company to sell common stock of the Company at a price of $10.00 per share. The placement company received 13% cash commission and one warrant at an exercise price of $10.00 per share for every ten shares of common stock sold. The Company received $700,000 and issued 70,000 shares of common stock. The placement company received $91,000 in cash commissions and 7,000 warrants.

On July 6, 2005, the Company issued a private placement memorandum to raise $1,500,000 at a price of $12.50 per share. The terms include a 13% cash commission plus one common stock warrant at a price of $12.50 for every $250 raised. The Company realized proceeds of $971,300 on the sales of 77,704 shares of common stock and cash commissions to the placement agent of $126,269 and issued 3,886 warrants to the placement agent through May 3, 2006. In May 2006, the Company and the placement agent agreed to change the amount of warrants to 10% of shares issued which is consistent with prior agreements with the placement agent and therefore, the Company issued an additional 3,885 warrants.

NOTE 12: RESTATEMENT OF FINANCIAL STATEMENTS

The Company has restated its consolidated financial statements for 2006 (the Restatement), and certain disclosures in notes to the consolidated financial statements have been restated to reflect the Restatement adjustments. In the Restatement, the Company has made the following adjustments:

Allocation of financing components

In August 2006, the Company issued a private placement memorandum in which the Company sold 17.5 units for $875,000. Each unit included a $50,000 8% Secured Convertible Debenture (Debt) and 6,061 shares of the Company’s common stock. Under the terms of the Debt, the holder has the right to convert the debt and accrued interest into common stock at a discount of 30% from a subsequent offering prior to maturity (beneficial conversion). Additionally, the Company must register the underlying shares with the Securities and Exchange Commission (SEC) within a specific period of time. In the event that a registration statement is not filed with SEC, the Company is required to pay liquidated damages to the holders of the Debt in shares of common stock of the Company equal to 2% of the of the face value of the Debt. The Company analyzed the transaction and the associated conversion features and determined that the three criteria for bifurcating an embedded conversion feature, and measuring at fair value, as detailed in SFAS 133, Accounting for Derivative Instruments and Hedging Activities, were not met.

The Company has allocated the proceeds from the sale of units ($875,000) as follows: (1) $374,325 to Debt; (2) $340,288 to common stock and (3) $160,387 to the beneficial conversion feature included with the debt discount.

In August 2006, the Company signed a bridge agreement in which the Company sold $1,100,000 in 8% promissory notes and 92,620 shares of common stock. The Company has allocated the proceeds from the sale ($1,100,000) as follows: (1) $501,152 to the debt and (2) $598,848 to common stock.

In May 2006, the Company signed an interim bridge agreement in which the Company sold $751,000 in 8% promissory notes and 34,671 shares of common stock. The Company has allocated the proceeds from the sale ($751,000) as follows: (1) $371,718 to debt and (2) $379,282 to common stock.

The allocation of the proceeds from debt resulted in the reduction of Finance Premium by $292,556 and the reclassification of $519,477 from Finance Premium to Credit Line Fee and the reduction of amortization of Finance Premium by $1,496,175 and reclassifying $1,152,071 from Amortization of Finance Premium to Amortization of

THE QUANTUM GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

OCTOBER 31, 2006

NOTE 12: RESTATEMENT OF FINANCIAL STATEMENTS (CONTINUED)

Allocation of financing components (continued)

Debt Discount. Additional Paid in Capital was reduced by $874,101 and common stock subject to redemption of $792,803 was eliminated.

Reclassification of accrued interest

Accrued interest in the amount of $22,004 in Notes Payable-Interim Bridge Loans and $2,173 in Note Payable Shareholders were reclassified to Other Current Liabilities.

Common Stock Outstanding

Unearned common stock granted to employees to be earned over a three year period and recorded as deferred compensation has been recorded to Additional Paid in Capital. The result was to: (1) reduce Common Stock by ($19); increase Additional Paid in Capital by $19 and reduce common stock outstanding by 18,600 shares.

	As Restated	As Reported
Consolidated Balance Sheet
Credit line fee	$519,477	$—
Finance premium	—	812,033
Current assets	1,091,861	1,384,418
Notes payable - interim bridge loans, net of discount of $77,893	578,409	678,305
Notes payable and accrued interest - shareholders	403,934	406,107
Notes payable - 8% convertible debentures - net of discount of $497,564	377,436	64,078
Beneficial Conversion Feature	—	377,074
Other current liabilities	29,748	5,572
Total current liabilities	3,337,005	3,478,613
Loans payable - less current portion	108,502	136,193
Total long term debt	117,717	145,408
Total liabilities	3,454,721	3,624,021
Common stock subject to redemption	—	792,803
Common stock	1,248	1,267
Additional paid in capital	5,841,789	6,685,495
Accumulated deficit	(8,106,897)	(9,650,545)
Total shareholders’ deficit	$(2,362,860)	$(2,239,604)

THE QUANTUM GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

OCTOBER 31, 2006

NOTE 12: RESTATEMENT OF FINANCIAL STATEMENTS (CONTINUED)

	As Restated	As Reported
Consolidated Statement of Operations
Amortization of debt discount	$1,152,071	$—
Amortization of financing costs	431,449	3,079,695
Amortization of beneficial conversion feature	—	45,400
Interest	170,933	173,006
Total non-operating expenses	1,754,453	3,298,101
Loss before income tax provision	(4,672,760)	(6,216,408)
Net loss	(4,672,760)	(6,216,408)
Basic and diluted (loss) per common share	$(4.72)	$(6.28)
Weighted average shares outstanding	989,140	989,151

Consolidated Statements of Cash Flows
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of financing premium	$—	$3,079,695
Amortization of debt discount	1,152,071	—
Amortization of financing fees	431,449	—
Decrease (increase) in other assets	6,102	18,630
Increase in accounts payable and accrued liabilities	396,731	771,680
Proceeds from other loans	275,000	298,510
Repayments on capital leases	(5,397)	(10,687)
Repayments on debt	$784,277	$(841,600)

NOTE 13: SUBSEQUENT EVENTS

In November 2006, the Company borrowed an additional $160,137 net of repayments on the line of credit. On December 15, 2006, the Company and the lender agreed to extend the credit line’s maturity date until December 18, 2006, increase the credit line $56,000 until January 15, 2007 and increase the interest rate to 18% per annum. In partial consideration for the changes in credit line, the Company issued 6,788 shares of restricted common stock valued at $44,121 using the closing price of the Company’s common stock on the date of the loan, as a financing premium. The Company borrowed the additional $56,000 from the increase in the credit line. On January 12, 2007, the Company and the lender agreed to extend the credit line’s maturity date to February 15, 2007 and increase the credit line by $95,000. In partial consideration for the changes in the credit line, the Company issued 11,516 shares of restricted common stock valued at $146,818 using the closing price of the Company’s common stock on the date of the loan, as a financing premium. The Company immediately borrowed $95,000. The Company paid off the credit line in full by the maturity date.

In November 2006, the Company sold an additional 8.5 units relating to the August 29, 2006 offering. The Company issued $425,000 in convertible debt and issued 51,516 shares valued at $558,941 based upon the closing price of the Company’s common stock on the date of the convertible debt. Additional fees include a placement agent fee and reimbursement of expenses of $66,975 plus one 5-year warrant to purchase 5,163 shares of the Company’s common stock at a price of $8.25 per share, valued at $50,229 using the Black Scholes method.

THE QUANTUM GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

OCTOBER 31, 2006

NOTE 13: SUBSEQUENT EVENTS (CONTINUED)

During the period December 2006 through March, 2007, the Company sold 53.55 units for $2,677,500. Each unit includes $50,000 8% convertible debentures and 6,061 shares of unregistered common stock. Each note matures on June 30, 2007, but can be extended by 60 days by the placement agent. Principal and interest on the Secured Convertible Debentures may be converted into Company securities offered in the future at a conversion price of 70% of the offering price of any such securities. The placement agent fees are equal to 10% commission of gross proceeds, 3% of gross proceeds for unaccountable expenses, one warrant for each unit sold to purchase 607 shares of common stock at $8.25 per share and expenses not to exceed $25,000. The Company has issued 324,579 shares in relation to the sale of these units.

On December 26, 2006, the Company signed an 8% promissory note for $50,000 with a lender. The note matured on the 30th day following receipt, or January 28, 2007. The lender was issued 400 shares of Common Stock, valued at the closing price of the Company’s common stock on the date of the loan, as a financing premium. The lender has the option to convert this loan into the private placement dated December 18, 2006. The note has not been repaid and the lender has not notified the Company of his intention to convert or notified the Company of a demand for payment.

On December 28, 2006, the Company signed an 8% promissory note for $40,000 with the Company’s placement agent, Newbridge Securities. The note matured on the 30th day following receipt, or January 27, 2007. The lender was issued 400 shares of Common Stock, valued at $5,100, using the closing price of the Company’s common stock on the date of the loan. The note has been repaid.

Effective December 2006, the Company signed a full risk contract with a New York Stock Exchange (NYSE) listed MCO for 4 counties in Florida. In January 2007, the Company signed a full risk contract with a Florida based MCO for three counties in Florida. Starting in January, the Company started realizing revenue and expense on these contracts.

THE QUANTUM GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JULY 31, 2007

(UNAUDITED)

Assets
Current assets
Cash	$1,046,129
Accounts receivable	350,721
Prepaid expenses	127,047
Other current assets	44,139
Total Current Assets	1,568,036
Property and equipment, net of accumulated depreciation of $144,056	155,593
Goodwill	23,300
Other assets
Software, net of accumulated amortization of $21,938	197,313
Deposits	17,133
Total assets	$1,961,375
Liabilities and shareholders’ deficit
Current liabilities
Accounts payable	$196,857
Accrued liabilities	419,864
Accrued payroll and payroll taxes	1,611,105
Accrued expenses incurred but not reported (IBNR)	203,478
Notes payable and accrued interest – shareholders	238,274
Notes payable - 8% convertible debentures, net of discount of $22,729	6,027,271
Loans payable - current portion	122,898
Capital lease obligation - current portion	10,798
Other current liabilities	297,561
Total current liabilities	9,128,106
Long-term debt
Loans payable, net of current portion	31,646
Minority Interest	81,283
Capital lease obligation, net of current portion	15,558
Total long-term debt	128,487
Total liabilities	9,256,593
Shareholders’ deficit
Preferred stock, $.001 par value per share authorized 30,000,000 shares none issued and outstanding	—
Common stock, $.001 par value per share, 170,000,000 shares authorized; 1,993,268 shares issued and outstanding	1,993
Additional paid in capital	12,254,964
Warrants	503,334
Deferred compensation	(3,236,232)
Accumulated deficit	(16,819,277)
Total shareholders’ deficit	(7,295,218)
Total liabilities and shareholders’ deficit	$1,961,375

See accompanying notes to condensed consolidated financial statements.

THE QUANTUM GROUP, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED JULY 31, 2007 AND 2006

(UNAUDITED)

	For the Three Months Ended July 31,		For the Nine Months Ended July 31,
	2007	2006	2007	2006
Revenues
Provider systems	$861,676	$13,896	$1,268,253	$22,640
Management support services	420,952	32,782	1,247,884	32,782
	1,282,628	46,678	2,516,137	55,422

Direct Costs
Provider systems	839,852	13,896	1,212,251	22,640
Management support services	310,142	21,752	898,275	21,752
	1,149,994	35,648	2,110,526	44,392

Gross profit	132,634	11,030	405,611	11,030

Operating expenses
Salaries and employee benefits	986,297	498,982	2,336,282	1,314,879
Consulting	93,027	98,713	321,492	180,971
Occupancy	90,633	31,609	267,042	65,875
Depreciation and amortization	26,285	12,965	74,543	34,171
Other general and administrative expenses	655,131	193,289	1,234,610	435,318

Total operating expenses	1,851,373	835,558	4,233,969	2,031,214

Loss from operations	(1,718,739)	(824,528)	(3,828,358)	(2,020,184)

Non-operating expenses
Amortization of debt discount	1,762,856	—	3,789,747	—
Amortization of financing costs	7,522	934,956	749,755	1,012,508
Interest	176,253	80,501	344,521	118,752

Total non-operating expenses	1,946,631	1,015,457	4,884,023	1,131,260

Loss before income tax provision	(3,665,370)	(1,839,985)	(8,712,381)	(3,151,444)

Income tax provision	—	—	—	—

Net loss	$(3,665,370)	$(1,839,985)	$(8,712,381)	$(3,151,444)

Basic and diluted (loss) per common share	$(1.89)	$(1.87)	$(5.36)	$(3.32)

Weighted average number of common shares outstanding	1,943,317	983,963	1,626,362	948,888

See accompanying notes to condensed consolidated financial statements.

THE QUANTUM GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED JULY 31, 2007 AND 2006

(UNAUDITED)

	For the Nine Months Ended July 31,
	2007	2006

Operating activities
Net loss	$(8,712,381)	$(3,151,444)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	74,543	34,171
Amortization of debt discount	3,789,747	—
Amortization of financing fees	749,755	1,012,508
Amortization of deferred compensation	348,465	33,442
Issuance of stock for compensation	39,098	76,015
Issuance of stock in lieu of cash	105,817	54,000
Issuance of stock in payment of late registration penalty	391,966
Amortization of options issued as compensation	147,001
Changes in operating assets and liabilities:
Increase in accounts receivable	(250,099)	—
Decrease in other assets	30,200	58,037
Increase in accounts payable and accrued liabilities	900,373	558,644
Total adjustments	6,326,866	1,826,817
Net cash used in operating activities	(2,385,515)	(1,324,627)
Investing activities
Purchase of property and equipment	(28,709)	(38,164)
Net cash used in investing activities	(28,709)	(38,164)
Financing activities
Proceeds from private placement	4,841,000	—
Proceeds from other loans	140,000	1,036,000
Proceeds from credit line	306,371
Proceeds from issuance of common stock	—	291,450
Payments of placement fees and expenses	(707,117)	—
Repayments on loans and capital lease obligations	(28,567)	(23,423)
Repayments on loans and notes payable	(1,123,411)	—
Net cash provided by financing activities	3,428,276	1,304,027
Net increase (decrease) in cash	1,014,052	(58,764)
Cash at beginning of period	32,077	74,771
Cash at end of period	$1,046,129	$16,007
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$74,672	$29,880
Supplemental disclosures of non-cash investing and financing activities:
Capital lease obligations incurred on purchases of equipment	$17,019	$19,260
Issuance of stock as deferred finance costs on loans	$2,187,066	$1,025,841
Issuance of stock credit line fee	$190,940	$—
Note payable - fixed asset acquisition	$3,148	$36,953
Late registration penalties	$391,966	$—

See accompanying notes to condensed consolidated financial statements.

THE QUANTUM GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2007

(UNAUDITED)

NOTE 1: DESCRIPTION OF COMPANY

We offer business solutions for health maintenance organizations (HMOs) that market Medicare Advantage managed healthcare plans in the state of Florida, as well as to healthcare providers in the state. We refer to this segment of our business as provider systems. Medicare Advantage is Medicare’s managed care alternative to Medicare’s traditional fee-for-service model. The foundation of our business model is a network of medical service providers, including primary care physicians, specialists and ancillary service providers such as laboratories and pharmacies, among others, all of whom must satisfy the requirements of the Centers for Medicare & Medicaid Services (CMS), which is the U.S. Federal agency that administers Medicare, Medicaid and the Medicare Advantage program. We also offer healthcare providers various management support services that enable providers to decrease their operating costs and increase efficiency and productivity. These management support services are available to all healthcare providers, whether or not they are part of our provider system. In the future, we expect to leverage our relationships with our healthcare providers to cross-market our management support services and the benefits of participation in our network. Although management support services currently represent approximately 50% of our revenues, we expect that provider systems will be the principal source of our revenues in future periods.

We have three HMO contracts providing members to a number of our Community Health Systems (CHS) in the state of Florida. Two of the three contracts became effective in January 2007 and are full risk. The third contract, which has been effective since September 2005, has not reached the minimum threshold of 300 members, which is required to be at full risk. We started providing management support services by entering into full risk management agreements with billing companies, whereby, we run the operation and accept all risk of ownership.

Basis of Presentation

Our condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Regulation SB. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements.

The accompanying condensed consolidated financial statements are unaudited. However, in the opinion of management, they include all adjustments necessary for a fair presentation of financial position, results of operations and cash flows. All adjustments made during the nine months ended July 31, 2007 and 2006 were of a normal, recurring nature. The amounts presented for the nine months ended July 31, 2007 are not necessarily indicative of the results to be expected for any other interim period or for the entire fiscal year. Additional information is contained in the Annual Report on Form 10-KSB/A for the year ended October 31, 2006, which should be read in conjunction with this quarterly report.

Certain reclassifications have been made so that prior year financial information conforms to the current period presentation. Those reclassifications did not impact working capital, total assets, total liabilities, net income or shareholders’ deficit.

Going Concern

We have limited revenues to date. Since our inception, we have been dependent upon the receipt of capital investment to fund our continuing activities. In addition to the normal risks associated with a new business venture, there can be no assurance that our business plan will be successfully executed. Our ability to execute our business model will depend on our ability to obtain additional financing and achieve a profitable level of operations. There can be no assurance that sufficient financing will be obtained. Nor can any assurance be made that we will generate substantial revenues or that the business operations will prove to be profitable. Further, certain of our Secured Convertible Debentures are in default. These conditions raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

THE QUANTUM GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

JULY 31, 2007

(UNAUDITED)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash Equivalents

We consider all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. At July 31, 2007, there were no cash equivalents.

Property and Equipment

Furniture and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which range from three to five years.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities; and disclosure of contingent assets and liabilities at the date of the financial statements; and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates and the differences could be material.

Due from HMO and IBNR

The HMOs pay medical claims and other costs on our behalf. Based on the terms of the contracts with the HMOs, we receive a net payment from the HMOs that is calculated by offsetting revenue earned with medical claims expense, calculated as claims paid on our behalf plus an amount reserved for claims incurred but not reported. Estimated liability for claims incurred but not reported is independently estimated based on industry experience as we do not yet have sufficient historical data for payment patterns, cost trends, utilization of healthcare services and other relevant factors including independent actuarial calculation.

Income Taxes

We have not recognized any future tax benefit arising from net operating loss carry forward in the accompanying condensed consolidated financial statements in accordance with the provisions of Statements of Financial Accounting Standards No. 109 (SFAS No. 109), “Accounting for Income Taxes,” as the realization of this deferred tax benefit is not likely. A 100% valuation allowance has been established to offset the entire amount of our net deferred tax asset.

Goodwill

Goodwill is recorded in connection with business combinations as the excess purchase price over the fair value of the net assets acquired. Goodwill is not amortized, but tested for recoverability annually or more frequently if indicators of possible impairment exist. We will recognize an impairment loss if the carrying value of the asset exceeds the fair value determination. As of July 31, 2007, there was no impairment of goodwill.

Principles of Consolidation

The accompanying condensed consolidated financial statements for the period ended July 31, 2007 include the accounts of The Quantum Group, Inc. and its subsidiaries, Renaissance Health Systems, Inc., Quantum Medical Technologies, Inc., QMed Solutions, Inc. and The Quantum Agency, Inc. The accounts of the billing companies in which we have full risk of the operations are variable interest entities, as defined by FASB Interpretation No. 46(R), (FIN 46(R)) and therefore have been consolidated. All intercompany accounts have been eliminated in consolidation.

THE QUANTUM GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

JULY 31, 2007

(UNAUDITED)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Variable Interest Entities

We are counter-party to various management agreements with certain entities that meet the definition of a Variable Interest Entity pursuant to FIN 46(R). We have included the net assets and operations of these entities as of July 31, 2007, as we believe we are the Primary Beneficiary, as defined in the Interpretation. These entities engage in the business of medical billing and collections. As of July 31, 2007, the book value of the assets and liabilities associated with these entities totaled $116,582 and $215,025, respectively. In addition, the revenues and net loss derived from these entities were $1,213,168 and $179,726, respectively, for the nine months ended July 31, 2007. The management contracts with these entities expire on September 30, 2007. We plan to renew these contracts but there can be no assurance that a renewal will be executed.

Until February 28, 2007, we were a Primary Beneficiary of another billing and collections company. At the time of deconsolidation, this entity had a book value of approximately $26,000. In addition, the revenues and net loss derived from this entity was $34,291 and $31,994, respectively.

Revenue Recognition

Provider Systems

We have entered into full risk contracts with three Health Maintenance Organizations (HMOs). We started managing patients for one of the contracts in September 2005; however, we are not at full risk until the HMO provides us with a minimum of 300 members. The threshold of 300 patients has not been reached as of July 31, 2007 under this contract. As a non-full risk contract, we have recorded income relating to the primary care physicians’ charges for the nine month period ended July 31, 2007. Medical costs associated with the revenues were equal to the revenues. The other two contracts became effective in January 2007 and were full risk from inception. Under a full risk contract, we receive a monthly fee for each patient that chooses one of our physicians as their primary care physician. The fixed fee is based on a percentage of the premium the HMO receives from CMS. Revenues under this agreement are generally recorded in the period that we assume responsibility to provide services at the rates then in effect, with quarterly adjustments. The direct medical costs under the full risk contracts are a combination of actual medical costs paid by the HMO plus a reserve for future medical costs incurred but not reported (IBNR).

Management Support Services

In June 2006, we entered into a management agreement with a medical billing and collections company. Under the terms of the agreement, we paid an amount to the billing and collections company and assumed all management responsibility and financial risk of the operation of the business. We have included all the revenues and expenses for this operation in our condensed consolidated financial statements. Revenues are recorded upon the collection of billed services for the billing and collections company’s clients. We and the medical billing and collections company mutually agreed to discontinue the management agreement as of February 28, 2007.

In December 2006, we entered into management agreements with two additional medical billing companies which have been reflected as Variable Interest Entities. Each of the two companies signed similar agreements. Under the terms of these agreements, we paid the billing companies $100 and agreed to be responsible for total operations for a period of 210 days. In return, the billing companies assigned all revenues and expenses to us. As a part of the agreements, we agreed to pay a management fee to the current manager and a fee for the support services of one employee. There is no employee-employer relationship created by the agreements.

Through our insurance subsidiary, we entered into an agreement with a HMO to assist in the recruitment of members for a fixed fee per member enrolled. We recognize revenues, net of commissions paid, in the month when the member signs up with the HMO.

THE QUANTUM GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

JULY 31, 2007

(UNAUDITED)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Reverse Stock Split

On August 31, 2006, the shareholders authorized the board of directors to affect a reverse stock split of our outstanding common stock to comply with the initial listing requirements of a national securities exchange or initial quotation requirement on an automatic quotation system of a national securities association with the ratio to be determined by the board in our best interest. On March 9, 2007, the board of directors approved a 1:25 reverse stock split which was effectuated on March 29, 2007. All share and per share amounts have been restated to reflect the reverse stock split.

Stock Compensation

Prior to November 1, 2006, we followed Statement of Financial Accounting Standards No. 123 (SFAS No. 123), “Accounting for Stock Based Compensation,” whereby companies may measure compensation costs for those plans using the method prescribed by Accounting Principles Board Opinion No. 25 (APB No. 25), “Accounting for Stock Issued to Employees.” No compensation expense was recognized in accounting for options granted to employees where the exercise price of our employee stock options equaled or exceeded the market price of the underlying stock on the date of grant. Stock options granted to consultants were accounted for in accordance with SFAS No. 123.

Effective November 1, 2006, we adopted SFAS No. 123(R), “Share-Based Payment,” which is a revision of SFAS No. 123, using the modified prospective transition method. Under this method, stock-based compensation expense for the first quarter of fiscal 2007 includes compensation cost for all share-based payments modified or granted prior to, but not yet vested as of November 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123. Results for the first quarter of fiscal 2005 have not been restated.

Had the compensation expense for the stock option plan been determined based on the fair value of the options at the grant date, consistent with the methodology prescribed under SFAS No. 123 for the nine month period ended July 31, 2006, our net loss and loss earnings per share would have been affected to the pro forma amounts indicated below:

	For the Three Months Ended July 31, 2006	For the Nine Months Ended July 31, 2006

Net Loss
As reported	$1,839,986	$3,151,444
Pro forma	$1,911,432	$3,376,156

Loss per share
As reported	$1.87	$3.32
Pro forma	$1.94	$3.56

As of July 31, 2007, we have 227,581 vested options with exercise prices ranging from $3.50 to $37.50 per share and expiring in years 2008 through 2017. We have granted an additional 660,052 options which have not been vested as of the quarter ended July 31, 2007 with exercise prices ranging from $3.50 to $37.50 and expiring in years between 2010 and 2021. These options vest between the years 2007 through 2011.

THE QUANTUM GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

JULY 31, 2007

(UNAUDITED)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

New Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115.” SFAS No. 159 permits entities to choose, at specified election dates, to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. SFAS No. 159 is effective for financial statements issued for an entity’s first fiscal year beginning after November 15, 2007. Adoption of SFAS No. 159 is not expected to have a material effect on our condensed consolidated statements of financial condition, income or cash flows.

NOTE 3: FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of cash and cash equivalents, accounts payable, notes payable and accrued liabilities approximate their fair value because of the short maturity of these financial instruments.

NOTE 4: LOSS PER SHARE

Basic loss per share is computed by dividing loss available to common shareholders by the weighted average number of common shares for the period. The computation of diluted loss per share is similar to basic loss per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potentially dilutive common shares, such as options, had been issued. Diluted loss per share is not presented as the effects would be anti-dilutive.

We have 108,315 warrants, with exercise prices ranging from $5.00 to $125.00 per share, and 227,581 vested options with exercise prices ranging from $3.50 to $37.50 per share, which were exercisable at July 31, 2007.

NOTE 5: ACCRUED PAYROLL AND PAYROLL TAXES

We owe executives earned but unpaid compensation of $911,511 at July 31, 2007. In addition to compensation, we have accrued a liability for the associated FICA and Medicare taxes in the amount of $35,800.

NOTE 6: DEBT

Secured Convertible Debentures

On August 29, 2006, we signed an agreement with a placement agent to raise $3,000,000 by selling 60 units in a private placement memorandum (August 2006 PPM). Each unit consisted of a $50,000 8% Subordinated Secured Convertible Bridge Note (Debt) and 6,061 shares of common stock (Bridge Shares). Each note payable matured on March 31, 2007, and was extended without penalty by 60 days by the placement agent to May 29, 2007. Principal and interest on the Secured Convertible Debentures could have been converted into equity securities that we sell in a future offering at a conversion price equal to 70% of the offering price. The placement agent fees were equal to 10% commission of gross proceeds, 3% of gross proceeds for unaccountable expenses, one warrant for each unit sold to purchase 607 shares of common stock at $8.25 per share and expenses not to exceed $25,000. Under the agreement, we were required to use our best efforts to register the shares underlying the converted Debt and the Bridge Shares with the Securities and Exchange Commission (SEC). The private placement included certain registration rights which generally required that if the Bridge Shares and the conversion shares were not registered by February 28, 2007, we would file a registration statement by March 31, 2007. We were subject to a monthly late registration penalty of 2% of the original principal amount in common stock, based upon the average of the previous five days closing bid prices (as reported on Bloomberg) if a registration was not filed by March 31, 2007. A registration statement was not filed by March 31, 2007; therefore we incurred a late registration penalty in the amount of $120,454 and issued 22,438 shares to satisfy this penalty. The Debt is secured by all of our assets. This private placement ended on November 30, 2006 and 26 units were sold, 157,588 shares were issued and a

THE QUANTUM GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

JULY 31, 2007

(UNAUDITED)

NOTE 6: DEBT (CONTINUED)

Secured Convertible Debentures (Continued)

placement agent fee and reimbursement expenses of $209,942 plus one five (5)-year warrant to purchase 15,758 shares of our common stock at a price of $8.25 per share, valued at $121,821 using the Black Scholes method. We analyzed the transaction and the associated embedded conversion features and determined that the criteria for bifurcating an embedded conversion feature, and measuring at fair value, as detailed in SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” were not met. Based on this finding and pursuant to EITF 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments,” we have (i) allocated the proceeds received to the convertible instrument and the shares on a relative fair value basis, and (ii) recognized the beneficial conversion feature as a reduction to the carrying amount of the convertible debt and as additional paid-in capital. As a result, we allocated the proceeds from the sale of units ($1,300,000) as follows: (1) $534,975 to the convertible debt, (2) $534,279 to the shares, and (3) $230,746 to the beneficial conversion feature. The notes were not paid by the maturity date of May 29, 2007, which caused the interest on the notes in question to increase from 8% to 18% per annum, effective May 29, 2007. As a result, we have accrued interest at 18% from the extended maturity date of May 29, 2007. In the event the Debt is not paid by the maturity date, a default may be called by holders of at least 50% of the aggregate principal amount of the bridge notes then outstanding, including the lead investor, High Capital Funding, LLC. As of the date hereof, the debt holders and the lead investor have not declared the Debt in default. If we are unable to repay these obligations, and the lenders do not convert into our common stock, we could be obligated to forfeit all of our assets.

On December 18, 2006, we issued a private placement memorandum (December 2006 PPM) to raise $3,000,000 by selling 60 units. Each unit consisted of a $50,000 8% Subordinated Secured Convertible Bridge Note (Debt) maturing on June 30, 2007 and 6,061 shares of common stock (Bridge Shares) for which we were required to file a registration agreement by June 30, 2007. We were subject to a similar late registration penalty of 2% as explained above in the August 2006 PPM. A registration statement was not filed by June 30, 2007, therefore we incurred a late registration penalty in the amount of $134,683, and issued 23,121 shares to satisfy this penalty. Principal and interest on the Secured Convertible Debentures could have been converted into certain future sale of our security at a conversion price equal to 70% of the offering price. The placement agent fees were equal to 10% commission of gross proceeds, 3% of gross proceeds for unaccountable expenses, one five (5) year warrant for each unit sold to purchase 607 shares of common stock at $8.25 per share and expenses not to exceed $25,000. When the offering was closed on March 16, 2007, we had sold all 60 units for $3,000,000 and issued 363,675 shares of common stock. The Debt was secured by all of our assets and is subordinate to the holders of the Debt sold in the August 2006 PPM. We analyzed the transaction and the associated embedded conversion features and determined that the criteria for bifurcating an embedded conversion feature, and measuring at fair value, as detailed in SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” were not met. Based on this finding and pursuant to EITF 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments,” we allocated the proceeds for the sale of the units ($3,000,000) as follows: (1) $1,498,623 to the convertible debt, (2) $887,888 to the shares, and (3) $624,489 to the beneficial conversion. On June 30, 2007, we contacted the placement agent and arranged a 60-day extension of the maturity date on the December 2006 PPM Debt to August 29, 2007. However, we believe that this 60-day extension to August 29, 2007 was not properly executed, and the placement agents’ extension notice to the Company and to the holders of the note was not effective. The notes were not paid by the original maturity date of June 30, 2007, which caused the interest on the notes in question to increase from 8% to 18% per annum, effective June 30, 2007. As a result, we have accrued interest at 18% from the original maturity date of June 30, 2007. In the event the Debt is not paid by the maturity date, a default may only be called by holders of at least 50% of the aggregate principal amount of the bridge notes then outstanding, including the lead investor, High Capital Funding, LLC. As of the date hereof, the debt holders and the lead investor have not declared the Debt in default. If we are unable to repay these obligations, and the lenders do not convert into our common stock, we could be obligated to forfeit all of our assets.

THE QUANTUM GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

JULY 31, 2007

(UNAUDITED)

NOTE 6: DEBT (CONTINUED)

Secured Convertible Debentures (Continued)

On March 29, 2007, we issued a private placement memorandum (March 2007 PPM) to raise $1,550,000 by selling 31 units. Each unit consisted of a $50,000 8% Subordinated Secured Convertible Bridge Note (Debt) maturing June 30, 2007 and 6,061 shares of common stock (Bridge Shares). Each note payable matured on June 30, 2007, but could be extended by 60 days by the placement agent. Prior to the closing of a secondary public offering, holders of Bridge Shares shall have the right, but not the obligation, to exchange their Bridge Shares for a pro-rata portion of up to $1,550,000 of Public Offering units. Principal and interest on the Debt could have been converted into certain future sale of our security at a conversion price equal to 70% of the offering price. The placement agent fees were equal to 10% commission of gross proceeds, 3% of gross proceeds for unaccountable expenses, one warrant for each unit sold to purchase 607 shares of common stock at $8.25 per share and expenses not to exceed $25,000. The private placement includes certain registration rights which generally require that if the Bridge Shares and the conversion shares are not registered by July 31, 2007, we would file a registration statement by July 31, 2007. We would be subject to a late registration penalty of 2% of the original principal amount in common stock, based upon average of the previous five days closing bid prices (as reported on Bloomberg) if a registration was not filed by July 31, 2007. The Debt was secured by all of the assets of the Company and was subordinate to the investors in and he holders of the Debt sold in the August 2006 and December 2006 PPMs. This private placement ended on May 7, 2007. Thirty-one units were sold and a placement agent fee and reimbursement of expenses of $224,121 plus one five (5)-year warrant to purchase 18,786 shares of our common stock at a price of $8.25 per share, valued at $154,985 using the Black Scholes method. We analyzed the transaction and the associated embedded conversion features and determined that the criteria for bifurcating an embedded conversion feature, and measuring at fair value, as detailed in SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” were not met. Based on this finding and pursuant to EITF 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments,” we have (i) allocated the proceeds received to the convertible instrument and the shares on a relative fair value basis, and (ii) recognized the beneficial conversion feature as a reduction to the carrying amount of the convertible debt and as additional paid-in capital. We received $1,416,000 in cash and the remaining balance was converted from Interim Bridge Notes of $134,000 for a total of $1,550,000. We allocated the proceeds from the sale of units ($1,550,000) as follows: (1) $817,887 to the convertible debt; (2) $381,592 to the shares; and (3) $350,520 to the beneficial conversion feature. The placement agent notified us that the maturity date was extended by 60 days to August 29, 2007. In the event the Debt is not paid by the maturity date, a default may only be called by holders of at least 50% of the aggregate principal amount of the bridge notes then outstanding, including the lead investor, High Capital Funding, LLC. As of the date hereof, the debt holders and the lead investor have not declared the Debt in default.  If we are unable to repay these obligations, and the lenders do not convert into our common stock, we could be obligated to forfeit all of our assets.

Notes Payable

On November 30, 2005, we entered into a 13% two (2)-year callable loan agreement for $100,000. The terms of the loan agreement include quarterly interest-only payments. The loan is callable by the lender if any interest payment is not paid within 15 days of being notified by the lender that the interest payment is late. Additional compensation includes 1,200 shares of common stock. The value of the stock was determined by the closing market price on the date of the loan and is amortized over the term of the loan. We also paid $6,500 in commissions to a placement agent. The agreement contains an anti-dilution provision on the additional compensation shares whereby the lender will receive additional shares to maintain a specific percentage of ownership. We issued an additional 755 shares in common stock during the quarter ended July 31, 2007.

On July 6, 2006, we signed an 8% promissory note and financing agreement for $100,000 with a lender. The terms were consistent with the Bridge Financing Agreement except, among other items, that the note matures the earlier of 80 days from the funding of the note or the second day following the closing of an aggregate of $2,000,000 of gross proceeds from a private placement. The note is unsecured. The lender and the Company agreed to extend the loan consistent with the Interim Bridge Financing Agreement dated August 21, 2006. Under this

THE QUANTUM GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

JULY 31, 2007

(UNAUDITED)

NOTE 6: DEBT (CONTINUED)

Notes Payable (Continued)

agreement, the lender was issued 12,122 total shares. The proceeds from the financing were allocated between the 8% Secured Promissory Note and the common stock issued based on the fair value. We allocated $48,387 to the Promissory Note and $51,613 to the common stock. The total value of the common stock issued was based on the closing price of our common stock on the date of the loan. The note matured on March 31, 2007, and was extended by 60 days to May 29, 2007. The lender had the option to convert this loan into an 8% Convertible Debenture and shares similar to those offered under the March 2007 PPM. Such option was exercised on May 7, 2007. The lender was issued an 8% Convertible Debenture for $100,000 and 12,122 shares related to the agreement. The maturity date of the new note was August 31, 2007. We have extended the maturity date by notification to the lender for 60 days to October 30, 2007.

On December 26, 2006, we signed an 8% promissory note for $50,000 with a lender. The note matured on January 28, 2007. The lender was issued 400 shares of Common Stock, valued at the closing price of our common stock on the date of the loan, as a financing premium. The lender had the option to convert this loan into an 8% Convertible Debenture and shares similar to those offered in connection with the December 2006 PPM. On March 30, 2007, we signed an 8% promissory note for an additional $50,000 with the lender. The note matured on April 29, 2007. The lender had the option to convert this loan into the securities offered under the March 2007 PPM. Such options were exercised on May 7, 2007. The lender was issued an 8% Convertible Debenture for $100,000 and 12,122 shares related to the agreement. The maturity date of the new note is August 31, 2007. We have extended the maturity date to October 30, 2007 by notification to the lender.

On December 28, 2006, we signed an 8% promissory note for $40,000 with our placement agent, Newbridge Securities. The note matured on January 27, 2007. The lender was issued 400 shares of common stock, valued at $5,100, using the closing price of our common stock on the date of the loan. On February 14, 2007, we repaid this loan in full, including interest of $427.

NOTE 7: INCENTIVE EQUITY AND STOCK OPTION PLAN

In October 2003, we adopted a stock option plan (2003 Incentive Equity and Stock Option Plan). The purpose of the stock option plan was to increase the employees’ and non-employee directors’ interest in the Company and to align more closely their interests with the interests of our shareholders, as well as to enable us to attract and retain the services of experienced and highly qualified employees and non-employee directors.

Options granted under this plan may either be options qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or options that do not so qualify. Any incentive option must provide for an exercise price of not less than 90% of the fair market value of the underlying shares on the date of such grant, and the exercise price of any incentive option granted to an eligible employee owning more than 10% of our common stock must be at least 110% of such fair market value as determined on the date of the grant.

The term of each option and the manner in which it may be exercised is determined by the board of directors, provided that no option may be exercisable more that 10 years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more that 10% of our common stock, no more than five years after the date of the grant. The board of directors shall determine the exercise price of non-qualified options.

We have reserved 200,000 shares of common stock under the plan. The board of directors, or a committee of the board of directors, will administer the plan including, without limitation, the selection of the persons who will be granted plan options under the plan, the type of plan option to be granted, the number of shares subject to each plan option, and the plan option price.

THE QUANTUM GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

JULY 31, 2007

(UNAUDITED)

NOTE 7: INCENTIVE EQUITY AND STOCK OPTION PLAN (CONTINUED)

The per share exercise price of shares granted under the plan may be adjusted in the event of certain changes in the total purchase price payable upon the exercise in full of options granted under the plan. Officers, directors, and key employees of and consultants to the Company will be eligible to receive non-qualified options under the plan. Only officers, directors and employees of the Company who are employed by us, or by any subsidiary thereof, are eligible to receive incentive options.

A summary of shares and options granted during the nine months ended July 31, 2007 and 2006 is shown below:

	2007			2006
		Options			Options
	Incentive Stock Grants	Number of Shares	Weighted Average Exercise Price	Incentive Stock Grants	Number of Shares	Weighted Average Exercise Price

Outstanding at beginning of the period	2,400	—		2,400	—
Granted		—		—	—
Exercised	—	—		—	—
Forfeited	—	—		—	—
Outstanding at July 31,	2,400	—		2,400	—
Exercisable at July 31,		—			—

Available for issuance at July 31 under the plan		197,600			197,600

NOTE 8: OTHER COMMON STOCK TRANSACTIONS

Deferred Compensation

From time to time, we grant shares of common stock to employees, directors and advisors in lieu of or as partial compensation for services performed for the Company. These shares vest over two and three year periods. The value of the stock is determined by the closing market price at the date of grant. We recognized $348,465 and $47,666 in compensation expense related to these stock grants for the nine month periods ended July 31, 2007 and 2006, respectively, and recognized $151,125 and $38,666 for the three month periods ended July 31, 2007 and 2006, respectively.

Stock Compensation

From time to time, we issue stock to employees as length of service awards and performance awards. Additionally, we will issue shares to consultants in lieu of cash compensation. These stock issuances are not included in our 2003 Incentive Equity and Stock Option Plan. For the three months ended July 31, 2007 and 2006, we issued 875 and 2,420 shares of common stock as stock compensation, respectively. The total shares issued were 2,497 and 7,527 shares for the nine month periods ended July 31, 2007 and 2006, respectively. The value of the stock is determined by the closing market price on the date vested.

Late Registration Penalty

We were unable to obtain an effective registration statement as of July 31, 2007 relating to the resale of the securities underlying our outstanding convertible debentures and other securities issued to the note holders as required by the governing documents. As a result, we have incurred monthly liquidated damages, equal to 2% of the original principal amount in common stock, based upon the average of the previous five days closing bid prices. We charged $391,966 to operations related to the late registration penalty during the three months ended July 31, 2007. We issued 71,045 shares of common stock to satisfy this liability during the three months ended July 31, 2007.

THE QUANTUM GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

JULY 31, 2007

(UNAUDITED)

NOTE 9: RELATED PARTY TRANSACTIONS

On November 1, 2002, we entered into an agreement with Mr. Guillama to purchase certain intellectual property integral to our business. In exchange, we issued a three-year installment note for $179,080 with an interest rate of 18% per annum. The price of the sale was equal to the cost the shareholder incurred to develop the intellectual property purchased. The note is payable monthly beginning January 2003. We are in technical default as we have not made scheduled payments on the note. We are accruing interest at 18% per annum monthly on the unpaid principal balance and have classified the note as current as per the agreement. The principal balance outstanding at July 31, 2007 is $88,899. We did not pay any interest during the three month or nine month periods ended July 31, 2007 or 2006. The interest accrued is $88,733 and $67,067 at July 31, 2007 and 2006, respectively.

On November 14, 2005, a shareholder advanced us $50,000. We and the shareholder agreed to a 12% interest rate on the unpaid balance and 400 shares of common stock.

On December 16, 2005, we executed a $100,000 promissory note payable to Maj-Britt Rosenbaum. This note was due July 31, 2006 and bore an interest rate of 8% per annum payable at term of the note. Additional compensation included 600 shares of our common stock per month for each month the debt was outstanding. On February 9, 2006, the husband of the note holder, Michael Rosenbaum, was elected to our board of directors. On February 25, 2006, an additional $25,000 was advanced to us by Mrs. Rosenbaum for a total of $125,000. Mrs. Rosenbaum and the Company agreed to extend the term of the note based on terms consistent with the Bridge Financing Agreement which included the issuance of 6,667 shares of common stock. The value of the stock was determined by the closing market price on the date of the loan and was amortized over the term of the loan.

On April 20, 2007, an agreement was reached to repay the loan of $125,000 to Mrs. Rosenbaum, plus interest at 8%, from the proceeds of the March 2007 PPM. The loan was repaid on May 4, 2007, along with interest of $10,800. We issued a total of 15,152 shares of common stock to Mrs. Rosenbaum under the terms of the agreement.

NOTE 10: SUBSEQUENT EVENTS

On August 1, 2007, the board of directors approved a resolution granting senior executives the option of converting up to fifty percent (50%) of the debt and accrued compensation due to each executive into the same units that will be offered in a proposed secondary offering. The remaining balance will be converted into two-year 8% notes payable by us. The notes will be payable in 24 equal monthly payments consisting of principal and interest. Two executives have accepted the option as provided, agreeing to convert $645,768 into the units.

We sold $1,550,000 in 8% Subordinated Secured Convertible Bridge Notes (Debt) pursuant to the March 2007 PPM. Each note payable matured on June 30, 2007, but was extended, without penalty, by 60 days by the placement agent to August 29, 2007. The notes have not been paid at the extended maturity date. The note holders and the lead investor in the private placement have not declared the notes in default, and we are in discussions with the lead investor to extend the extended maturity date of the notes.

On August 31, 2007, we issued an additional 21,278 shares of common stock in association with the late registration penalty. We incurred an additional charge of $154,266 to operations. See Note 6.

The map pictured above features all 67 counties in the State of Florida. We have determined the size and order of our proposed expansion plans based on the best demographical projections available to us, as well as in consultation with our current and future HMO needs. We cannot make any assurance that we will be able to complete our expansion plans on this or any other schedule.

•

BLUE area represents the counties in which we have completed or are in final development of Community Health Systems. We expect to have a complete network of healthcare providers that meets the county network requirements of the Centers for Medicare & Medicaid Services that is already, or is prepared to, provide comprehensive care to the Medicare Advantage patients, in these counties by January 1, 2008.

•

GREEN area represents our anticipated expansion in calendar 2008. We expect to have complete networks of healthcare providers in these counties by January 1, 2009.

•

YELLOW area represents the counties in which we anticipate having such complete networks of healthcare providers by January 1, 2010.

1,400,000 Units —————————————— PROSPECTUS —————————————— Paulson Investment Company, Inc. Newbridge Securities Corporation Neidiger Tucker Bruner, Inc. , 2007

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

The Nevada Revised Statutes (NRS) permits the indemnification of directors, employees, officers and agents of Nevada corporations. Our Articles of Incorporation, as amended, and Bylaws, as amended, provide that we will indemnify its directors and officers to the fullest extent permitted by the NRS.

The provisions of the NRS that authorize indemnification do not eliminate the duty of care of a director, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Nevada. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution and (d) willful misconduct or conscious disregard for our best interests in a proceeding by or in the right of a shareholder. The statute does not affect a director’s responsibilities under any other law, such as the Nevada securities laws.

The effect of the foregoing is to require us to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons in control pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

Item 25. Other Expenses of Issuance and Distribution.

We are paying all of the expenses related to this offering, including any applicable underwriting discounts and commissions. The fees and expenses (other than underwriting discounts and the non-accountable expense allowance) payable by us in connection with this registration statement are estimated as follows:

SEC registration fee	$2,774
NASD filing fee	9,536
Amex Application fee	60,000
Accounting fees and expenses	50,000	*
Legal fees and expenses	250,000	*
Printing expenses	20,000	*
Miscellaneous fees and expenses	22,690	*
Total	$415,000	*

———————

*

Estimated expenses.

Item 26. Recent Sales of Unregistered Securities

The following summarizes all sales of our unregistered securities within the past three years. The securities in each one of the below-referenced transactions were (i) made without registration and (ii) were subject to restrictions under the Securities Act and the securities laws of certain states, in reliance on the private offering exemptions contained in Sections 4(2), 4(6) and/or 3(b) of the Securities Act and on Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws as a transaction not involving a public offering.

Each of the investors had access to the kind of information about us that we would provide in a registration statement, was an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities

Act, and represented to us his intention to acquire our securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof. Appropriate legends were affixed to the certificates representing the securities issued. Unless stated otherwise, no placement or underwriting fees were paid in connection with these transactions. Proceeds from the sales of these securities were used for the general working capital purposes of the Company. None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering.

•

Following shareholder approval at the January 30, 2004 meeting, we issued 532,006 post-reverse common shares to the shareholders of both Quantum Medical Technologies, Inc. and Renaissance Health Systems, Inc. for the 80% of those companies which we did not already own at the time. The final merger was approved by the Board on August 16, 2004.

•

In June 2004, an investor advanced a $30,000 loan to us. On August 26, 2004, we issued 12,000 common shares to satisfy this obligation.

•

During the period July through December 2004, we sold 55,482 shares of common stock to 152 foreign investors for an average sale price of $6.88 per share under an agreement we signed with an investment group. Each investor represented to us that the investor was not a "U.S. Person,” as defined under Regulation S of the Securities Act. We realized proceeds of $381,300. We paid William Scott & Company, the placement agent (i) a 10% placement fee of $38,130, (ii) a 3% non-accountable expense fee of $11,439 and (iii) 5-year warrants to purchase 5,542 common stock shares at an exercise price of $6.88 per share.

•

On December 16, 2004, we sold 14,815 shares of common stock to a single investor for a price of $6.75 per share and realized proceeds of $100,000. We paid William Scott & Company, the placement agent, (i) a 10% placement fee of $10,000, (ii) a 3% non-accountable expense fee of $3,000 and (iii) 5-year warrants to purchase 1,484 common stock shares at an exercise price of $6.75 per share. The investor represented to us that they were an “accredited investor” as defined under Rule 501 Regulation D of the Securities Act. The shares were issued as restricted shares under the Securities Act and were endorsed with a restrictive legend.

•

During the period December 2004 through June 2005, we sold 70,000 shares of common stock for a price of $10.00 per share. We realized proceeds of $700,000. We paid William Scott & Company, the placement agent, (i) a 10% placement fee of $70,000, (ii) a 3% non-accountable expense fee of $21,000 and (iii) 5-year warrants to purchase 7,012 common stock shares at an exercise price of $10.00 per share. Each investor represented to us that the investor was an “accredited investor” as defined under Rule 501 Regulation D of the 1933 Act. The shares were issued as restricted shares under the Securities Act and were endorsed with a restrictive legend.

•

On July 6, 2005, we commenced a private offering of 120,000 shares of common stock in the aggregate amount of $1,500,000 at a price of $12.50 per share. We realized proceeds of $971,300 on the sales of 77,704 shares of common stock through the closing of this private placement on March 17, 2006. We paid William Scott & Company and/or Joseph Stevens, the placement agent, (i) a 10% placement fee of $97,130, (ii) a 3% non-accountable expense reimbursement of $29,139 and (iii) 5-year warrants to purchase 7,785 common stock shares at an exercise price of $12.50 per share.

•

On November 14, 2005, an investor advanced a $50,000 loan to us. On March 20, 2006, we issued 400 common stock shares as additional compensation. Joseph Stevens, the placement agent, was paid a cash commission of $3,250.

•

On November 30, 2005, we entered into a 13% 2-year callable loan agreement in the amount of $100,000 which matured on November 30, 2007. As of December 6, 2007, the note was not paid; however, the lender has not declared the note in default. The interest on the loan was paid quarterly and the loan was callable by the lender if any interest payment was not paid within 15 days of being notified by the lender that the interest payment was late. Additional compensation included 2,800 shares of common stock valued at the closing price of our common stock at the date of the loan. We also paid Joseph Stevens, the placement agent, a cash commission of $6,500. Due to an anti-dilution clause in the loan agreement, we issued an additional 2,890 shares to the investor through December 4, 2007.

•

On December 16, 2005, we executed a $100,000 promissory note payable to Maj-Britt Rosenbaum. This 8% note was due January 31, 2006 and bore an interest rate of 8% per annum. Additional compensation included 600 common stock shares per month for each month the debt remained outstanding. On February 9, 2006, the husband of the note holder, Michael Rosenbaum, was elected to our Board. The placement agent, Joseph Stevens, was paid a cash commission of $6,500. On February 25, 2006, an additional $25,000 was advanced to us by Mrs. Rosenbaum for a total of $125,000. Subsequently, we agreed to extend the term of the note based on terms consistent with the Bridge Financing Agreement, dated May 5, 2006, which includes the issuance of 6,667 shares of common stock. The loan was not repaid at maturity and went into default. On April 23, 2007, we reached an agreement with Mrs. Rosenbaum to pay off the debt and the common stock granted for the entire term of the loan was increased to a total of 15,152 shares. We also agreed to use our best efforts to register the underlying shares with the SEC. The agreement contemplated liquidated damages in the form of additional shares of our common stock which we are required to register using our best efforts in the event the registration statement is not filed with SEC.

High Capital Funding, LLC and Related Financings

•

On May 5, 2006, we executed a Bridge Financing Agreement with High Capital Funding, LLC, the lead lender, in the amount of $501,000. The agreement included an issuance of an 8% Secured Promissory Note in the amount of $501,000 and the issuance of 26,667 shares of the common stock. Additional fees included placement agent compensation to Newbridge Securities Corporation, consisting of: (i) a cash fee in the amount of $50,000 and (ii) a 5-year warrant to purchase 2,667 shares of our common stock at an exercise price of $5.00 per share. A documentation fee of 1,334 shares of our common stock was issued to High Capital Funding, LLC. We agreed to use our best efforts to register the underlying shares with the SEC. The agreement contemplated liquidated damages in the form of additional shares of our common stock which we are required to register using our best efforts in the event the registration statement is not filed with SEC. The note was to mature upon the earlier of: the 80th day following the receipt by the escrow agent of the $501,000, July 14, 2006, or the 2nd business day following the closing of an aggregate of $1,000,000 of gross proceeds from a private placement. When the note was not repaid at maturity, the interest rate increased to 18% retroactive to the closing date and we issued 1,334 shares, as per the terms of the agreement.

•

In June 2006, we signed 6 8% promissory notes for $25,000 each. The notes were issued pursuant to the May 5, 2006 Bridge Financing Agreement through the lead investor, High Capital Funding, LLC. We received proceeds of $150,000. We paid Newbridge Securities Corporation, the placement agent compensation consisting of: (i) a 10% placement fee of $15,000, and (ii) one 5-year warrant to purchase 800 shares of our common stock at an exercise price of $20.00 per share. Each lender was issued 1,334 shares of common stock, or a total of 8,004 shares. The terms of the notes were the same as the May 5, 2006 Bridge Financing Agreement.

•

On July 6, 2006, we signed an 8% unsecured promissory note and Financing Agreement for $100,000 with Charlemagne Holdings, Inc. The terms were consistent with the May 5, 2006 Bridge Financing Agreement except that the note matured the earlier of: 80 days from the funding of the note or the 2nd day following the closing of an aggregate of $2,000,000 of gross proceeds from a private placement. The lender and we have agreed to extend the loan consistent with the Interim Bridge Financing Agreement dated August 21, 2006. Under this agreement, the lender was issued a total of 12,122 of our common stock shares. On April 25, 2007, the promissory note was converted to 2 Bridge units. We issued a $100,000 8% Subordinated Secured Convertible Bridge Note and 12,122 shares of common stock.

•

On August 21, 2006, we signed an Interim Bridge Financing Agreement with the lead investor, High Capital Funding, LLC, for a maximum of $1,000,000 to repay the original Bridge Financing Agreement, $501,000 (Tranche A) and the $150,000 additional bridge notes (Tranche B), and raise an additional $349,000 (Tranche C). The agreement carried an interest rate of 18% on the first $651,000, the amount owed on the existing promissory notes above, and 8% on amounts in excess of $651,000. As additional compensation, we issued (i) an additional 34,061 common stock shares to the original lender, High Capital Funding, LLC, (ii) 10,182 shares to the six Tranche B investors and (iii) 42,316 shares to Tranche C investors. In conjunction with this agreement, High Capital Funding, LLC granted us a $300,000 credit line. As a credit line fee, we issued 36,364 shares of common stock shares to High Capital. Additional fees included: (i) a placement agent fee to Newbridge Securities Corporation in the amount of $45,370 and (ii) one 5-year warrant to purchase 12,122 common stock shares at an exercise price of $5.00 per share. We also agreed to use our best efforts to register the underlying shares with the SEC. The agreement contemplated liquidated damages in the form of additional shares of our common stock which we are required to register using our best efforts in the event the registration statement is not filed with SEC.

•

On December 15, 2006, we and High Capital Funding, LLC, agreed to extend the credit line’s maturity date until January 15, 2007 and increase the credit line by $56,000. As compensation to the lender, we issued 6,788 shares of common stock. On January 12, 2007, we agreed to extend the credit line’s maturity date a second time to February 15, 2007, and increase the credit line by $95,000. In consideration for the changes in the credit line, we issued 11,516 shares of common stock to the lender. The shares were issued as restricted shares under the 1933 Act and were endorsed with a restrictive legend. The shares issued have the same registration rights as those issued under the original line of credit agreement.

Private Placements and Related Financings

•

On August 29, 2006, we commenced a private placement, through Newbridge Securities Corporation as the placement agent, of 60 units of our securities, or $3,000,000. Each unit consisted of a $50,000 8% Subordinated Secured Convertible Bridge Note (Debt) and 6,061 shares of common stock. The principal and interest on the Debt may be converted into certain future sale of our securities at a conversion price equal to 70% of the current offering price. We realized proceeds of $1,300,000 on the sale of 26 units and issued 157,588 shares in connection with this private placement through November 29, 2006, the closing date. We paid Newbridge Securities Corporation (i) a 10% placement fee in the amount of $130,000, (ii) a 3% non-accountable expense reimbursement in the amount of $39,000 and (iii) one 5-year warrant to purchase 15,758 shares of our common stock at an exercise price of $8.25 per share. We also agreed to use our best efforts to register the underlying shares with the SEC. The agreement contemplated liquidated damages in the form of additional shares of our common stock which we are required to register using our best efforts in the event the registration statement is not filed with SEC.

•

On December 18, 2006, we commenced a private placement, also through Newbridge Securities Corporation as the placement agent, of 50 units of our securities, or $2,500,000, with an over allotment of 10 units or $500,000. Each unit consisted of a $50,000 8% Subordinated Secured Convertible Bridge Note (Debt) and 6,061 shares of common stock. The principal and interest on the Debt may be converted into certain future sale of our securities at a conversion price equal to 70% of the current offering price. We realized proceeds of $3,000,000 on the sale of 60 units and issued 363,675 shares in connection with this private placement. We paid Newbridge Securities Corporation (i) a 10% placement fee in the amount of $300,000, (ii) a 3% non-accountable expense reimbursement in the amount of $90,000 and (iii) one 5-year warrant to purchase 36,364 shares of our common stock at an exercise price of $8.25 per share. We also agreed to use our best efforts to register the underlying shares with the SEC. The agreement contemplated liquidated damages in the form of additional shares of our common stock which we are required to register using our best efforts in the event the registration statement is not filed with SEC.

•

On December 26, 2006, a lender advanced us $50,000 in exchange for an 8% promissory note. We issued 400 shares of common stock as consideration for this loan. The lender had the option to be repaid or to convert this loan into a subsequent private placement. On March 30, 2007, the lender advanced us another $50,000. On April 25, 2007, the lender elected to convert both notes into Bridge units. We issued a $100,000 8% Subordinated Secured Convertible Bridge Note (Debt) and issued an additional 11,722 shares of common stock. We also agreed to use our best efforts to register the underlying shares with the SEC. The agreement contemplated liquidated damages in the form of additional shares of our common stock which we are required to register using our best efforts in the event the registration statement is not filed with SEC.

•

On December 28, 2006, Newbridge Securities Corporation loaned us $40,000. In exchange, we signed an 8% Promissory Note for $40,000 and issued 400 shares of common stock. The Note matured on the 30th day following receipt, or January 27, 2007. On February 14, 2007, we repaid this loan in full, including interest of $427.

•

On March 29, 2007, we commenced a private placement through Newbridge Securities Corporation as the placement agent to sell 20 units of our securities, or $1,000,000, with an over allotment option of $550,000 or 11 units. Each unit consisted of a $50,000 8% Subordinated Secured Convertible Bridge Note (Debt) and 6,061 shares of restricted common stock. The principal and interest on the Debt may be converted into certain number of our securities at a conversion price equal to 70% of the current offering price. We realized proceeds of $1,550,000 on the sale of 31 units and issued 187,894 shares in connection with this private placement. We paid Newbridge Securities Corporation (i) a 10% placement fee in the amount of $155,000, (ii) a 3% non-accountable expense reimbursement in the amount of $46,500 and (iii) one 5-year warrant to purchase 18,789 common stock shares at an exercise price of $8.25 per share. We also agreed to use our best efforts to register the underlying shares with the SEC The agreement contemplated liquidated damages in the form of additional shares of our common stock which we are required to register using our best efforts in the event the registration statement is not filed with SEC.

•

In compliance with our previous private placements, we have issued an aggregate of 92,323 shares to existing investors as a penalty for failure to register securities by the contractual registration deadlines.

•

Between November 1, 2004 and December 4, 2007, we issued a total of 51,510 shares of common stock to our employees and directors. During the same period, as partial compensation for the services performed, we also issued 37,228 shares of common stock to our consultants.

•

On September 27, 2005, we issued 8,000 shares of common stock in the acquisition of billing & collection software to an affiliated third-party vendor.

Item 27.

Exhibits.

The following Exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-B:

Exhibit

Number

Description

1.1

Form of Underwriting Agreement *

2.1

Exchange Agreement dated May 28, 2003 between Transform Pack International and Quantum HIPAA Consulting Group, Inc. (4)

2.3

Agreement and Plan of Exchange between The Quantum Group, Inc., Quantum Medical Technologies, Inc. and Noel J. Guillama, dated August 9, 2004 (2)

3.1(i)

Articles of Incorporation (6)

3.1(ii)

By-Laws (6)

4.1

Form of Warrant Agreement *

4.2

Form of Representative’s Warrant *

4.3

Form of Unit Certificate *

4.4

Form of Warrant Certificate – Class A *

4.5

Form of Warrant Certificate – Class B *

4.6

Form of Common Stock Certificate *

5.1

Opinion of Cozen O’Connor *

10.1

Form of the 8% Subordinated Secured Convertible Bridge Note dated August 29, 2006 (5)

10.2

Form of the 8% Subordinated Secured Convertible Bridge Note dated December 18, 2006 (5)

10.3

Form of the 8% Subordinated Secured Convertible Bridge Note dated March 29, 2007 (6)

10.4

Financing Agreement with High Capital Funding, LLC dated April 27, 2006 (5)

10.5

Financing Agreement with High Capital Funding, LLC dated August 21, 2006 (5)

10.6

Financing Agreement with High Capital Funding, LLC dated March 29, 2007 (5)

10.7

Secured Promissory Note issued to High Capital Funding, LLC dated April 27 2006 (5)

10.8

2003 Incentive Equity and Option Plan (1)**

10.9

Form of Subscription and Registration Rights Agreement dated August 29, 2006 (6)

10.10

Form of Subscription and Registration Rights Agreement dated December 18, 2006 (6)

10.11

Form of Subscription and Registration Rights Agreement dated March 29, 2007 (6)

10.12

Form of Security Agreement (5)

10.13

Form of Placement Agent Warrant (6)

10.14

Office Lease Agreement (5)

10.15

Placement Agent Agreement dated August 29, 2006 (5)

10.16

Placement Agent Agreement dated December 15, 2006 (5)

10.17

Placement Agent Agreement dated March 28, 2007 (5)

10.18

Executive Employment Agreement between the Company and Noel J. Guillama dated September 7, 2007 (3)**

10.19

Management Agreement with QMed Billing, Inc. (5)

10.20

Management Agreement with QMed Billing, Inc. (5)

10.21

Agreements with CarePlus (5)

10.22

Agreements with Staywell WellCare (5)

10.23

Agreements with Citrus global risk agreement (5)

10.24

Form Agreement with primary care physicians (5)

10.25

Form Agreement with specialists and ancillary service providers (5)

10.26

2007 Equity Incentive Plan (5)

10.27

Amendment to the Management Agreement with QMED Billing, Inc. dated October 1, 2007 (6)

10.28

Amendment to the Management Agreement with QMED Billing, Inc. dated October 1, 2007 (6)

10.29

Financing Agreement with High Capital Funding, LLC dated October 23, 2007 (6)

10.31

Promissory Note with Paulson Investment Company, Inc. dated December 4, 2007 *

21.1

List of Subsidiaries (5)

23.1

Consent of Daszkal Bolton LLP *

23.2

Consent of Cozen O’Connor (included in Exhibit 5.1) *

———————

*

Filed herewith.

**

Indicates a management contract or a compensatory plan or arrangement.

(1)

Incorporated by reference to the Company’s Information Statement (Schedule 14C) filed with the SEC on January 7, 2004.

(2)

Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 20, 2004.

(3)

Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on September 12, 2007.

(4)

Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on June 11, 2003.

(5)

Previously filed as part of Amendment No. 4 to this registration statement filed with the SEC on September 26, 2007.

(6)

Previously filed as part of Amendment No. 5 to this registration statement filed with the SEC on October 25, 2007.

Item 28.

Undertakings.

The undersigned registrant hereby undertakes that it will:

1.

File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

i.

Include any prospectus required by Section 10(a) (3) of the Securities Act;

ii.

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement.

iii.

Include any additional or changed material information on the plan of distribution.

2.

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

5.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the ‘‘Act’’) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as express in the Act and is, therefore, unenforceable.

6.

For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b) (1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

7.

For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment No. 7 to the registration statement to be signed on its behalf by the undersigned, in the city of Wellington, state of Florida, on December 6, 2007

THE QUANTUM GROUP, INC.

By:	/s/ Noel J. Guillama
Noel J. Guillama,
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, as amended, this report has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Noel J. Guillama	/s/ Donald B. Cohen
Noel J. Guillama, Director	Donald B. Cohen, Director
President and Chief Executive Officer (Principal Executive Officer)	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Date: December 6, 2007	Date: December 6, 2007

/s/ Mark Haggerty	/s/ Susan Darby Guillama
Mark Haggerty, Director	Susan Darby Guillama, Director
Date: December 6, 2007	Executive Vice President
Date: December 6, 2007

/s/ James D. Baker	/s/ Michael Rosenbaum
James D. Baker, Director	Michael Rosenbaum, Director
Date: December 6, 2007	Date: December 6, 2007

/s/ Alberto Del Valle	/s/ Lawrence B. Fisher
Alberto Del Valle, Director	Lawrence B. Fisher, Director
Date: December 6, 2007	Date: December 6, 2007

/s/ Jose de la Torre	/s/ Gregg M. Steinberg
Jose de la Torre, Director	Gregg M. Steinberg, Director
Date: December 6, 2007	Date: December 6, 2007